UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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ON Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of ON Semiconductor Corporation will be held at our principal offices located at 5005 East McDowell Road, Phoenix, Arizona 85008 on Wednesday, May 17, 2017 at 2:00 p.m., local time, for the following purposes:

1.

To elect nine Directors, each for a one-year term expiring at the annual meeting of Stockholders to be held in 2018 or until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation, or removal;

2.	To vote on an advisory (non-binding) resolution to approve executive compensation;

3.	To hold an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year;

5.

To approve an amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares and to effect certain other changes to such plan;

6.

To approve an amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000;

7.	To adopt and approve an amendment to the ON Semiconductor Corporation Certificate of Incorporation to eliminate certain restrictions on removal of directors;

8.

To adopt and approve an amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares; and

9.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on March 28, 2017, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the offices of ON Semiconductor Corporation, Law Department, 5005 East McDowell Road, Phoenix, Arizona 85008 between the hours of 8:30 a.m. and 5:00 p.m., local time, each weekday. Such list will also be available at the Annual Meeting. Directions for attending the Annual Meeting may be found on our website at www.onsemi.com.

Your vote is very important to us. Please vote as soon as possible by signing, dating and returning the proxy card in the enclosed postage-paid envelope or you may vote by internet, telephone or in person as described in the enclosed proxy statement.

Sincerely yours,

Keith D. Jackson

President and Chief Executive Officer

April [12], 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON MAY 17, 2017.

The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders and its Annual

Report to Stockholders for the fiscal year ended December 31, 2016 are available at

www.onsemi.com/annualdocs.

PAGE

PROXY STATEMENT	1

Record Date and Quorum	2

Required Vote	3

Revocation of Proxies	4

MANAGEMENT PROPOSALS	4

Proposal No. 1: Election of Directors	4

Proposal No. 2: Advisory Resolution to Approve Executive Compensation	12

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	13

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm	13

Audit and Related Fees	14

Proposal No. 5: Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares and effect certain other changes to such plan	15

Proposal No. 6: Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000	28

Share-Based Compensation Plan Information	33

Proposal No. 7: Amendment to the ON Semiconductor Corporation Certificate of Incorporation to eliminate certain restrictions on removal of directors	34

Proposal No. 8: Amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares	35

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	37

Committees of the Board	38

2016 Compensation of Directors	46

Majority Voting for Directors	48

Other Board Matters	49

Corporate Governance Principles	50

Code of Business Conduct	54

Compliance and Ethics Program	55

i

(continued)

ii

(continued)

iii

ON SEMICONDUCTOR CORPORATION

5005 East McDowell Road

Phoenix, Arizona 85008

PROXY STATEMENT

This statement and the accompanying notice and proxy card are furnished in connection with the solicitation by the Board of Directors (“Board”) of ON Semiconductor Corporation (“we,” “ON Semiconductor,” or the “Company”) of proxies to be used at our annual meeting of stockholders to be held on Wednesday, May 17, 2017 at 2:00 p.m., local time, at our principal offices located at 5005 East McDowell Road, Phoenix, Arizona 85008 and at any adjournment or postponement thereof (“Annual Meeting”). This statement and the accompanying notice and proxy card are first being mailed to stockholders on or about April [12], 2017.

Whether or not you plan to attend the Annual Meeting, the Board encourages you to vote your shares as more fully described in the proxy card and below.

If you are the “record holder” of your shares, meaning that you hold the shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

•	Vote by internet. The website address for internet voting is on your proxy card. Internet voting is available 24 hours a day.

•	Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day.

•	Vote by mail. Mark, date, sign, and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

•	Vote in person. You may vote in person if you or your validly designated proxy attends the Annual Meeting.

If the shares you own are held in “street name” by a bank or brokerage firm, the bank or brokerage firm, as the record owner, will vote your shares according to your instructions. You will need to follow the directions your bank or brokerage firm provides you.

All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted according to the Board’s recommendations below:

	Proposal	Board Recommendation
1.

Election of nine Directors, each for a one-year term expiring at the annual meeting of the Company’s stockholders to be held in 2018 or until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation, or removal

FOR
2.	Advisory (non-binding) resolution to approve executive compensation	FOR

3.	Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation	1 YEAR
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year	FOR
5.

Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares and effect certain other changes to such plan.

FOR
6.	Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000.	FOR
7.	Amendment to the Company’s Certificate of Incorporation to eliminate certain restrictions on removal of directors.	FOR
8.	Amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares.	FOR

We are not aware of any other matters that will be brought before the stockholders for a vote. If other matters properly come before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the discretion of the appointed proxies.

Record Date and Quorum

The Board has fixed the close of business on March 28, 2017 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were [XX] shares of our common stock outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present for the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters. As discussed in more detail below, we believe the following proposals will be considered non-routine and, therefore, your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 1 (Election of Directors), Proposal No. 2 (Advisory Resolution to Approve Executive Compensation), Proposal No. 3 (Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation), Proposal No. 5 (Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares) and effect certain other changes to such plan, Proposal No. 6 (Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000), Proposal No. 7 (Amendment to the ON Semiconductor Corporation Certificate of Incorporation to eliminate certain restrictions on removal of directors), and Proposal No. 8 (Amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares). Broker non-votes will not be counted as either votes cast for or against a matter, but will be counted for purposes of determining a quorum for the meeting.

Required Vote

Each Director standing for election at the Annual Meeting in Proposal No. 1 must be elected by a majority of the votes cast with respect to that Director’s election, meaning that the number of votes cast “for” the Director-nominee must exceed the number of votes cast “against” that Director-nominee. See “The Board of Directors and Corporate Governance — Majority Voting for Directors” below in this proxy statement. Abstentions and broker non-votes, as applicable, are not treated as votes cast and, therefore, will have no effect on Proposal No. 1. Any incumbent Director-nominee who is not elected by majority vote shall promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee, or such other Board committee designated by the Board, will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In such a situation, the Board will act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision and, if the resignation is rejected, the rationale behind its decision, within 90 days from the date of the certification of the election results.

The affirmative vote of a majority of the votes duly cast on that item at the Annual Meeting is required to approve Proposal No. 2 (Advisory Resolution to Approve Executive Compensation), Proposal No. 3 (Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation), Proposal No. 4 (Ratification of Appointment of Independent Registered Public Accounting Firm), Proposal No. 5 (Amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares) and effect certain other changes to such plan, and Proposal No. 6 (Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000). Abstentions and broker non-votes, as applicable, are not treated as votes cast and, therefore, will have no effect on Proposal Nos. 2, 3, 4, 5, and 6.

The affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote in the election of Directors at the Annual Meeting is required to adopt and approve Proposal No. 7 (Amendment to the Company’s Certificate of Incorporation to eliminate certain restrictions on removal of directors). The affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote is required to adopt and approve Proposal No. 8 (Amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares). In determining whether Proposal No. 7 and

Proposal No. 8 have received the requisite number of votes, abstentions and broker non-votes will have the same effect as votes against Proposal Nos. 7 and 8.

Your broker is NOT able to vote on your behalf in any director election without specific voting instructions from you. In addition, your broker is not able to vote on your behalf on Proposal Nos. 2, 3, 5, 6, 7, and 8. Accordingly, we encourage you to vote your shares on all Proposals, either by returning your proxy by internet, mail or telephone so that your shares will be voted at the meeting if you cannot attend in person.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by submitting to our Secretary a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

MANAGEMENT PROPOSALS

Proposal No. 1: Election of Directors

At our annual meeting held in 2014, our shareholders approved an amendment to our Certificate of Incorporation to declassify the Board of Directors. Pursuant to that amendment, Class III Directors were elected in 2014 for a three-year term expiring in 2017, Class I Directors were elected in 2015 for a two-year term expiring in 2017, and Class II Directors were elected in 2016 for a one-year term expiring in 2017. As of the Annual Meeting, we will have a declassified Board, which means that each Director now stands for election annually. Once elected, Directors hold office until their successors are duly elected and qualified, or until the earlier of their death, resignation, or removal.

Each Director will be elected at the Annual Meeting to serve for a term expiring at the annual meeting in the year 2018. Each of the nominees has agreed to serve as a Director if elected by the stockholders.

The Board has determined that a majority of our Board is independent according to the applicable rules of the Securities and Exchange Commission (“Commission”) and the listing standards of the NASDAQ Global Select Market (“NASDAQ”), including each of the following current Directors and nominees: Atsushi Abe, Alan Campbell, Curtis J. Crawford, Gilles Delfassy, Emmanuel T. Hernandez, Paul A. Mascarenas, J. Daniel McCranie, Daryl A. Ostrander, and Teresa M. Ressel. Mr. McCranie has given notice that he will not stand for re-election at the Annual Meeting.

Transactions and Relationships Considered in Independence Determinations. Consistent with NASDAQ listing standards, in making its independence determinations, the Board considered transactions occurring since the beginning of 2014 between the Company and entities associated with the independent Directors or members of their immediate family. The Board determined that no “categorical” bars to independence under NASDAQ listing standards applied to any of the non-employee Directors. In making its determination that no relationships exist that, in the opinion of the Board, would impair the Director’s independence, the Board considered the following transactions, relationships, or arrangements: (i) the transactions, relationships, or arrangements under the headings “Relationships and Related Transactions — Related Party Transactions” and “Management Proposals — Proposal 1: Election of Directors” included in our annual meeting proxy statements filed with the Commission on April 13, 2016 and April 10, 2015; and (ii) the associations certain of our non-employee Directors have with other companies, including other companies in the semiconductor industry, as disclosed in their biographies and discussed further below.

Under Commission rules for “related party transactions,” in situations where the Company non-employee Director’s interest was only related to his or her service as a director of the other company, an indirect material interest does not exist for such Director. In each other transaction where a determination was required, the Company non-employee Director was determined not to have a direct or indirect material interest that would be deemed a “related party transaction” under Commission rules. Such determination included a consideration of any equity (or derivative rights) owned by the Company’s non-employee Director in such other company.

In making independence determinations, the Board considered a category of transactions occurring since 2014 which involved the Company doing business with organizations in our industry that have a Company non-employee Director serving in a board or management position. In each applicable instance, the amounts paid to and received from each company (and ON Semiconductor) were significantly below the “categorical” bar to independence set forth in NASDAQ listing standards, which uses a threshold of 5% of consolidated revenues of such entity. Each of the below commercial relationships were in the ordinary course of business for ON Semiconductor and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers. In particular, the Board considered the following transactions and relationships with respect to the independence of certain non-employee Directors:

•

With respect to the independence of Mr. McCranie, the Board considered that Mr. McCranie was a director of Cypress Semiconductor Corporation (“Cypress Semiconductor”) until its annual meeting in 2014 and that in January 2014, Mr. McCranie became the Executive Vice President, Marketing and Sales of Cypress Semiconductor until his resignation from that position effective in April 2015, and evaluated sales to and purchases from Cypress Semiconductor. Such purchases generally consist of manufacturing spares and wafers and manufacturing support services.

•

Additionally, with respect to the independence of Mr. McCranie and Mr. Campbell, the Board considered the sales of wafer, die, and engineering services and samples to Freescale Semiconductor, Inc. (“Freescale Semiconductor”) and certain of its subsidiaries. Mr. McCranie was a director of Freescale Semiconductor from 2011 to 2014, and Mr. Campbell was the Chief Financial Officer of Freescale Semiconductor until June 2014.

•

Each of Mr. McCranie and Mr. Mascarenas is a director of Mentor Graphics Corporation (“Mentor Graphics”), and the Board considered purchases from Mentor Graphics in evaluating their independence. The Company purchases engineering design and manufacturing and other support services and supplies from Mentor Graphics.

•

In evaluating the independence of Mr. Abe, the Board considered purchases from and sales to Fujitsu Limited. Mr. Abe joined the board of directors of Fujitsu Limited in June 2015. Sales to Fujitsu Limited consisted generally of component semiconductor devices used in electronic product assembly, and purchases consisted of foundry services and capital expenditures in the form of equipment to enable qualification of several technologies.

•

With respect to the independence of Dr. Crawford, the Board considered transactions with certain companies on whose boards he has served as a director, including purchases of manufacturing chemicals from E.I. du Pont de Nemours and Company, on whose board of directors Dr. Crawford served until his resignation in February 2015, and purchases of manufacturing spares and facilities construction work from Xylem, Inc., on whose board of directors Dr. Crawford currently serves. The Board also considered the use of certain services of XCEO, Inc. (“XCEO”). Dr. Crawford is the founder and Chief Executive Officer of XCEO.

•

With respect to the independence of Mr. Hernandez, the Board considered that Mr. Hernandez joined the Board of Directors of SunEdison, Inc., formerly known as MEMC Electronic Materials, Inc. (“SunEdison”), in May 2009 and became chairman of the Board in January of 2013. The Company purchases silicon wafers, engineering services, wafer testing, and indirect precious gold metals from SunEdison.

•

In evaluating the independence of Dr. Ostrander, the Board considered an intellectual property licensing and buy/sell arrangement with RF Micron, Inc. (“RF Micron”), on whose board of directors Dr. Ostrander serves.

•

In evaluating the independence of Ms. Ressel, the Board considered that Ms. Ressel has been elected to serve as independent trustee to the Invesco Ltd. (“Invesco”) mutual fund complex (“Invesco Mutual Fund Complex”), comprised of 31 Delaware statutory trusts and 145 individual mutual funds and advised by Invesco Advisers, Inc., a wholly-owned subsidiary of Invesco, an independent investment management company with more than $800 billion in assets under management. The Board also considered that Invesco is the parent company of 44 investment funds that are lenders under the Term Loan “B” credit facility governed by the Company’s existing credit agreement and that two of the investment companies in the Invesco Mutual Fund Complex manage or are advised by certain investment funds that collectively own approximately 4% of the Company’s common stock.

•

In evaluating the independence of Mr. Delfassy, the Board considered that Mr. Delfassy served as a member of the board of directors of Imagination Technologies Group plc, a British-based technology research and development company, until March 24, 2017. The Company made minor sales to Imagination Technologies Group plc in 2016 for kit-parts.

Unless you withhold your vote or indicate otherwise on your proxy card, and except in a case of a broker non-vote, proxies will be voted FOR the election of the nominees. The Board has no reason to believe that any of the following nominees will be unable to serve. If, however, any one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

Set forth below is information concerning our nominees and other Directors, including their business experience and public company directorships for the past five years. In each biography below, we describe certain of the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a Director of the Company as of the date of this proxy statement. In addition to the specific qualifications described below, we believe that each Director has the business acumen and sound judgment that we believe are required for the proper functioning of our Board and the integrity, honesty, and adherence to high ethical standards necessary to set the “tone at the top” for our Company. Most of our Directors also have significant other public company board experience that broadens their knowledge of board processes, issues, and solutions.

In Proposal No. 1, you are asked to vote for each of the nominees for Director listed below.

Atsushi Abe, 63. Mr. Abe has served as a Director of ON Semiconductor Corporation since February 2011. From December 2009 to the present, Mr. Abe has served as the managing partner of Sangyo Sosei Advisory, Inc., a technology, media, and telecommunication industry-focused mergers and acquisitions advisory firm. From June 2015 to the present, Mr. Abe has served as a director of Fujitsu Limited. From August 2004 to March 2009, he served as a partner at Unitas Capital (formerly CCMP Capital Asia and JP Morgan Partners Asia) and was responsible for investments in Japan and in technology companies generally. From August 1998 until July 2004, Mr. Abe worked for Deutsche Bank Group in San Francisco and in Tokyo as a managing director and held leadership positions including head of Global Corporate Finance in Japan, head of Global Semiconductor Investment Banking and head of TMT Investment Banking in Asia. From December 1992 through July 1998, Mr. Abe worked as a managing director for Alex Brown & Sons, Inc. in San Francisco and Tokyo, which was subsequently acquired by Deutsche Bank Group. Prior to joining Alex Brown & Sons, Inc., Mr. Abe spent over 14 years at Mitsui & Co., Ltd., where he held various management positions in the Industrial Electronics Division and Principal Investment Unit. Mr. Abe served on the board of Edwards Group Limited, a UK based vacuum technology company, from May 2007 through October 2009.

Mr. Abe has extensive experience in the investment banking and private equity industry, particularly in the area of technology. Mr. Abe’s experience in mergers and acquisitions as well as in capital markets transactions provides valuable knowledge and perspective in financial transactions and negotiations. In addition, his familiarity with technology companies and businesses throughout Asia, including Japan, offers the Board unique insight.

Alan Campbell, 59. Mr. Campbell has served as a Director of ON Semiconductor Corporation since August 2015. On January 11, 2017, he was selected to succeed Mr. McCranie as Chair of the Board, effective at the regular Board meeting to be held in connection with the Annual Meeting. From May 2004 to June 2014, Mr. Campbell served as the Chief Financial Officer of Freescale Semiconductor. Prior to May 2004, Mr. Campbell served as Senior Vice President and Director of Finance of the Semiconductor Product Sector (SPS) division of Motorola, Inc. from

February 2000 to May 2004. Mr. Campbell currently serves on the board of directors and chairs the audit committee of Dialog Semiconductor plc.

Mr. Campbell has extensive experience in the semiconductor industry. In addition, through his experience as chief financial officer of a publicly held semiconductor company, Mr. Campbell has significant management experience and relevant knowledge of financial statement preparation and regulatory compliance.

Curtis J. Crawford, Ph.D., 69. Dr. Crawford has served as a Director of ON Semiconductor Corporation since September 1999. Dr. Crawford served as ON Semiconductor’s Chairman of the Board from September 1999 until his resignation from that position in April 2002. Dr. Crawford is Founder, President and Chief Executive Officer of XCEO, a research, development and consulting firm specializing in leadership, mentoring and support for executives and companies. Prior to founding XCEO, he was the President and Chief Executive Officer of Onix Microsystems, Inc., a developer and manufacturer of optically transparent switches for communication networks, from February 2002 to April 2003. From 1999 to March 2001, he was Chairman, and from 1998 to March 2001, he was President and Chief Executive Officer of Zilog, Inc., a semiconductor design, manufacturing and marketing company. From 1997 to 1998, Dr. Crawford was Group President of the Microelectronics Group and President of the Intellectual Property division of Lucent Technologies. From 1995 to 1997, he was President of the Microelectronics Group. From 1993 to 1995, Dr. Crawford was President of AT&T Microelectronics, a business unit of AT&T Corporation. From 1991 to 1993, he held the position of Vice President and Co-Chief Executive Officer of AT&T Microelectronics. From 1988 to 1991, he held the position of Vice President, Sales, Service and Support for AT&T Computer Systems. Prior to 1988, he served in various sales, marketing, and executive management positions at various divisions of IBM.

Dr. Crawford currently serves as a member of the board of directors of Xylem, Inc. and The Chemours Co. From 1998 to 2015, Dr. Crawford served on the board of directors of E.I. du Pont de Nemours and Company. In the past five years, Dr. Crawford has also served on the board of directors for ITT Corp. Dr. Crawford is the author of three books on leadership and corporate governance.

In 2016, Dr. Crawford was named to Savoy Magazine’s Power 300 list of the 2016 Most Influential Black Corporate Directors. In 2011, Dr. Crawford was awarded the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (“NACD”) for his contribution to corporate governance and for having made a meaningful impact in the boardroom.

Dr. Crawford is a long-time member of the Board with the resulting in-depth knowledge of the Company’s strengths and issues. He has extensive experience in the semiconductor industry. He not only has management and technology experience, including as a chief executive officer of a publicly held semiconductor company, but offers us his extensive knowledge of leadership and corporate governance.

Gilles Delfassy, 61. Mr. Delfassy has served as a Director of ON Semiconductor Corporation since August 2015. At Texas Instruments Incorporated (“TI”), Mr. Delfassy served as Senior

Vice President & Executive Officer, General Manager from 2000 to 2007, leading the company’s worldwide wireless communications business and growing it to the number one position in the global market. Prior to founding and leading TI’s Wireless Terminals Business, Mr. Delfassy served as TI’s European Digital Signal Processing (“DSP”) Department Manager and in various other capacities from 1978 to 2000. In this position, he played a primary role in the definition and significant growth of TI’s worldwide DSP strategy. Previously, Mr. Delfassy was TI’s European Automotive and Microcontrollers Business Unit Manager, during which time he built a profitable business that was ultimately worth several hundred million dollars. He served as a director of Imagination Technologies Group plc from 2012 until March 24, 2017.

Mr. Delfassy has extensive experience in the semiconductor industry, with particular experience in the wireless industry, automotive, and microcontrollers, and he brings to service on our Board the benefit of long management experience in a publicly held semiconductor company. His strategic insight and knowledge of the practical application of semiconductors, in addition to his expertise with new business development, manufacturing, and marketing, offers the Board an important and different viewpoint.

Emmanuel T. Hernandez, 61. Mr. Hernandez has served as a Director of ON Semiconductor Corporation since November 2002. From April 2005 to November 2008, Mr. Hernandez served as the Chief Financial Officer of SunPower Corporation. He retired as Chief Financial Officer of SunPower Corporation in November 2008 but continued in a transition role at SunPower Corporation until January 2009. Prior to April 2005, Mr. Hernandez served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress Semiconductor, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. Mr. Hernandez currently serves on the board of directors of EnStorage, Inc., a private company that develops flow battery/storage technology for the renewable energy industry, and is chairman of the board of directors of SunEdison. In addition, in the past five years, Mr. Hernandez has served on the board of directors of Aruba Networks, Inc., which was acquired by Hewlett-Packard in May of 2015, Integration Associates and Soraa, Inc., a private company that is developing LED and laser technology. From May 2010 to January 2013, Mr. Hernandez also served as an operating partner at Khosla Ventures.

Mr. Hernandez has extensive experience in the semiconductor industry. In addition, through his experience as chief financial officer of both a publicly held semiconductor company and a publicly held solar company, Mr. Hernandez has significant management experience and relevant knowledge of financial statement preparation and regulatory compliance. As a longtime member of our Board, Mr. Hernandez has gained a deep understanding of the Company’s strengths and issues.

Keith D. Jackson, 61. Mr. Jackson was elected as a Director and appointed as President and Chief Executive Officer (“CEO”) of ON Semiconductor Corporation in November 2002. Mr. Jackson has over 30 years of semiconductor industry experience. Before joining ON Semiconductor, he was with Fairchild Semiconductor Corporation, serving as Executive Vice President and General Manager, Analog, Mixed Signal, and Configurable Products Groups, beginning in 1998, and, more recently, was head of its Integrated Circuits Group. As described below, the Company acquired Fairchild Semiconductor International, Inc. (“Fairchild”), the

parent of Fairchild Semiconductor Corporation, in September 2016. From 1996 to 1998, he served as President and a member of the board of directors of Tritech Microelectronics in Singapore, a manufacturer of analog and mixed signal products. From 1986 to 1996, Mr. Jackson worked for National Semiconductor Corporation, most recently as Vice President and General Manager of the Analog and Mixed Signal division. He also held various positions at TI, including engineering and management positions, from 1973 to 1986. Mr. Jackson joined the board of directors of Veeco Instruments Inc. in February 2012 and has served on the board of directors of the Semiconductor Industry Association since 2008. In February 2014, Mr. Jackson became an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors and corporate governance professionals.

Mr. Jackson is our CEO and, as such, offers the Board his extensive experience in the semiconductor industry and intimate and detailed understanding of the day-to-day workings of our Company and the issues that it faces.

Paul A. Mascarenas, 55. Paul A. Mascarenas has served as a Director of ON Semiconductor Corporation since November 2014. Mr. Mascarenas served as the Chief Technical Officer and Vice President of Research & Advanced Engineering at Ford Motor Co. (“Ford”) from January 2011 to September 2014, where he oversaw Ford’s worldwide research organization as well as the development and implementation of the company’s technology strategy and plans. From January 2007 to December 2010, Mr. Mascarenas served as Ford’s Vice President of Engineering, and from November 2005 to December 2007, he served as Vice President of North American Vehicle Programs. From 1982 to 2005, Mr. Mascarenas held various development and engineering positions at Ford both in the U.S. and Europe. Mr. Mascarenas holds a mechanical engineering degree from the University of London, King’s College in England as well as an honorary doctorate degree from Chongqing University in China. He served as the President of FISITA, The International Federation of Automotive Engineering Societies, from 2014 to 2016, and continues to serve as a board member of FISITA. He is also a special venture partner with Fontinalis Partners, a venture capital firm. In 2015, he was appointed an Officer of the Order of the British Empire by Her Majesty Queen Elizabeth II for his services in the automotive industry. Mr. Mascarenas was elected to the board of directors of Mentor Graphics in March 2015 and to the board of directors of United States Steel Corporation effective in March 2016.

Mr. Mascarenas has extensive experience in technical strategy, planning, and research and development in the automotive industry from his leadership and strategic planning roles at Ford, which offers the Board an expert view with respect to our own automotive products.

Daryl A. Ostrander, Ph.D., 68. Dr. Ostrander has served as a Director of ON Semiconductor Corporation since February 2009. Dr. Ostrander has over 40 years of experience in the semiconductor industry with expertise in semiconductor manufacturing, semiconductor technology, and production implementation of new products. From 1981 to 2008, Dr. Ostrander was the Senior Vice President, Manufacturing and Technology for Advanced Micro Devices, Inc., a global provider of microprocessor solutions for the computing, communications and consumer electronic markets. From 2008 to 2014, Dr. Ostrander operated his own enterprise, Ostrander Holdings, LLC, which engaged in various consulting and business investment opportunities. In February 2010, Dr. Ostrander became a director of RF Micron, a private company focused on the development of next generation Radio Frequency Identifier (RFID) microchips for itemized tracking and sensor applications. In June 2012, Dr. Ostrander became a director of Caddie Central, LLC, a company that provides caddie tournament management and software services for resorts and golf tournaments. Dr. Ostrander has also participated on the Advisory Board for Correlated Magnetics, LLC from February 2011 through February 2014.

Dr. Ostrander has extensive experience in the semiconductor industry. In addition to his management experience in a publicly held semiconductor company and his entrepreneurial experience, his focus on advanced manufacturing processes offers the Board a different viewpoint.

Teresa M. Ressel, 54. Ms. Ressel has served as a Director of the Company since March 2012. Ms. Ressel has extensive experience across financial services, audit, and the global regulatory environment and investment banking/finance as well as significant international experience. Previously from 2012 until early 2016, Ms. Ressel served on the management team of Olayan Americas based in New York. From 2004 until 2012, Ms. Ressel served in various capacities as Chief Executive Officer of UBS Securities LLC and previously Chief Operating Officer of UBS Investment Bank, covering a broad array of banking and regulatory functions across the Americas region. From 2001 until 2004, Ms. Ressel served at the U.S. Department of the Treasury. She was confirmed by the United States Senate as Assistant Secretary for Management and Budget for the U.S. Treasury and was designated by Presidential Directive as the Chief Financial Officer of the department, where she served in both capacities. Prior to the U.S. Treasury, Ms. Ressel held senior positions covering an array of risk management, compliance and regulatory management, program management, and corporate audit across Kaiser Permanente and Hewlett Packard.

In November 2014, Ms. Ressel joined the board of directors of Atlantic Power Corporation, which owns and operates power generation assets in the United States and Canada. In March 2017, Ms. Ressel was elected as independent trustee to the Invesco Mutual Fund Complex, which is comprised of 31 Delaware statutory trusts and 145 individual mutual funds.

Ms. Ressel has extensive experience in the financial industry, as well as senior executive experience covering relevant knowledge of financial statement preparation and regulatory compliance in public, private, and governmental sectors. In addition, she has a strong knowledge of end-user market affiliations, which includes an understanding of the end-user customer as well as original equipment manufacturers and distributors.

Required Vote. To be elected, each of the Director-nominees must receive the affirmative vote of the majority of votes cast, meaning that the number of votes cast “for” a Director-nominee must exceed the number of votes cast “against” that Director-nominee. See “The Board of Directors and Corporate Governance — Majority Voting for Directors” below in this proxy statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors.

The Board of Directors recommends a vote “for” election of each of the Director-nominees in Proposal No. 1.

Proposal No. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking for stockholder approval of the compensation of our Named Executive Officers (described below under “Compensation Discussion and Analysis — Overview”). The Board of Directors recommends that our stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of ON Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s Named Executive Officers identified in the Summary Compensation Table included in this proxy statement as such compensation is described pursuant to Item 402 of Regulation S-K in this proxy statement (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and accompanying footnotes and narratives under the heading “Compensation of Executive Officers” in this proxy statement).

The principal objective of our compensation programs is to attract, retain and motivate highly talented individuals who will deliver competitive financial returns to our stockholders and accomplish our short-term and long-term plans and goals. The Company seeks to accomplish this goal by rewarding performance, both individual and corporate, in a way that is aligned with the Company’s and stockholders’ short and long-term interests. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our Named Executive Officers is performance-based and dependent upon the Company’s achievement of specified financial goals. The Company believes that its executive compensation program satisfies the Company’s objectives. We describe our compensation policies and programs in more detail below in this proxy statement, including in the Compensation Discussion and Analysis (“CD&A”).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and will consider whether any actions are necessary to address those concerns.

The Board has previously adopted a policy providing for an annual advisory vote to approve executive compensation. In Proposal No. 3, the stockholders are being asked to vote, on an advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. In that proposal, the Board is recommending that we continue to have an annual vote on such executive compensation. Unless, after considering the stockholder vote on Proposal No. 3, the Board modifies its current policy, the next advisory vote will be at the 2018 annual meeting of stockholders.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on this proposal.

The Board of Directors recommends a vote “for” the advisory (non-binding) resolution to approve executive compensation in Proposal No.  2.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

As described in Proposal No. 2 above, the Company’s stockholders are being asked to approve, on an advisory basis, the Company’s executive compensation program for its Named Executive Officers. Section 14A of the Exchange Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Consistent with this belief and the previously expressed preference of our stockholders, we have held a vote on executive compensation annually since 2011.

Required Vote. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Abstentions and broker non-votes will have no effect on this proposal. Although the advisory vote is non-binding, we will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

The Board recommends that stockholders select “one year” on Proposal No.  3 recommending the frequency of future advisory votes on executive compensation.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm (i) to audit our consolidated financial statements for the year ending December 31, 2017 and (ii) to render other services as required of them, including to report on the effectiveness of our internal control over financial reporting as of December 31, 2017, and is seeking ratification by the stockholders of this appointment.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. If present, the representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions by stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditors.

If the stockholders fail to ratify the election, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions are not treated as votes cast and, therefore, will have no effect on this proposal.

The Audit Committee and the Board of Directors recommend a vote “for” approval of Proposal No. 4.

Audit and Related Fees

The Audit Committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers, our independent registered public accounting firm, as well as the fees charged by PricewaterhouseCoopers for such services. In its review of non-audit services and fees and its appointment of PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

Fees Billed by PricewaterhouseCoopers. The table below sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers for 2016 and 2015.

	2016	2015
Fee Type	(in millions)	(in millions)
Audit Fees (1)	$8.1	$5.0
Audit-Related Fees	$0.0	$0.0
Tax Fees (2)	$1.2	$0.3
All Other Fees	$0.0	$0.0

Total Fees	$9.3	$5.3

(1)

Includes fees billed or expected to be billed for each of 2016 and 2015 for professional services rendered in connection with the audit of our consolidated financial statements, limited reviews of our interim consolidated financial information, audits of the financial statements of certain of our subsidiaries and joint ventures, and assistance with securities offerings, including the review of related documents, preparation of comfort letters, and issuance of consents.

(2)

Includes fees billed for each of 2016 and 2015 for professional services rendered in connection with the preparation of our federal and state income tax returns as well as the income tax returns of certain of our subsidiaries worldwide, tax planning, tax advice, assistance with mergers and acquisitions, consultations relating to transfer pricing, and expatriate tax preparation and consultation fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services. Under the Audit Committee charter, the Audit Committee must pre-approve all audit services and permitted non-auditing services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services prescribed in the federal securities laws and regulations which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members of the Audit Committee authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the full Audit Committee at its next scheduled meeting. During 2016 and 2015, all audit and permissible non-audit services were pre-approved by the Audit Committee pursuant to its charter.

The Audit Committee has determined that the provision of services described above is compatible with maintaining PricewaterhouseCoopers’ independence.

Proposal No. 5: Amendment to the ON Semiconductor Corporation Amended and

Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares and effect certain other changes to such plan

General Information

The Board adopted the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Amended and Restated Plan”) on March 23, 2010. The Amended and Restated Plan was approved by the Company’s stockholders at the 2010 annual meeting held on May 18, 2010. The Amended and Restated Plan was amended at the 2012 annual meeting held on May 15, 2012 to increase the number of shares available for grant by 33,000,000 shares. The Amended and Restated Plan was subsequently amended at the 2015 annual meeting held on May 20, 2015 to impose a 40,000 share limit on the maximum number of shares that may be granted to any one participant that is a “non-employee director” in any one calendar year and to make certain changes to the list of performance criteria set forth in Section 2.1(bb) of the Amended and Restated Plan.

On March 22, 2017, the Board adopted, subject to stockholder approval, the Third Amendment to the Amended and Restated Plan (the “Third Amendment”). Among other things, the Third Amendment increases the number of shares of common stock authorized for issuance under the Amended and Restated Plan by 27,900,000 shares. The Board believes that the Company’s success is due to its talented workforce and that its future success depends on the Company’s continued ability to attract and retain talented people. The ability to grant equity awards is a critical tool in the Company’s efforts to achieve this objective.

As of March 23, 2017, the total number of shares remaining available for issuance under the Amended and Restated Plan was 14,027,321, which number consists of the 26,100,000 shares approved by the Company’s stockholders at the 2010 annual meeting, plus 6,186,396 shares which were previously subject to awards granted under the ON Semiconductor Corporation 2000 Stock Incentive Plan (“2000 SIP”) that became available for grant after February 17, 2010 and were added to the share pool pursuant to Sections 5.1 and 5.2 of the Amended and Restated Plan, plus the additional 33,000,000 shares approved by the Company’s stockholders at the 2012 annual meeting, less 18,303,163 shares subject to outstanding awards made under the Amended and Restated Plan since March 23, 2010 that have not terminated, expired, lapsed, or been paid in cash as of March 23, 2017, less 32,955,912 shares issued in connection with option exercises or vesting of full value awards (restricted stock units (“RSUs”), restricted stock, performance shares, performance share units, and stock grant awards) to March 23, 2017. Consistent with the Amended and Restated Plan, the preceding share numbers reflect a fungible design ratio of 1:1.58, whereby the share pool is charged 1.58 shares for each share subject to a full value award issued under the Amended and Restated Plan (the “Fungible Design”).

On September 19, 2016, the Company completed its acquisition of Fairchild. The number of employees eligible for awards under the Amended and Restated Plan has increased by approximately 5,600 employees as a result of the Fairchild acquisition. This workforce increase is expected to result in an accelerated use of shares available for issuance under the Amended and Restated Plan.

Based on estimated usage, the Compensation Committee anticipates depleting the 14,027,321 shares available for issuance under the Amended and Restated Plan as of March 23, 2017 by the end of fiscal 2018. In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire, and retain the talent required to successfully execute our business plans, our Board believes that the additional 27,900,000 shares requested in the Third Amendment will provide the Compensation Committee with sufficient shares for our equity compensation program for approximately four years, depending on various factors.

While adding 27,900,000 shares to the Amended and Restated Plan will increase the potential dilution to our current stockholders, our Board of Directors believes that our equity compensation plan is well-managed. As shown in the following table, the Company’s three-year adjusted average annual burn rate as of December 31, 2016 is 2.73%, well below the Institutional Shareholder Services (“ISS”) “burn rate benchmark” for our industry, and the Company’s three-year unadjusted average annual burn rate as of December 31, 2016 is 1.19%. Shares are stated in millions, rounded to conform with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, where applicable.

Year	Options Granted	Stock Grant Awards & RSUs Granted	PBRSUs Earned (1)	Unadjusted Total ((d) = (a) + (b) + (c))	Adjusted Total (2)	Weighted Average Number of Common Shares Outstanding (3)	Unadjusted Burn Rate = Unadjusted Total / Common Shares Outstanding	Adjusted Burn Rate = Adjusted Total / Common Shares Outstanding (2)
	(a)	(b)	(c)	(d)
2016 (4)	0	4.4	1.4	5.7	11.4	415.2	1.53%	3.45%
2015 (5)	0	2.8	1.0	3.9	7.8	421.2	0.94%	2.29%
2014 (6)	0	3.4	0.9	4.3	8.6	439.5	1.11%	2.46%
3 year average							1.19%	2.73%

(1)

Performance metrics for the performance-based restricted stock units (“PBRSUs”) are described in this proxy statement under the heading “Compensation of Executive Officers — 2016, 2015, and 2014 Awards of Equity.”

(2)

Adjusted total includes column (d) as adjusted to reflect that ISS considers full-value awards to be more valuable than stock options. The adjustment is made based on the Company’s annual stock price volatility, such that 1 full value award will count as 2.0 option shares.

(3)	Rounded to the nearest $0.1 million as disclosed in the Company’s Annual Report on Form 10-K for each of 2016, 2015, and 2014.

(4)

During 2016, (i) 4,376,273 million RSUs were granted and (ii) 1,359,682 million PBRSUs vested and the underlying common stock was issued. PBRSUs granted during 2016 totaling 1,975,632 million are not included here.

(5)

During 2015, (i) 2,822,706 million RSUs were granted and (ii) 1,027,897 million PBRSUs vested and the underlying common stock was issued. PBRSUs granted during 2015 totaling 1,120,573 million are not included here.

(6)

During 2014, (i) 3,422,568 million RSUs were granted and (ii) 892,910 million PBRSUs vested and the underlying common stock was issued. PBRSUs granted during 2014 totaling 1,428,092 million are not included here.

In addition to adding 27,900,000 shares to the Amended and Restated Plan, the Third Amendment: (i) extends the term of the Amended and Restated Plan to the date of the Company’s 2022 annual meeting; (ii) subject to the de minimis exception described in the next clause, expressly provides that options, RSUs, restricted stock, performance shares, performance share units, and stock appreciation rights (“SARs”) must have a vesting period of at least one year; (iii) reduces the de minimis carve out that currently appears in the Amended and Restated

Plan from 10% to 5%, meaning that the number of shares that are not subject to the Amended and Restated Plan’s minimum vesting requirements may not exceed 5% of the shares available for grant; (iv) expressly prohibits the payment of dividend equivalents granted in connection with any RSU, performance share, or performance share unit award that vests based on the achievement of performance goals, unless and until the award vests or is earned by satisfaction of the applicable performance goals; (v) although already prohibited by the Amended and Restated Plan, adds additional language clarifying that stock appreciation right awards cannot be repriced; (vi) replaces the reference to “extraordinary non-recurring items” in Section 11.5(e) of the Amended and Restated Plan to “items that are unusual in nature or infrequently occurring” to reflect updates in applicable accounting standards; (vii) expands the list of amendments to the Amended and Restated Plan that would require shareholder approval; and (viii) updates the Amended and Restated Plan’s tax withholding language to expressly provide that the Company has the power to withhold up to the maximum amount necessary to satisfy federal, state, and local tax withholding requirements. If the Third Amendment is approved by the stockholders, it will become effective as of the date of the Annual Meeting. If the Third Amendment is not approved by the stockholders, awards will continue to be made under the Amended and Restated Plan as currently in effect to the extent shares are available. The proposed changes to the Amended and Restated Plan, apart from the increase in the number of shares available and the extension of the term of the plan, have been proposed to update the plan in accordance with prevailing practice and sound corporate governance principles.

Set forth below is a summary of the principal provisions of the Amended and Restated Plan, as amended by the proposed Third Amendment. The summary is qualified by reference to the full text of the Amended and Restated Plan, as amended by the proposed Third Amendment, which is attached to this proxy statement as Appendix A and is marked to show the changes to be made pursuant to the proposed Third Amendment.

Summary of Plan Features

Purpose. The Board believes that the Amended and Restated Plan will promote the success and enhance the long-term growth of the Company by aligning the interests of participants in the Amended and Restated Plan with those of the Company’s stockholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for the Company’s stockholders and is, therefore, in the best interests of the Company and its stockholders. The Board also believes that the Amended and Restated Plan allows the Company to attract, retain, and motivate individuals upon whose judgment, interest, and effort the successful conduct of the Company’s operation is largely dependent.

Administration. The Amended and Restated Plan is administered by the Compensation Committee. In the discussion that follows with respect to this Proposal No. 5, references to the “Committee” will mean the Compensation Committee. Each Committee member must be (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, if required to meet the conditions of exemption for awards under the Amended and Restated Plan from Section 16(b) of the Exchange Act, and (ii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee, by majority action, is authorized to interpret the Amended and Restated Plan, to prescribe, amend, and rescind rules and regulations relating to the Amended and Restated Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Amended and Restated Plan, to the extent they are not contrary to express provisions of the Amended and Restated Plan.

The Committee has the authority, without limitation, to determine: (i) the participants who are entitled to receive awards under the Amended and Restated Plan; (ii) the types of awards; (iii) the times when awards shall be granted; (iv) the number of awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to awards; (viii) the form of each award agreement; (ix) the other terms and provisions of any award; and (x) the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee also has the authority to modify existing awards to the extent permitted under the Amended and Restated Plan. The Committee does not have the authority to accelerate the vesting or waive the forfeiture of any awards that are intended to qualify for the performance-based compensation exception to the compensation deduction limitations of Section 162(m) of the Code. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.

Pursuant to specific written delegation promulgated from time to time by the Committee in accordance with applicable state law and subject to certain restrictions and limitations, the Company’s CEO has the authority to grant awards to individuals to expedite the hiring process and retain talented employees. However, the CEO does not have the authority to grant awards to any of the Company’s executives who are “covered employees” as defined in Section 162(m) of the Code, or to executives who are subject to Section 16 of the Exchange Act.

Stock Subject to the Amended and Restated Plan. As described under “General Information” above, the total number of shares of common stock available for grant pursuant to the Amended and Restated Plan, as of March 23, 2017, was approximately 14,027,321. If the proposed Third Amendment is adopted, the number of shares available for grant under the plan would be increased by 27,900,000 for a total of 41,927,321 shares authorized for grant under the Amended and Restated Plan. This 41,927,321 share award pool will be increased by one share for each share subject to an option or SAR award under the 2000 SIP that either terminates, expires, or lapses for any reason after March 23, 2017. Pursuant to the Fungible Design, the award pool also will be supplemented by 1.58 shares for each share that is subject to any full value award (restricted stock unit, restricted stock, performance share, performance share unit, and stock grant awards) made under the Amended and Restated Plan that either terminates, expires, or lapses for any reason after March 23, 2017. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the Amended and Restated Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for an additional grant or sale under the Amended and Restated Plan.

Subject to the adjustment provisions of the Amended and Restated Plan: (i) the maximum number of shares of stock that may be issued as incentive stock options under the Amended and Restated Plan shall be 6,000,000; (ii) the maximum number of shares of stock subject to any option or SAR that may be granted to any one participant who is a “covered employee” as defined in Section 162(m) of the Code, during any Company fiscal year is 2,500,000 shares; and (iii) the maximum number of shares of stock subject to any award that may be granted to any one participant who is a non-employee director during any one calendar year is 40,000 shares.

Eligibility. All employees (including officers and consultants) and non-employee directors of the Company and its affiliates are eligible to participate in the Amended and Restated Plan. As of March 23, 2017, there were approximately 29,000 employees (including officers and consultants) and nine non-employee directors eligible to participate in the Amended and Restated Plan, subject to limitations of local law, tax policy, and custom in certain foreign countries. Subject to certain requirements, prospective non-employee directors and employees (including officers and consultants) of the Company or its affiliates to whom awards are granted in connection with written offers of an employment, consulting, or advisory relationship with the Company or any of its affiliates also may be granted awards by the Committee.

The Committee has the authority to establish additional terms, conditions, rules, or procedures to accommodate the rules or laws of non-U.S. jurisdictions, to allow for tax-favored treatment of awards granted to participants who reside outside of the United States, or to otherwise provide for participation by participants who reside outside of the United States. The Committee also may approve any sub-plans, supplements to, or amendments, restatements, or alternate versions of the Amended and Restated Plan as the Committee deems necessary to accomplish these purposes without affecting the terms of the Amended and Restated Plan as in effect for any other purpose, provided that these documents do not increase the share limitations set forth in Section 5.1 of the Amended and Restated Plan.

Awards Available Under the Amended and Restated Plan. Each of the following types of awards may be granted pursuant to the Amended and Restated Plan:

Stock Options. An option entitles the participant to purchase shares of stock in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the Amended and Restated Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Amended and Restated Plan will be at least 100% of the fair market value of the common stock on the grant date. The “grant date,” as determined by the Committee, will be the latest to occur of: (i) the date as of which the Committee approves an award; (ii) the date on which an award to a prospective employee, officer, non-employee director, or consultant first becomes effective pursuant to the Amended and Restated Plan; or (iii) such other date as may be specified by the Committee in the award agreement. Stock options may be exercised as determined by the Committee, but no option may be exercised more than seven years from the grant date. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory notes, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement, or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of stock will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the Amended and Restated Plan. Unless otherwise provided in the award agreement and subject to other conditions applicable to incentive stock options, an option will lapse immediately if a participant’s employment or services are terminated for “cause,” as defined in the Amended and Restated Plan. A participant will have no rights as a stockholder with respect to options until the shares of stock are actually issued in connection with the award.

Restricted Stock Units. An RSU award gives the participant the right to receive common stock or a cash payment equal to the fair market value of the common stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding restricted stock units have no rights as a stockholder with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. If the Committee grants a dividend equivalent with respect to an RSU award that vests based on the achievement of performance goals, the proposed Third Amendment provides that in no event will such dividend equivalent be paid unless and until such RSU award vests or is earned by satisfaction of the applicable performance goals.

Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. Unless otherwise specified in the award agreement, if the participant terminates employment during the restriction period, the unvested restricted stock is forfeited. An award of restricted stock may include the right to vote the stock during the restriction period.

Performance Shares. A performance share award gives the participant the right to receive common stock, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee. If the Committee grants a dividend equivalent with respect to a performance share award, the proposed Third Amendment provides that in no event will such dividend equivalent be paid unless and until such performance share award vests or is earned by satisfaction of the applicable performance goals.

Performance Share Units. A performance share unit award gives the participant the right to receive common stock, a cash payment or a combination of stock and cash, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee. If the Committee grants a dividend equivalent with respect to a performance share unit award, the proposed Third Amendment provides that in no event will such dividend equivalent be paid unless and until such performance share unit award vests or is earned by satisfaction of the applicable performance goals.

Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee.

Stock Appreciation Rights. A SAR gives the participant the right to share in the appreciation in value of one share of common stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than seven years following the grant date.

Stock Grant Awards. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of common stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration, or in lieu of cash compensation due to any participant.

Performance Compensation Awards. When the Committee grants restricted stock, restricted stock units, performance shares, performance share units, and performance cash awards, it may designate the award as a “performance compensation award.” Performance compensation awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees” as defined in Section 162(m) of the Code. Therefore, only covered employees are eligible to receive awards that are designated as performance compensation awards. The Committee has complete discretion regarding whether to grant performance compensation awards. Options and SARs granted pursuant to the Amended and Restated Plan are intended, by their terms, to qualify for the “performance-based compensation” exception. If the Committee designates a particular award as a “performance compensation award,” the Committee will endeavor to design and administer the award in a manner that will allow the award to qualify for the “performance-based compensation” exception under Section 162(m) of the Code. Nevertheless, the requirements of this exception are complex and in some respects vague and difficult to apply. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will in fact so qualify.

A covered employee is only entitled to receive payment for a performance compensation award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the performance criteria listed in Section 2.1(bb) of the Amended and Restated Plan. The performance criteria listed in Section 2.1(bb) are as follows: earnings before interest (income or expense), taxes, depreciation, and amortization (“EBITDA”); earnings before interest (income or expense) and taxes; pre- or after-tax net income; revenue (gross or net); revenue from new products (gross or net); revenue growth; operating income (gross or net); net operating income after taxes; operating margin; cash flow; net cash flow; operating cash flow; free cash flow; gross margin; return on net assets; return on shareholders’ equity; return on investment or assets; return on capital; shareholder returns; gross or net profit margin; earnings per share (diluted and fully diluted); stock price; stock price growth; movement and average selling price of stock; shares of stock repurchased; dividends; total shareholder return (“TSR”); debt coverage ratios; total debt; principal payments on debt; total long-term debt; current liabilities; accounts payable; net current borrowings; interest expense; credit rating; retained earnings; total common equity; market capitalization; enterprise value; total equity; direct material costs; direct and indirect labor costs; direct and indirect manufacturing costs; costs of goods sold; sales; general and administrative expenses; operating and non-operating expenses; cash and non-cash expenses; tax expenses; total expenses; cash; excess cash; accounts receivable; cash conversion cycle; work in process inventory; finished goods inventory; current assets; working capital; total capital;

fixed assets; total assets; plant utilization; average selling prices; selling prices; market share; customer satisfaction; customer service and care; on time delivery; order fill rate; strategic positioning programs; warranty rates; return rates; new product releases and development; channel performance; channel inventory; unit costs; cycle time; yield; product quality; time to market; number of new products introduced; return on investment on new products; and completion of major projects. The performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.

With respect to any performance compensation award, the Committee has the discretion to select the length of the performance period (which may be one or more periods of time of varying and overlapping durations, over which the attainment of one or more performance goals will be measured), the type of performance compensation award to be issued, the kind and/or level of performance goal or goals, and whether the performance goal or goals apply to the Company, an affiliate, or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period, as described in the Amended and Restated Plan. The Committee has the discretion to decrease the amount of compensation payable pursuant to any performance compensation award but may not increase the compensation payable pursuant to any performance compensation award. The Committee must certify in writing prior to the payment of any performance compensation award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The maximum amount of any performance compensation award that may be granted to a covered employee during any performance period (regardless of the length of the performance period specified by the Committee) is 2,500,000 shares of common stock. In addition, the maximum amount of cash payable under a performance compensation award to a covered employee for a performance period (regardless of the length of the performance period specified by the Committee) is the dollar amount determined by multiplying two million five hundred thousand (2,500,000) by the fair market value of one share of the Company’s stock as of the first day of the performance period.

Minimum Vesting Periods; Waiver of Restrictions. Full value awards, such as restricted stock, RSUs, performance shares, and performance share units, are subject to minimum vesting periods. Full value awards that are subject to time-based vesting must have a vesting period of at least three years, while awards that are subject to performance-based vesting must have a vesting period of at least one year. These awards may vest in increments during the applicable vesting period. The Committee, in its discretion, may provide in the award agreement for any full value award that the award vests, in whole or in part, on the participant’s termination of employment due to death, disability, retirement, or the occurrence of a change in control. The Committee may grant full value awards that are not subject to the minimum vesting requirements, provided that, if the proposed Third Amendment is adopted, the number of shares of stock subject to these awards plus the number of shares of stock subject to stock grant awards do not exceed 5% of the shares of stock available for the grant of awards pursuant to the Amended and Restated Plan. If the proposed Third Amendment is adopted, options and SARs must have a vesting period of at least one year.

Restrictions. Except as described above, the Committee may impose such restrictions on any awards under the Amended and Restated Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the common stock is then listed, and under any blue sky or state securities law applicable to the awards.

Change in Control. Upon a “change in control” as defined in the Amended and Restated Plan, the Board has the discretion to provide that all or part of outstanding options, SARs, and other awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every award outstanding under the Amended and Restated Plan to terminate at a specific time in the future and shall give each participant the right to exercise awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. We discuss some of our existing change in control arrangements under “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” below in this proxy statement.

Non-transferability. The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the Amended and Restated Plan. Unless otherwise determined by the Committee, no award granted under the Amended and Restated Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that the order pertains to an award), or, if applicable, until the termination of any restricted or performance period as determined by the Committee. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustment Provisions. If there is a change in the outstanding shares of common stock because of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the Amended and Restated Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Committee. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended and Restated Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

Amendment, Modification and Termination of Amended and Restated Plan. The Amended and Restated Plan became effective March 23, 2010. If the proposed Third Amendment is adopted,

subject to the Board’s right to amend or terminate the Amended and Restated Plan at any time, the Amended and Restated Plan will expire and no award may be granted under the Amended and Restated Plan after the date of the Company’s 2022 annual meeting. Any awards outstanding on the date of the Company’s 2022 annual meeting will remain in effect according to the terms of the award agreement and the Amended and Restated Plan.

The Board has discretion to terminate, amend, or modify the Amended and Restated Plan at any time. Any such action of the Board is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which the common stock is listed, quoted, or traded. To the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Amended and Restated Plan. Except as otherwise provided in the Amended and Restated Plan, the Board, CEO, and the Committee may not do any of the following without stockholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any option or SAR; (ii) increase the number of shares available under the Amended and Restated Plan (except in connection with any adjustment made pursuant to the adjustment provisions described above); (iii) grant options with an exercise price that is below fair market value of a share of common stock on the grant date; (iv) reprice previously granted options or SARs; (v) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; or (vi) if the proposed Third Amendment is adopted, expand the: (A) class of participants eligible to receive an award under the Amended and Restated Plan; or (B) types of awards available for grant under the Amended and Restated Plan.

The Amended and Restated Plan or any award agreement can also be amended to comply with Section 409A of the Code or to exclude or exempt the Amended and Restated Plan or any award from the requirements of Section 409A of the Code.

Tax Withholding. If the proposed Third Amendment is adopted, the Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements on any award under the Amended and Restated Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended and Restated Plan based on current federal income tax laws, which are subject to change. This summary is not intended to be exhaustive and does not describe state, local, or foreign income tax consequences which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, the payment of SARs, RSUs, performance shares, performance share units, and performance cash awards, or at the time of grant of stock grant awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, payment, or grant. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If a participant sells or disposes of the stock acquired upon the exercise of an incentive stock option after the later of two years from the date of grant, or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, as well as RSUs, performance shares, performance share units, and performance cash awards. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral, and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Amended and Restated Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Amended and Restated Plan in such a manner. The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers. In limited circumstances where the sale of common stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or Director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the participant performs services may be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits. Benefits under the Amended and Restated Plan will depend on the Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by participants in the Amended and Restated Plan.

Prior Grants under the Amended and Restated Plan. As of March 23, 2017, 42,300,285 shares subject to awards have been granted under the Amended and Restated Plan, not inclusive of: (i) adjustments for shares subject to full value awards as described under the heading “Stock Subject to the Amended and Restated Plan” above; and (ii) the 2016 Multiplier Shares described below in the CD&A or similar 2017 multiplier shares. The below table represents all equity awards granted under the Amended and Restated Plan from adoption through March 23, 2017 to the Company’s Named Executive Officers, current executive officers as a group, non-employee directors, and all other employees. The below amounts do not include adjustments for full value awards as described under “Stock Subject to the Amended and Restated Plan” above. As of March 23, 2017, the closing price of the Company’s common stock on the NASDAQ was $14.96.

Named Executive Officers	Shares Underlying Options (#)(1)	Shares Underlying Performance Based Awards (#)(2)	Shares Underlying Stock and Time- Based Awards (#)
Keith D. Jackson, President and Chief Executive Officer	476,191	2,032,760	1,305,594
Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer	173,933	352,551	384,082
William A. Schromm, Executive Vice President and Chief Operating Officer	54,366	420,500	367,363
William M. Hall, Executive Vice President and General Manager, Power Solutions Group	54,366	381,892	298,111
Mamoon Rashid, Senior Vice President, Strategic Business Ventures	14,000	243,750	228,765
Current executive officers, as a group:	1,042,538	4,666,305	3,643,431
Directors, including nominees (who are not current executive officers), as a group:	40,000	--	842,653
All Employees (including officers who are not current executive officers), as a group:	4,727,627	8,381,903	18,955,828

(1)

For a further description of options granted to our Named Executive Officers, see the “Outstanding Equity Awards at Fiscal Year-End 2016” table below in this proxy statement, and for a further description of options granted to our non-employee directors, see the “Compensation of Directors” table below in this proxy statement.

(2)	Amounts shown in this column represent the number of PBRSUs granted under the Amended and Restated Plan assuming that the maximum level of performance goals are achieved;

provided, however, that the number does not include the possible 2016 Multiplier Shares described below in the CD&A or similar 2017 multiplier shares. These amounts do not necessarily represent the number of shares used for expensing purposes or the number of units which are expected to vest.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of this proposal.

The Board of Directors recommends a vote “for” the approval of the Third Amendment to the Amended and Restated Stock Incentive Plan as described in this Proposal No. 5.

Proposal No. 6: Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000

The ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (as most recently amended and restated as of May 15, 2013) (the “2000 ESPP”), provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of our common stock through convenient payroll deductions, except where prohibited by law. The Company utilizes proceeds from the sale of 2000 ESPP shares for general corporate purposes.

In February 2000, the Board and stockholders adopted the original 2000 ESPP, which authorized the issuance of 1,500,000 shares. In May 2001, the Board and stockholders increased the number of shares authorized for issuance by 4,000,000 shares for a total of 5,500,000 shares; in May 2004, the Board and stockholders increased the number of authorized shares from 5,500,000 to 8,500,000; in May 2009, the Board and stockholders increased the number of authorized shares from 8,500,000 to 15,000,000 and eliminated the 90-day waiting period for eligible participants to re-enroll in the 2000 ESPP after a withdrawal or cancellation of enrollment; in May 2010, a minor technical amendment regarding the eligibility of non-U.S. employees to participate in the 2000 ESPP was adopted; in May 2013, the Board and stockholders increased the number of authorized shares from 15,000,000 to 18,000,000; and in May 2015, the Board and stockholders increased the number of authorized shares from 18,000,000 to 23,500,000.

On March 22, 2017 the Board adopted, subject to stockholder approval, an Amendment to the 2000 ESPP (the “2017 Amendment”). As we described in connection with Proposal No. 5, the Fairchild acquisition has increased our employee base. The number of employees eligible to participate in the ESPP has increased by approximately 1,000 employees as a result of the Fairchild acquisition, resulting in an anticipated acceleration of the usage of available shares under the ESPP. The 2017 Amendment increases the number of shares of common stock authorized for issuance under the 2000 ESPP by 5,000,000 shares, for a cumulative total of 28,500,000 shares (which includes all shares previously issued under the 2000 ESPP). The Board believes the 2017 Amendment will give us the ability to continue to attract and retain the talented employees necessary for our continued growth and success. If the 2017 Amendment is approved, it will become effective as of the date of the Annual Meeting. If the shareholders do not approve the 2017 Amendment, the Company can continue to issue shares previously authorized under the 2000 ESPP.

During the years ended December 31, 2016, 2015, and 2014, our employees purchased approximately 1,814,000 shares, 1,729,000 shares, and 1,347,000 shares, respectively, under the 2000 ESPP. Therefore, we expect that the requested increase of 5,000,000 shares pursuant to this Proposal No. 6, or 1.2% of our total common shares outstanding as of March 23, 2017, would allow for approximately three additional years of 2000 ESPP purchases. As of March 23, 2017, the total number of shares remaining available for issuance under the 2000 ESPP was 4,885,059 and the total number of shares of our common stock outstanding was 420,101,115.

Set forth below is a summary of the principal provisions of the 2000 ESPP, as amended by the proposed 2017 Amendment. The summary is qualified by reference to the full text of the 2000 ESPP, as amended by the proposed 2017 Amendment, which is attached to this proxy statement as Appendix B and is marked to show the changes to be made pursuant to the proposed 2017 Amendment.

Summary of Plan Features

Purpose. The Board believes that the 2000 ESPP will encourage ownership of common stock of the Company by all eligible employees and provide incentives for them to exert maximum efforts for the success of the Company and its affiliates. The 2000 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

Administration. The 2000 ESPP is administered by the Compensation Committee. In the discussion that follows with respect to this Proposal No. 6, references to the “Committee” will mean the Compensation Committee. Subject to the terms of the 2000 ESPP, the Committee has the authority to adopt, amend, suspend, waive, and rescind rules and regulations as it deems necessary or advisable to administer the 2000 ESPP, to correct any defect or supply any omission or reconcile any inconsistency in the 2000 ESPP, and to construe and interpret the 2000 ESPP and rules and regulations thereunder. The Committee may also make any other decision and determination under the 2000 ESPP, including determinations relating to eligibility.

Stock Subject to the 2000 ESPP. The total number of shares of common stock authorized for issuance pursuant to the 2000 ESPP is 23,500,000. If the proposed 2017 Amendment is adopted, the total number of shares authorized for issuance will be increased to 28,500,000. Shares sold under the 2000 ESPP may consist of newly issued shares, treasury stock, or stock purchased on the open market. The amount of stock reserved for issuance pursuant to the 2000 ESPP is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

Eligibility. The Committee has the authority to designate the subsidiaries of the Company whose employees may participate in the 2000 ESPP. The Committee has delegated to the CEO and/or to the President of the Company the authority to designate new United States and Malaysian subsidiaries of the Company that are eligible to be participating employers in the 2000 ESPP, subject to certain restrictions.

All employees of the Company or any subsidiary so designated are eligible to participate in the 2000 ESPP, provided such employees are employed by the Company or a subsidiary authorized to participate in the 2000 ESPP on the first day of the offering period. An employee is not eligible, however, if he or she owns or has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she normally is scheduled to work less than or equal to 20 hours per week or five months per calendar year or if the employee has been employed by the Company for less than 90 days. An employee who is a citizen or resident of a foreign jurisdiction will be ineligible to participate in the 2000 ESPP if the offering is prohibited under the laws of the jurisdiction or if compliance with the laws of the jurisdiction would cause the offering to violate Section 423 of the Code. The 2000 ESPP is intended to be a broad base compensation plan and currently the only subsidiaries of the Company whose employees are eligible to participate in the 2000 ESPP are certain of the Company’s United States and Malaysian subsidiaries. As of December 31, 2016, there were approximately 10,200 employees eligible to participate, subject to limitations of local law, tax policy, and custom in such foreign country.

Enrollment and Contributions. Eligible employees voluntarily elect whether to enroll in the 2000 ESPP. Currently, employees may join for a period of three months, which is the maximum offering period provided for in the 2000 ESPP. Employees who have joined the 2000 ESPP are automatically re-enrolled for additional rolling three-month periods, provided that the employee remains eligible under the rules of the 2000 ESPP. However, an employee may cancel his or her enrollment at any time, subject to 2000 ESPP provisions.

Employees may contribute to the 2000 ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a lower or higher maximum permitted contribution percentage. An employee may change the payroll contribution amount for a future offering period by filing a new enrollment form at least two weeks prior to the beginning of the offering period. An employee may discontinue payroll contributions during an offering period by filing a new enrollment form, and the change will be effective for the next payroll after the enrollment form is received.

Purchase of Shares. At the end of each offering period, each participating employee’s payroll deductions are used to purchase shares of common stock for the employee. The price of the shares purchased will be 85% of the lower of: (i) the stock’s fair market value on the first day of the three-month offering period; or (ii) the stock’s fair market value on the last day of the offering period. Currently, during any single offering period, no employee may purchase more than the lesser of: (i) 500 shares of common stock; or (ii) the number of shares derived by dividing $6,250 by 100% of the fair market value of one share of common stock on the first day of the offering period. In the event that an employee’s payroll contribution is greater than the amount the employee is able to purchase, the excess amount will be returned to the employee as soon as practical after the end of the offering period.

Termination of Participation. Participation in the 2000 ESPP terminates when a participating employee’s employment with the Company and its subsidiaries ceases for any reason, the employee withdraws from the 2000 ESPP, the employee becomes ineligible to participate under the rules of the 2000 ESPP, or the 2000 ESPP is terminated or amended such that the employee no longer is eligible to participate.

Adjustment Provisions. In the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the stock, the number and kind of shares subject to the 2000 ESPP will be proportionally adjusted by the Committee.

Amendment, Modification and Termination of 2000 ESPP. The Board may amend or terminate the 2000 ESPP at any time for any reason unless stockholder approval is required by federal or state law or regulation or the rules of the automated quotation system or stock exchange on which the Company’s stock is quoted or listed, or is necessary in order for the 2000 ESPP to continue to meet the requirements of Section 423 of the Code. If stockholder approval is required, such approval must be obtained within one year of Board action. No amendment or termination may materially and adversely affect the rights of a participant without such participant’s consent.

Federal Income Tax Information. The Company intends that the 2000 ESPP qualify as an employee stock purchase plan under Section 423 of the Code. The following is a brief summary of certain of the federal income tax consequences of the purchase of shares of stock under the 2000 ESPP. Tax consequences for any particular individual, however, may be different. This summary is not intended to be exhaustive and does not describe state, local, or foreign income tax consequences which may also be applicable.

An employee does not recognize taxable income when shares of stock are purchased through the 2000 ESPP. An employee, however, will generally recognize taxable income upon the sale or disposition of stock purchased through the 2000 ESPP.

For shares that are disposed of 24 months or later after the first day of the offering period under which shares were purchased (a “qualifying disposition”), gain is taxed as ordinary income up to the amount of the discount from the market price of the stock on the first day of such offering period. Any additional gain above that amount is taxed at the long-term capital gains rates. If, however, the employee sells the stock for less than the purchase price, there will be no ordinary income. Instead, the employee will have a long-term capital loss for the difference between the sale price and the purchase price.

If a participant disposes of shares during the 24-month period after the first day of the offering period in which shares were purchased (a “disqualifying disposition”), the employee will recognize ordinary income on the difference between the purchase price and the fair market value of the stock on the actual purchase date, regardless of whether there is any gain upon such disposition. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date starts the holding period for determining whether the gain (or loss) is short-term or long-term.

Tax Consequences to the Company or Its Affiliates. If an employee makes a disqualifying disposition, the Company will receive a deduction equal to the amount of ordinary income an employee must recognize for the year of the disqualifying disposition. The Company will not receive a deduction for qualifying dispositions.

New Plan Benefits. Benefits under the 2000 ESPP will depend on the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by participants in the 2000 ESPP.

Prior Purchases under the 2000 ESPP. The following table sets forth the purchases made in the 2016 fiscal year under the 2000 ESPP for the Company’s Named Executive Officers, current executive officers as a group, non-employee Directors, and all other employees.

Plan Benefits Table

Named Executive Officers	Number of Shares Purchased	Total Purchase Price ($)(1)	FMV at Purchase ($)(2)
Keith D. Jackson, President and Chief Executive Officer	--	--	--
Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer	--	--	--
William A. Schromm, Executive Vice President and Chief Operating Officer	--	--	--
William M. Hall, Executive Vice President and General Manager, Power Solutions Group	2,000	16,972	21,745
Mamoon Rashid, Senior Vice President, Strategic Business Ventures	1,959	16,363	21,222
Current executive officers, as a group: (3)	9,729	81,577	105,632
Directors, including nominees (who are not current executive officers), as a group:	--	--	--
All Employees (including officers who are not current executive officers), as a group:	1,804,060	14,974,056	19,636,141

(1)

The amount in this column is calculated by multiplying the purchase price per share (85% of the lesser of the fair market value of one share of stock on the first day of an offering period, or the fair market value of one share of stock on the last day of an offering period) by the total number of 2000 ESPP shares purchased during the corresponding period.

(2)

The amount in this column is calculated by multiplying the closing market price of our common stock on the purchase date by the total number of 2000 ESPP shares purchased during the corresponding period.

(3)	Directors who are not employees of the Company are not eligible to participant in the 2000 ESPP.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of this proposal.

The Board of Directors recommends a vote “for” the approval of the Amendment to the 2000 Employee Stock Purchase Plan as described in this Proposal No. 6.

Share-Based Compensation Plan Information

The following table sets forth share-based compensation plan information as of December 31, 2016:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Share-Based Compensation Plans Approved By Security Holders (1)	12,754,394	(2)	$7.69	24,730,914	(4)
Share-Based Compensation Plans Not Approved By Security Holders (2)	245,031		$8.47	—

Total	12,999,425			24,730,914

(1)	Consists of the 2000 SIP, the Amended and Restated Plan and the 2000 ESPP.

(2)

We have assumed awards in accordance with applicable NASDAQ listing standards under the AMIS Holdings, Inc. Amended and Restated 2000 Equity Incentive Plan, which has not been approved by our stockholders, but which was approved by AMIS Holdings, Inc. stockholders. We have also assumed awards in accordance with applicable NASDAQ listing standards under the following plans, which have not been approved by our stockholders but which were approved by Catalyst Semiconductor, Inc. (“Catalyst”) stockholders: the Catalyst Options Amended and Restated 2003 Stock Incentive Plan; and the Catalyst 1998 Special Equity Incentive Plan. We have also assumed awards in accordance with applicable NASDAQ listing standards under the following plans, which have not been approved by our stockholders but which were approved by California Micro Devices Corporation (“CMD”) stockholders: the California Micro Devices Corporation 2004 Omnibus Incentive Compensation Plan; the California Micro Devices Corporation 1995 Employee Stock Option Plan; and options granted under agreements between CMD and certain employees. Also included are shares that were added to the 2000 SIP as a result of the assumption of the number of shares remaining available for grant under the AMIS Holdings, Inc. Employee Stock Purchase Plan and AMIS Holdings Inc. Amended and Restated 2000 Equity Incentive Plan.

(3)

Includes 9,677,310 shares of common stock subject to RSUs and PBRSUs, which entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service or based on the achievement of certain performance criteria. This amount excludes purchase rights accruing under the 2000 ESPP that has a stockholder-approved reserve of 23,500,000 shares. As of December 31, 2016, there were approximately 4.9 million shares available for issuance under the 2000 ESPP.

(4)

Calculated without taking into account shares of common stock subject to outstanding RSUs and PBRSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(5)

Includes 4,885,059 shares of common stock reserved for future issuance under the 2000 ESPP and 19,845,055 shares of common stock available for issuance under the Amended and Restated Plan, as adjusted to account for full value awards which reduce the shares of common stock available for future issuance at a fungible ratio of 1:1.58 for each full value award previously awarded pursuant to the plan document. The 2000 SIP terminated on February 17, 2010, and, accordingly, there are no available shares for future grants under the 2000 SIP as of December 31, 2016. However, if an award under the Amended and Restated Plan or under the 2000 SIP is forfeited, terminated, canceled, expires or is paid in cash, the shares subject to such award, to the extent of the forfeiture, termination, cancellation, expiration or cash payment, may be added back to the shares available for issuance under the Amended and Restated Plan on a one for one basis for options and stock appreciation rights and on the basis of 1.58 to one for other awards.

Proposal No. 7: Amendment to the ON Semiconductor Corporation Certificate of Incorporation to eliminate certain restrictions on removal of directors

The Board has approved and declared advisable, and is recommending for adoption by the stockholders of the Company, an amendment to Section (2) of Article NINTH of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate certain restrictions on the removal of directors. Currently, the Certificate of Incorporation provides that directors of the Company may only be removed for “cause” and only by the vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote in the election of Directors. The Board is proposing this amendment in recognition of a recent decision of the Court of Chancery of the State of Delaware that construed the certificate of another Delaware corporation and held that if the corporation does not have a classified board of directors and does not permit cumulative voting by stockholders, provisions of the corporation’s certificate of incorporation or bylaws providing that directors may be removed only for cause are contrary to Section 141(k) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and are therefore invalid and unenforceable.

Our Board was previously divided into three classes. The Certificate of Incorporation was amended with stockholder approval in 2014 to eliminate the classified board structure, with the elimination to be effective at the Annual Meeting. The Certificate of Incorporation does not permit cumulative voting by stockholders. Because, as of the Annual Meeting, the Company will not have a classified board and does not permit cumulative voting, the decision of the Court of Chancery raises a question whether the portion of Section (2) of Article NINTH of the Certificate of Incorporation which provides that directors may be removed by stockholders only for cause is valid and enforceable. While this ruling did not address the validity and enforceability of the portion of Section (2) of Article NINTH providing that directors can be removed only by the vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote in the election of directors, another recent Delaware case held that a similar provision in a company’s bylaws was invalid. After review and consideration of these recent cases and other relevant factors, including the Company’s commitment to robust corporate governance practices, the Board determined that it is advisable and in the best interests of the Company and its stockholders to eliminate both portions of Section (2) of Article NINTH of the Certificate of Incorporation.

If approved, the proposed amendment would allow removal of Directors with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of Directors. As a result of the proposed amendment, the stockholders would be allowed to remove a Director from office without cause by a majority vote.

Appendix C to the proxy statement sets forth the proposed amendment, showing by strike- through (for deleted text) and underscore (for new text) the proposed amendments to Section (2) of Article NINTH of the Certificate of Incorporation.

If this proposal is approved by the requisite vote of stockholders, we will cause to be filed a certificate setting forth the amendment and certifying that the amendment has been duly adopted in accordance with the General Corporation Law with the Secretary of State of the State of Delaware promptly after the requisite vote is obtained. The amendment will be effective upon filing.

Required Vote. The affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote in the election of Directors at the Annual Meeting is required to approve this proposal. In determining whether Proposal No. 7 has received the requisite number of votes, abstentions, and broker non-votes will have the same effect as votes against Proposal No. 7.

The Board of Directors recommends a vote “for” approval of Proposal No. 7.

Proposal No. 8: Amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares

The Board has approved and declared advisable, and is recommending for adoption by stockholders, an amendment to Section (1) of Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of our stock from 750,100,000 shares to 1,250,100,000 shares, of which 100,000 shares shall be designated as preferred stock, par value $0.01 per share, and 1,250,000,000 shares shall be designated as common stock, par value $0.01 per share. Appendix D to the proxy statement sets forth the proposed amendment, showing by strike- through (for deleted text) and underscore (for new text) the proposed amendments to Section (1) of Article FOURTH of the Certificate of Incorporation. The Board believes that the amendments in this Proposal No. 8 are advisable and in the best interests of the Company and its stockholders.

The Company currently has 750,000,000 shares of common stock authorized for issuance. On March 23, 2017, there were approximately 420,000,000 shares of common stock outstanding,

approximately 13,000,000 shares of common stock issuable pursuant to outstanding options and stock-based awards, approximately 14,000,000 shares of common stock reserved for issuance under the Amended and Restated Plan, which will increase to approximately 42,000,000 shares if Proposal No. 5 is approved, approximately 5,000,000 shares of common stock reserved for issuance under the 2000 ESPP, which will increase to approximately 10,000,000 shares if Proposal No. 6 is approved, and approximately 23,000,000 unreserved shares of common stock held in treasury. In addition, there are approximately 207,000,000 shares of common stock reserved for issuance on conversion of our convertible debt and exercise of the warrants issued in connection with such convertible debt.

Based on these numbers, the Board of Directors has determined that the number of unreserved shares of common stock presently available for issuance is not sufficient to provide for future contingencies. We believe that the availability of additional authorized but unissued shares of our common stock could be used in various corporate activities, which include possible future financings, business combinations and acquisitions, management incentives and employee benefit plans, or other corporate purposes, in such amounts, allocated for different purposes, and for such consideration as would be determined at the time. An increase in the number of authorized shares available for issuance would give us greater flexibility to respond to future developments and allow common stock to be issued without the expense and delay of a special meeting of stockholders. Except as described herein, we have no other immediate definitive plans, understandings, arrangements, agreements, or commitments to issue additional shares of the Company’s common stock for any purpose.

If this proposal is approved, such shares would be available for issuance without further action by the stockholders, unless required by our Certificate of Incorporation or Bylaws, by the rules of the NASDAQ or any stock exchange on which our common stock may be listed, or by applicable law. If any such shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time. If this proposal is not approved, the Company may not be able to effect a transaction requiring the issuance of a significant amount of common stock without further stockholder approval, which may delay or result in missed opportunities for acquisitions, capital transactions, such as the issuance of convertible notes, or other transactions that would be in the best interests of the Company. This could harm stockholder value.

The additional shares of common stock to be authorized upon approval of the proposed amendment would have rights identical to the currently outstanding shares of common stock. In the event additional shares of common stock are issued, existing holders of shares of common stock would have no preemptive rights to purchase any such shares. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share, and increase or decrease book value per share of the shares presently outstanding. The proposed amendment could also, under certain circumstances, have an anti-takeover effect. Although this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at the Company), the additional shares of common stock that would become available for issuance if this proposal is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices, or changes of Company management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.

If this proposal is approved by the requisite vote of stockholders, we will cause to be filed a certificate setting forth the amendment and certifying that the amendment has been duly adopted in accordance with the General Corporation Law with the Secretary of State of the State of Delaware promptly after the requisite vote is obtained. The amendment will be effective upon filing.

Required Vote: The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote is required to adopt and approve the amendment to our Certificate of Incorporation described in this Proposal No. 8. In determining whether Proposal No. 8 has received the requisite number of votes, abstentions and broker non-votes will have the same effect as votes against Proposal No. 8.

The Board of Directors recommends a vote FOR Proposal No. 8.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company has been named a 2017 World’s Most Ethical Company by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices. The designation recognizes organizations that align principle with action by working tirelessly to make integrity part of their corporate DNA. These efforts shape future industry standards by introducing tomorrow’s best practices today. The Company was also recognized by the Ethisphere Institute as one of the World’s Most Ethical Companies in 2016 and was one of only six companies honored in the Electronics and Semiconductors category in both 2016 and 2017, highlighting its leadership among global companies in ethical business standards and practices.

The Board met 7 times last year and the committees, including any special committees, of the Board held a total of 39 meetings. Each Director serving during 2016 attended at least 75% of the aggregate of all Board and applicable committee meetings held during his or her period of service in 2016. We do not currently have a policy with regard to Directors’ attendance at the annual meetings of stockholders; however, all of the Company’s Directors attended the annual meeting of stockholders held on May 18, 2016.

Committees of the Board

Our current Board standing committees and membership is as follows:

Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee	Executive Committee	Integration Oversight Committee	Science and Technology Committee
Teresa M. Ressel*	Alan Campbell*	Gilles Delfassy*/**	J. Daniel McCranie*/***	Atsushi Abe*	Daryl A. Ostrander*
Paul Mascarenas	Atsushi Abe	Atsushi Abe	Alan Campbell**	Alan Campbell**	Paul A. Mascarenas
Emmanuel T. Hernandez **	Emmanuel T. Hernandez	Curtis J. Crawford	Curtis J. Crawford	Gilles Delfassy**	J. Daniel McCranie***
J. Daniel McCranie***	Teresa M. Ressel	Teresa M. Ressel	Keith D. Jackson	Daryl A. Ostrander	Gilles Delfassy

*	Denotes the Chair of such committee.

**

On July 1, 2016, the following Committee changes became effective: (i) Mr. Hernandez joined the Corporate Governance & Nominating Committee, replacing Dr. Crawford on that Committee; (ii) Mr. Delfassy joined the Compensation Committee, replacing Mr. McCranie on that Committee; (iii) Mr. Campbell joined the Executive Committee, replacing Mr. Hernandez on that Committee; (iv) Mr. Campbell and Mr. Delfassy joined the Integration Oversight Committee, replacing Mr. Hernandez on that Committee; (v) Ms. Ressel became the Chair of the Corporate Governance & Nominating Committee; (vi) Mr. Campbell became the Chair of the Audit Committee; and (vii) Mr. Delfassy became the Chair of the Compensation Committee.

***	Mr. McCranie is not standing for re-election at the Annual Meeting, and his term will expire at that time.

Audit Committee. The Audit Committee, established pursuant to Section 3(a)(58)(A) of the Exchange Act, has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Our Audit Committee has the specific purpose under its charter to:

•	monitor the integrity of the corporate accounting and financial reporting processes of the Company and the audits of the financial statements;

•	provide to the Board the results of its monitoring and recommendations derived therefrom;

•	outline to the Board changes made, or to be made, in internal accounting controls noted by the Audit Committee;

•	appoint, determine funding for, and oversee our independent registered public accounting firm;

•	review the independence, qualifications, and performance of our internal and independent auditors;

•

oversee that management has the processes in place to assure our compliance with applicable corporate policies and legal and regulatory requirements that may have a material impact on our financial statements; and

•	inform the Board and appropriately provide information and materials on significant matters that require the Board’s attention.

Among other things, the Audit Committee has the specific authority and responsibility under its charter to:

•

pursuant to the Commission’s rules, establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and oversee related party transactions to the extent required under applicable federal securities laws and related rules and regulations or NASDAQ rules, unless such transactions are submitted to another comparable independent body of the Board;

•

discuss with management our major financial risk exposures and the steps we have taken to monitor and control such exposures, including related risk assessment and risk management policies as they relate to the Audit Committee’s responsibilities; and

•

review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in our annual report.

The Audit Committee has other specific responsibilities under its charter, including its policies and procedures for pre-approval of auditing services and permitted non-auditing services (including the fees and terms thereof) of our independent registered public accounting firm. The Audit Committee also has authority and responsibility, as provided in its charter, over various other financial statement and disclosure matters, other items associated with the Company’s independent registered public accounting firm, and additional events associated with the Company’s internal audit and compliance functions. In addition, the Audit Committee conducts an annual self-assessment. To the extent it deems necessary or appropriate, the Audit Committee may retain independent legal, accounting, or other advisors, with appropriate funding related thereto to be provided by the Company.

The Board has determined that each member of the Audit Committee during 2016 and current member is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Board has also determined that each current member of the Audit

Committee is financially competent under the current listing standards of NASDAQ. The Audit Committee includes three independent Directors, Alan Campbell, Emmanuel T. Hernandez, and Teresa Ressel, who have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with Commission rules and similar financial sophistication rules under NASDAQ listing standards. See “Proposal No. 1: Election of Directors” above for more information regarding Mr. Campbell’s, Mr. Hernandez’s, and Ms. Ressel’s experience. See also “Audit Committee Report” below for more information on this committee. The Audit Committee met 10 times in 2016.

Compensation Committee. The Compensation Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Among other things, our Compensation Committee has the specific purpose under its charter to:

•

discharge the Board’s responsibilities relating to the application of compensation policies and all elements of compensation of the CEO, other executive officers, and any other employees whose total compensation is substantially similar to such other officers, and non-employee Directors (“Outside Directors”); and

•	administer the Company’s stock option and other equity-based plans, all other short-term and long-term incentive plans, and any deferred compensation programs of the Company.

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•

annually review and approve corporate goals and objectives relevant to the compensation of each of our CEO and senior executives, evaluate each of our CEO and senior executive’s performance in light of those goals and objectives, and establish the compensation level for each of our CEO and senior executives based on this evaluation, subject to any employment agreements that may be in effect (the CEO may not be present during deliberation or voting concerning the CEO’s compensation);

•	review and approve or recommend to the Board for approval any employment agreement with the CEO and any senior executive;

•	periodically review and establish compensation for Outside Directors for service on our Board and its committees;

•	review the competitive position of, and recommend changes to, the plans, systems, and practices of the Company relating to compensation and benefits;

•	make recommendations to the Board with respect to equity-based plans and any equity compensation arrangements outside of such plans (pending stockholder approval where appropriate);

•

administer the stock option and other equity-based plans, all other short-term and long-term incentive plans, and any deferred compensation programs of the Company and approve or review the designation of participants in the plans and the principles and procedures used in determining grants and awards under the plans;

•

retain or terminate any compensation consultants or other advisors or obtain advice of such persons in accordance with applicable federal securities laws and related rules and regulations and NASDAQ rules (including after any necessary evaluation of independence and potential conflicts of interests of such persons), to assist the Compensation Committee in evaluating any aspect of CEO, senior executive, or Outside Director compensation or on any other subject relevant to its responsibilities, including direct responsibility to oversee the work and the authority to approve the fees and compensation of such consultants and advisers. The Company is required to provide appropriate funding for the payment of such fees and other compensation;

•	review insurance coverage for Directors and officers and make recommendations to the Board with respect to such insurance;

•	obtain or perform an annual evaluation of the Compensation Committee’s performance; and

•	consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary and excessive risk taking.

Pursuant to its charter, the Compensation Committee also prepares an annual report required by the rules of the Commission for inclusion in our proxy statement. This report is included below immediately following the CD&A in this proxy statement.

The Amended and Restated Plan contemplates that pursuant to a specific written delegation of authority by the Compensation Committee, the CEO may grant awards to individuals who are not “covered employees” or subject to Section 16 of the Exchange Act to expedite the hiring process and retain talented employees. We describe the role of executive officers in determining or recommending the amount or form of executive compensation in the CD&A under “Processes and Procedures for Considering and Determining Executive Compensation — Role of Senior Management in Determining Executive Compensation.” The role that officers play in determining or recommending the amount or form of director compensation is generally consistent with that description.

The Compensation Committee has regularly and directly engaged a compensation consultant to assist in recommending the form and amount of executive and director compensation. In May of 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its primary compensation consultant. The Compensation Committee has reviewed the performance of Pearl Meyer yearly since that date. Among other things, with respect to our 2016 compensation programs, Pearl Meyer was requested to:

•

perform an executive compensation review, including a peer group review, a competitive pay assessment, a pay for performance analysis, a retention study, and advice on change-in-control and severance programs;

•	perform a non-employee director compensation review;

•	provide legislative and regulatory updates; and

•	provide assistance as requested in analyzing and determining senior executive compensation.

The Compensation Committee has considered the independence of Pearl Meyer in light of Commission rules and NASDAQ listing standards regarding compensation consultants and has concluded that the consultant’s work for the Compensation Committee has not raised any conflict of interest. Additional information regarding the Compensation Committee’s retention and use of its consultants can be found in the CD&A in “Processes and Procedures for Considering and Determining Executive Compensation — Role of Compensation Consultants” as well as other sections of the CD&A.

The Board has determined that each member of the Compensation Committee during 2016 and current member is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Compensation Committee met 7 times in 2016.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Our Corporate Governance and Nominating Committee has the specific purpose under its charter to:

•	assist the Board in identifying qualified individuals to become Board members;

•	assist the Board in considering and making recommendations with respect to the composition of the Board and its committees;

•	assist the Board in monitoring the process to assess Board effectiveness;

•	assist the Board in developing and implementing the Company’s corporate governance principles;

•	assist the Board in providing guidance for the Company’s Enterprise Risk Management Program; and

•

review and make recommendations to the Board regarding other matters of corporate governance as requested by the Board or otherwise determined to be appropriate by the Corporate Governance and Nominating Committee.

Among other things, our Corporate Governance and Nominating Committee has the specific responsibility under its charter to:

•	conduct an annual evaluation of the Corporate Governance and Nominating Committee and its consultants, as well as oversee the evaluations of the Board and its committees;

•

develop and periodically review criteria for Director-nominees, which may include, without limitation, specific skills, experience, other qualifications, and diversity, and develop a process for the recommendation of Director-nominees by the Corporate Governance and Nominating Committee;

•

identify and recommend to the Board slates of Director-nominees for election or re-election at each annual meeting of the stockholders or for nomination to election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including nominees’ qualifications, capability, and availability to serve, conflicts of interest, and other relevant factors;

•	make recommendations to the Board regarding Director retirement age and tenure;

•	make recommendations to the Board regarding the size and composition of the Board;

•	review and make recommendations to the Board regarding committee assignments;

•	retain and terminate any search firm to be used to identify Director candidates and approve fees and retention terms of any such search firm;

•	review activities of Directors with the Company or other entities that may diminish such Director’s effectiveness or be inconsistent with the criteria established for Board membership;

•	subject to applicable law, consider stockholder nominations, if a stockholder complies with our Director nomination procedures described in the bylaws and applicable law;

•	encourage and facilitate Directors’ continuing education;

•

develop policies and procedures for recommendation to the Board related to the succession of the CEO and other key executives, including succession planning, and review such succession planning on at least an annual basis;

•	review and oversee environmental, health and safety, and corporate social responsibility related matters;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company and continue to monitor and update such principles; and

•	review the Company’s Enterprise Risk Management Program and provide guidance to the Board regarding its risk oversight responsibilities.

As noted above, the Corporate Governance and Nominating Committee is required to develop and periodically review criteria for Director-nominees, which may include specific skills, experience, other qualifications, and diversity. We have no formal policy on the consideration of diversity in identifying Director-nominees, but we endeavor to have a board representing diverse experiences and in areas that are relevant to the Company’s global activities. When the Committee considers diversity, it may consider diversity of experience, skills, and viewpoints, as well as traditional diversity concepts such as race or gender, as it deems appropriate.

Among other matters, the Corporate Governance and Nominating Committee may consider the following nomination criteria regarding Board membership:

•	the appropriate size of the Board;

•

a nominee’s knowledge, skills, and experience, including, without limitation, experience in finance and accounting, general business management, the semiconductor industry and semiconductor technology, international business, sales and marketing, corporate governance and compliance, and intellectual property;

•	the needs of the Company with respect to particular skills and experience;

•	a nominee’s independence as defined in NASDAQ and Commission rules and regulations;

•	diversity;

•	a nominee’s age and tenure; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspectives provided by new Board members.

The Company’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experiences. In doing so, the Corporate Governance and Nominating Committee will also consider candidates with appropriate non-business backgrounds. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. See also, “Corporate Governance Principles — Qualifications” for a further discussion about qualifications for our Board members. Other than the foregoing, there are no stated criteria for Director-nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Corporate Governance and Nominating Committee believes that it is appropriate for more than one member of the Board to meet the criteria for an “audit committee financial expert,” as defined by Commission rules, and to have past employment experience in finance and accounting sufficient to meet the financial sophistication rules under NASDAQ listing standards. The Corporate Governance and

Nominating Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the willingness of current members of the Board to continue service on the Board. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Corporate Governance and Nominating Committee decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Corporate Governance and Nominating Committee may engage in research to identify qualified individuals, which may include engaging a professional search firm from time to time. The Company did not retain a professional search firm during fiscal 2016 to recommend Director-nominees. However, XCEO, as a third party, provides information to the Board free of charge to assist in identifying and evaluating potential candidates. Pursuant to its charter, if a stockholder complies with the Director nomination procedures described in the bylaws, the Corporate Governance and Nominating Committee will consider that nomination and will evaluate the stockholder nomination in the same manner as it evaluates other nominees. For a description of the procedure for stockholder nominations, see “Miscellaneous Information — Stockholder Nominations and Proposals” below.

The Board has determined that each member of the Corporate Governance and Nominating Committee during 2016 and current member is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Corporate Governance and Nominating Committee met 8 times in 2016.

Executive Committee.    The Executive Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com.

Our Executive Committee has the specific purpose under its charter to:

•

exercise between meetings of the Board all the delegable powers and authority of the Board regarding the management of the business affairs of the Company to the extent not expressly prohibited and not separately delegated to other committees of the Company, and subject to applicable restrictions and limitations.

As set forth in its charter, the Executive Committee does not have the power, among other things, to:

•	amend or repeal any resolution of the Board which, by its express terms, is not so amendable or repealable;

•	appoint or remove the Chair of the Board, the President or the CEO; or

•	appoint other committees of the Board or the members of such committees or amend or revise their duties and responsibilities or their charters (the Executive Committee may, however, appoint and delegate to subcommittees as permitted under applicable law).

The Executive Committee met 5 times in 2016.

Other Committees. In February 2011, the Company established two additional Board committees: the Integration Oversight Committee and the Science and Technology Committee. The Integration Oversight Committee oversees integration activities of acquisitions for which Board approval is required and any other acquisition for which the Board deems this level of oversight appropriate. The Science and Technology Committee advises the Board as to the scope, health, direction, quality, investment levels, and execution of the Company’s technology strategies. Each of the Integration Oversight Committee and the Science and Technology Committee met 4 times in 2016.

The Board, from time to time, has deemed it desirable and in the best interest of the Company to form various special committees and independent committees.

2016 Compensation of Directors*

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Atsushi Abe	96,181	205,009	0	0	0	0	301,190
Alan Campbell	87,432	205,009	0	0	0	0	292,441
Curtis J. Crawford	78,681	205,009	0	0	0	0	283,690
Gilles Delfassy	81,181	205,009	0	0	0	0	286,190
Emmanuel T. Hernandez	89,931	205,009	0	0	0	0	294,940
Keith D. Jackson (4)	--	--	--	--	--	--	--
Paul A. Mascarenas	76,181	205,009	0	0	0	0	281,190
J. Daniel McCranie	176,044	205,009	0	0	0	0	381,053
Daryl Ostrander	81,181	205,009	0	0	0	0	286,190
Teresa M. Ressel	93,682	205,009	0	0	0	0	298,691

*

This table includes compensation for 2016 for all persons who served as Directors at any time during 2016. Changes in Committee service during 2016 are described above under the heading “Committees of the Board.”

(1)

This column includes annual retainer fees earned for 2016, regardless of when paid. For additional information about compensation paid to Directors see “Compensation of Directors — Discussion of Director Compensation” below. Compensation for service on Committees is prorated for the number of days served on the Committees in the applicable capacities. See “Committees of the Board” above.

(2)

This column includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the awards of fully vested stock made in 2016. The 2016 awards are described below under “Discussion of Director Compensation —

Equity Compensation” and consisted of an annual grant for all Directors except for Mr. Jackson. The grant date fair value is the closing price ($9.81) on the date of grant (June 6, 2016) for stock grant awards to each outside Director. As of December 31, 2016, the Directors (other than Mr. Jackson) did not hold unvested stock awards other than options described in footnote 3 below. With respect to Mr. Jackson, see footnote 4 below.

(3)

No option awards were made to Outside Directors during 2016. With respect to Mr. Jackson, see footnote 4 below. As of December 31, 2016, the following Directors held stock options (vested and non-vested) to purchase common stock in the following amounts: Mr. Abe – 20,000; Dr. Ostrander – 20,000; and Ms. Ressel – 20,000.

(4)

Mr. Jackson is a Named Executive Officer and his compensation is set forth below in the Summary Compensation Table. Mr. Jackson did not receive any compensation in connection with his service as a Director.

Discussion of Director Compensation. The Compensation Committee regularly reviews the compensation payable to Outside Directors. See “The Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee” for a description of the authority of the Compensation Committee. In reviewing Board compensation practices, the Compensation Committee is advised by its outside consultants from time to time. In May 2016, Pearl Meyer provided the Board with an analysis of Outside Director compensation, including a review of director compensation of a peer group. Acting on this report and the recommendations therein, in May 2016, the Compensation Committee adopted the compensation program for our Directors as described below.

Retainers. Under the Director compensation program in 2016, the annual cash retainers are as follows (no change from 2015 except as described below):

•	to the Chair of the Board, $170,000 per year, increased from $140,000 per year, which amount includes $70,000 payable to all Outside Directors;

•	to Outside Directors, $70,000 per year;

•	to the Chair of the Audit Committee, $25,000 per year;

•	to the non-Chair members of the Audit Committee, $12,500 per year;

•	to the Chair of the Compensation Committee, $15,000 per year;

•	to the non-Chair members of the Compensation Committee, $7,500 per year;

•	to the Chair of the Corporate Governance and Nominating Committee, $10,000 per year;

•	to the non-Chair members of the Corporate Governance and Nominating Committee, $5,000 per year;

•	to the Chair of the Science and Technology Committee, $10,000 per year;

•	to the non-Chair members of the Science and Technology Committee, $5,000 per year;

•	to the Chair of the Integration Oversight Committee, $10,000 per year; and

•	to the non-Chair members of the Integration Oversight Committee, $5,000 per year.

Annual cash retainers are paid quarterly in arrears and will be pro-rated based upon the period of time that a Director has served on the Board or a committee of the Board, as applicable.

Equity Compensation. Under our Director compensation program, each Outside Director is to receive an annual award of fully-vested stock with a value equal to approximately $205,000, rounded up or down such that only whole shares are issued. The annual grant, based on the closing price of our stock on June 6, 2016 ($9.81), the effective date of the grant, resulted in a grant of 20,898 shares to each Outside Director. The 2016 grants were made under the Amended and Restated Plan. Under our Director compensation program, should a Director be appointed after the date of the annual grant, the award amount would be prorated based on the period of the year during which the Director serves.

Other. We reimbursed Outside Directors for reasonable expenses incurred to attend Board and Committee meetings and to perform other relevant Board duties. Employee Directors do not receive any additional compensation for their services as a member of the Board.

Majority Voting for Directors

On February 16, 2012, the Board adopted an amendment to our bylaws and Corporate Governance Principles to change the way our Directors are elected. Except as otherwise provided in the bylaws, each Director is now elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present. However, if, as of the tenth day preceding the date we first mail the notice of such meeting to our stockholders, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. A majority of votes cast means that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that Director’s election).

In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the incumbent Director must promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee, or such other committee designated by the Board for this purpose, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board must act on the resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a Director’s resignation pursuant to these provisions, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the resulting vacancy may be filled by vote of a majority of the Directors then in office pursuant to Article NINTH, Section 2 of our Certificate of Incorporation.

Other Board Matters

Board Leadership Structure. We currently separate the roles of CEO and Chair of the Board to align the Chair role with our independent Directors and to further enhance the independence of the Board from management. Our Chair works closely with our CEO and General Counsel to set the agenda for meetings, facilitate information flow between the Board and management, and gain the benefit of the CEO’s Company-specific experience, knowledge, and expertise.

The Board’s Role in Risk Oversight. While management is responsible for the day to day management of risk, the Board plays an ongoing and active role in the oversight of risk. The Board, both directly and through its committees, carries out its oversight responsibilities by regularly reviewing and discussing with management areas of material risk to the Company, which may include financial risks, legal and regulatory risks, operational risks, and strategic risks, along with key risk areas within each of those risk categories. The Board also reviews with management, as appropriate, mitigation measures being taken to address such risks. While the Board has primary responsibility for risk oversight, the Board’s committees support the Board by regularly addressing risks in their respective areas of oversight. Specifically, the Audit Committee charter requires the Audit Committee to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies as they related to the Audit Committee’s responsibilities. In designing our compensation programs and structuring awards, the Compensation Committee considers the likelihood of undue risk taking and the impact that such compensation decisions may have on the Company’s risk profile. Its charter requires it to consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary and excessive risk taking. The Integration Oversight Committee and Science and Technology Committee charters also require each committee to review the Company’s risk exposure relating to its respective functions and the Corporate Governance and Nominating Committee charter requires it to oversee the Company’s risk management program and provide guidance to the Board regarding its risk oversight responsibilities. The Chair of the relevant committee then reports on risk discussions to the full Board to the extent appropriate.

As part of its review of the Company’s material areas of risk, the Board has semiannual strategy and planning meetings at which business plans and proposals for the Company and various units or groups within the Company are presented and discussed. Comprehensive risk analysis is a significant part of such planning. At quarterly Board meetings, business unit leaders and the heads of certain administrative function groups report to the Board or the appropriate committee regarding status. These reports include risk evaluation and assessment as a matter of course. For example, internal audit presents quarterly reports to the Audit Committee that include analysis of financial and regulatory risk. Specific risks are addressed appropriately as and when they are identified. At least annually, the Board reviews how risk is being managed and reported to the Board and its committees, along with areas where the Board would like additional analysis or discussion.

The oversight and management of risk within the Company is guided through a continuously evolving and maturing Enterprise Risk Management (“ERM”) program. The goal of ON Semiconductor’s ERM program is to systematically, consistently, and effectively identify, evaluate, prioritize, and manage key risks affecting the Company. The ERM program framework is designed to ensure that executive management and the Board of Directors have a thorough understanding of risks and opportunities associated with the execution of ON Semiconductor’s strategic plans within the business environment in which the Company operates. Following the appointment of a Chief Risk Officer and ERM Program Director in late 2014, the Company dedicated more resources to enterprise risk management, including the training of Risk Champions across all functional areas. Risk Champions serve as subject matter experts and liaisons between the individual groups and ERM program governance. The Board and management now regularly review the ERM program framework, the Company’s risk appetite, and the top risks facing the Company. During 2016, the Company completed a comprehensive update of the corporate Risk Appetite statements and ratings. Risk Appetite definitions are critical in communicating the levels and types of risk the Company is willing to accept in pursuit of its strategic goals. In addition, the Company continued its efforts to integrate ERM concepts into the annual Strategic Planning Process. The CEO reports annually to the Board on the overall ERM program status and development and more frequently as to the progress of ongoing enhancements to the ERM program. During 2016, the Board approved a new scenario planning process to identify and manage emerging risks, and the process is expected to begin in 2017. The Company also plans to offer several more detailed risk management workshops during 2017 as part of its ongoing effort to implement ERM principles throughout the organization and to promote a culture of risk awareness.

For additional information regarding risk considerations in setting compensation for our Named Executive Officers, see “Compensation Discussion and Analysis — Processes and Procedures for Considering and Determining Executive Compensation — Risk Analysis” below.

Corporate Governance Principles

The ON Semiconductor Corporation Corporate Governance Principles were originally adopted by the Board in 2003 and last amended on May 20, 2015 (“Principles”). These Principles provide guidance for all types of corporate governance matters and are available on our website at www.onsemi.com. Among other matters, the Principles include the following items:

The Role of Board and Management. Our business is conducted by our employees and officers, under the direction of the CEO and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. Both our Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, creditors, ON Semiconductor communities, government officials, and the public at large.

Functions of the Board. The Board has at least four regularly scheduled meetings per year at which it reviews and discusses reports by management on our performance, plans and prospects and immediate issues facing the Company. The Board may choose to schedule additional meetings in accordance with our bylaws. In addition to general oversight of management, the Board, acting directly or through its various committees, also performs specific functions, including, among other things: (i) selection, evaluation, and compensation of the CEO and other senior management and overseeing CEO succession planning; (ii) reviewing and monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions; (iii) providing oversight for the Company’s ERM program, including the establishment of corporate risk appetite parameters and management’s implementation of processes for assessing and managing risks affecting the Company; (iv) ensuring that processes are in place for maintaining the integrity of the Company, financial statements, compliance with law and ethics, relationships with customers and suppliers, and relationships with other stakeholders; and (v) performing such other functions as are prescribed by law.

Qualifications. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to serving on the Board for an extended period of time. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a board representing diverse experiences in areas that are relevant to the Company’s global activities. See “The Board of Directors and Corporate Governance — Committees of the Board — Corporate Governance and Nominating Committee” above for additional information regarding the qualifications we seek in our Directors. Directors are expected to limit the number of boards of public or private companies on which they serve (including the Company’s Board, but excluding non-profits and subsidiaries of such companies) to no more than four for Outside Directors and no more than two for Directors holding management positions at the Company, taking into account a Director’s attendance, participation, and effectiveness on such boards. The number of audit committees on which the members of the Company’s Audit Committee may sit concurrently shall be reviewed from time to time by the Corporate Governance and Nominating Committee. In addition, after a Director reaches the age of 75, the Board shall not, under any circumstances, nominate such Director for re-election and such Director shall not stand for re-election.

Independence of Directors. We will seek to have, at a minimum, a sufficient number of independent Directors to comply at all times with relevant and applicable Commission, NASDAQ, and other rules and regulations.

Board Committees. See “The Board of Directors and Corporate Governance — Committees of the Board” above for information regarding committees established by the Board.

Self-Evaluation. The Board will perform an annual self-evaluation in order to provide its assessment of the effectiveness of the Board. Each of the Board’s committees will also perform an annual self-evaluation to assist the committees and the Board in evaluating the performance and effectiveness of such committees. The Corporate Governance and Nominating Committee is charged with overseeing the evaluation of the Board and its committees.

Compensation of the Board. The Compensation Committee has the responsibility for recommending to the Board compensation and benefits for Outside Directors. The Board has delegated responsibility for determining Outside Director compensation to the Compensation Committee pursuant to its charter. In determining compensation and benefits for our Directors, the Compensation Committee is guided by three goals: (i) compensation should fairly pay Directors for work required in a public company of our size and scope; (ii) compensation should align Directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent, and easy for stockholders to understand. Generally, the Compensation Committee believes that these goals will be served by compensating Outside Directors with cash and/or equity-based awards.

Directors’ and Officers’ Stock Ownership and Retention Guidelines. In order to align Directors’ and officers’ interests and objectives with those of stockholders, and to further promote the Company’s longstanding commitment to sound corporate governance, the Company has established the following guidelines for Company stock ownership and retention:

Stock Ownership Guidelines for Non-Employee Directors

Holding Requirement

5x the base annual retainer fee applicable to all non-employee Directors. The holding requirement is based on: (a) for Directors serving on November 20, 2014, the retainer fees in effect as of, and the average closing price of the Company’s common stock on NASDAQ for the 365-day period prior to, such date; and (b) for all other Directors, the retainer fees in effect as of, and the average closing price of the Company’s common stock on NASDAQ for the 365-day period prior to, the date of commencement of service on the Board. Once established, the guideline will generally not change as a result of changes in the annual retainer fee or fluctuations in the Company’s stock price.

Time Period to Meet Holding Requirement	Within 4 years of joining the Board.

Additional Holding Requirements

At any time when the ownership guideline is not met, a Director is also required to retain at least half of the net shares of Company stock or equity-based awards received, until such ownership guideline is met. Net shares of Company stock are those shares that remain after shares are sold or netted to pay the exercise price of stock options, if applicable, and withholding taxes.

Qualifying Shares	Stock that qualifies towards satisfaction of these stock ownership guidelines for Directors includes:

	●	Shares purchased on the open market;
	●	Shares obtained through exercises of stock options granted by the Company;
	●	Vested stock units from restricted stock units (whether

time- based or performance-based), or other equity-based awards, granted by the Company; and
	●	Shares owned jointly with, or separately by, a spouse and/or minor children.

Remedy for Failure to Meet Requirement Within the Applicable Time Period

If a Director fails to comply with the ownership and retention guidelines, the Chair of the Board will meet with the relevant Director to formulate an individualized and structured plan to ensure compliance. Notwithstanding the preceding, if the Director continues to fail to comply within the specified time period allotted within the individualized plan, the Director will not be eligible to stand for re-election at the next annual stockholder meeting.

Stock Ownership Guidelines for Senior Officers

Holding Requirement

For CEO	6x annual base salary

For Executive Vice	3x annual base salary
Presidents

For Senior Vice	1x annual base salary
Presidents

The holding requirement is based on: (a) for senior officers of the Company serving on November 20, 2014, the annual base salary of the officer in effect as of, and the average closing price of the Company’s common stock on NASDAQ for the 365-day period prior to, such date; and (b) for all other senior officers of the Company, the annual base salary in effect as of, and the average closing price of the Company’s common stock on NASDAQ for the 365-day period prior to, the date of hire or promotion for officers who become subject to the guidelines or a higher level within the guidelines after November 20, 2014. Once established, the guideline will generally not change as a result of changes in the annual base salary or fluctuations in the Company’s stock price.

Time Period to Meet Holding Requirement

For CEO	5 years from the date of hire or promotion

For Executive Vice	5 years from the date of hire or promotion
Presidents

For Senior Vice Presidents	3 years from the date of hire or promotion

Additional Holding Requirements

Any time when the ownership guideline is not met, such officers are also required to retain at least half of the net shares of Company stock or equity-based awards received, until such ownership guideline is met.

Qualifying Shares	Stock that qualifies towards satisfaction of these stock ownership guidelines for such officers includes:

	●	Shares purchased on the open market;
	●	Shares obtained through exercises of stock options granted by the Company;
	●	Vested stock units from RSUs (whether time- based or performance-based), or other equity-based awards, granted by the Company;
	●	Shares obtained through the 2000 ESPP; and
	●	Shares owned jointly with, or separately by, a spouse and/or minor children.

Remedy for Failure to Meet Requirement Within the Applicable Time Period

If any such officer fails to comply with these stock ownership and retention guidelines, the CEO will meet with the relevant officer to formulate an individualized and structured plan to ensure compliance.

The Board may, from time to time, with the assistance of the Compensation Committee, reevaluate and revise a Director’s or officer’s guidelines to give effect to material changes in the Company’s common stock price or capitalization. These guidelines may be waived for Directors and officers, at the discretion of the Compensation Committee, if compliance would create a severe hardship or for other good reasons. It is expected that these instances will be rare.

Other Matters. The Principles include a discussion of Board size and selection, the determination of the Board agenda, the process available for reporting concerns to the Audit Committee relating to our accounting and auditing matters, access to senior management and independent advisors, and other matters typical of boards of directors of other publicly traded semiconductor or peer companies.

Code of Business Conduct

We have adopted a broad Code of Business Conduct (“Code of Conduct”) for all of our Directors, officers and employees that we believe satisfies the standards promulgated by the Commission and NASDAQ. The Code of Conduct is available free of charge on our website at www.onsemi.com. To receive a copy, you may also write to our Investor Relations Department, ON Semiconductor Corporation, 5005 East McDowell Road, M/D-C302 Phoenix, Arizona 85008, call our Investor Relations at (602) 244-3437, or email your request to investor@onsemi.com.

Compliance and Ethics Program

We have a Compliance and Ethics Program designed to prevent and detect violations of the Code of Conduct, other standards of conduct and the law. A major goal of the Compliance and Ethics Program is to promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. In this regard, we have established avenues for parties external to the Company to raise compliance and ethics concerns to our Chief Compliance and Ethics Officer with respect to our employees, Directors, and third parties doing business with the Company. If you have a concern of this nature, you may report it anonymously (or on a non-anonymous basis) by: (1) calling the Compliance and Ethics Hotline (subject to local legal requirements) at the following numbers: U.S. and Canada: 1-800-243-0186; Japan (one of the following, depending on service provider): 00-539-111, 0034-811-001, 00-663-5111, followed by 1-800-243-0186; China (one of the following, depending on service provider): 10-800-711-1354, 10-800-110-1275; Hong Kong: ###-##-####; South Korea: 00308-13-2994; Slovenia: 080081634; Thailand: 001-800-11-003-1255; and Other Locations: AT&T country access code + 800-243-0186 (you can contact the ON Semiconductor Law Department for a list of AT&T access codes by country); (2) visiting the Ethics Hotline website at www.hotline.onsemi.com; (3) calling our Chief Compliance and Ethics Officer at (602) 244-5226; (4) mailing a note to the ON Semiconductor Chief Compliance and Ethics Officer at ON Semiconductor Law Department, M/D-A700, 5005 East McDowell Road, Phoenix, Arizona 85008; or (5) emailing a note to our Chief Compliance and Ethics Officer at sonny.cave@onsemi.com.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this CD&A is to provide material information about our compensation objectives and policies and to explain and put into context the material elements of the disclosure that is contained in this proxy statement with respect to the compensation of our Named Executive Officers. For 2016, our Named Executive Officers were:

•	Keith D. Jackson, President and CEO

•	Bernard Gutmann, Executive Vice President, Chief Financial Officer, and Treasurer

•	William A. Schromm, Executive Vice President and Chief Operating Officer

•	William M. Hall, Executive Vice President and General Manager, Power Solutions Group

•	Mamoon Rashid, Senior Vice President and General Manager, Strategic Business Ventures

Executive Summary

2016 Financial Highlights. Company highlights for the year ended December 31, 2016 are:

•	Total revenue exceeding $3.9 billion

•

Significant repositioning, enhanced by the acquisition of Fairchild, of the business into analog and power with focused attention on key growth markets, such as automotive, industrial, and communications

•	Gross margin of more than 33%

•	Net income of $0.43 per diluted share

•	Cash and cash equivalents of $1.03 billion

•	Completed the acquisition of Fairchild for approximately $2.5 billion in cash

•

Entered into a new credit agreement providing for a $600 million senior revolving credit facility and a $2.4 billion term loan “B” component used for the acquisition of Fairchild, replacing the Company’s prior senior revolving credit facility

2016 Compensation Actions. We undertook the following general actions in 2016 relating to compensation for our Named Executive Officers:

•	We granted certain increases in base salary that were effective in July 2016.

•	We maintained the design of our semi-annual cash incentive bonus program to include goals based solely on adjusted non-GAAP earnings per share (“Adjusted EPS”).

•

As in prior years, we made equity grants in the form of RSUs and PBRSUs. The RSUs vest in one-third increments over a three-year period. The first tranche of the PBRSUs vests at the end of an 18-month performance period depending on the achievement of a consolidated adjusted non-GAAP earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) goal. If the performance goal is achieved, the second tranche, in an amount equal to the first tranche, will vest based solely on the passage of time on the third anniversary of the date of grant. If the threshold performance goal is not exceeded, the entire PBRSU award will be canceled.

•

As in prior years, we included a multiplier component to the PBRSU grant for 2016 in order to further incentivize certain of our key employees, including our Named Executive Officers, to increase market share and revenue. The multiplier gave those employees the opportunity to earn up to an additional 100% of their PBRSU grant for meeting or exceeding certain market share growth and revenue growth goals.

Highlights of our compensation practices and policies for 2016 Named Executive Officer compensation include:

•	Our executives have stock ownership requirements that are designed to align their interests with those of our stockholders.

•	Our long-term equity incentives generally vest over a period of three years to ensure that our executives maintain a long-term view of stockholder value.

•	We design our compensation policies and practices so that they do not pose a material risk.

•	We provide only limited perquisites to our executives.

•	Our Named Executive Officers may not pledge or margin our stock, hedge their exposure to ownership of our stock, or engage in speculative transactions with respect to our stock.

•	Our change in control agreements do not contain single triggers or excessive benefits. There are no excise tax provisions in the employment agreements for our Named Executive Officers.

•	There are no tax gross-ups on any perquisites other than standard relocation benefits that are available to all employees and amounts paid for expatriate assignments.

•

The Company has followed a responsible approach to equity-based compensation in the past. The Company’s three-year unadjusted average annual burn rate as of December 31, 2016 is 1.19% and is based on (a) the sum of options granted, stock grant awards, RSUs, restricted stock awards, and PBRSUs granted divided by (b) weighted average shares outstanding. Under the adjusted burn rate approach utilized by ISS, the Company’s three-year adjusted average annual burn rate, as of December 31, 2016, is 2.73%, approximately one-third of ISS’ applicable burn rate benchmark of 7.66% for our industry. The adjusted number reflects that ISS considers full-value awards (RSUs, restricted stock, performance shares, performance share units, and stock grant awards) to be more valuable than stock options. The adjustment is made based on the Company’s annual stock price volatility, such that one full-value award will count as 2.5 option shares.

Stockholder Approval of our Compensation Decisions. At the 2016 annual meeting of stockholders, the Company’s stockholders approved the advisory (non-binding) vote on executive compensation by approximately 98.2% of the votes cast. The Compensation Committee considers this vote a validation of its approach to executive compensation and generally has continued its compensation processes and philosophy in making 2016 executive compensation decisions.

CEO Realizable Pay versus Pay Opportunity

A key component of our compensation philosophy is the link between compensation and both overall business results and individual performance. We strive to clearly communicate this alignment in our annual proxy reports, and determined that looking at realizable pay versus pay opportunity can illustrate this point more effectively when compared against stockholder value creation.

Many of the disclosures required in this report concerning CEO compensation discuss pay elements that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual earnings based on performance. For this purpose, we use the following definitions:

•

Pay opportunity represents the sum of salary, target cash bonus opportunity for each fiscal year, the grant date fair value of stock options granted in the fiscal year, the grant date fair value of RSUs and/or PBRSUs granted in the fiscal year, and all other compensation paid to or on behalf of the CEO.

•

Realizable pay represents the sum of salary, actual cash bonus paid for each fiscal year, the “in the money” value of any stock options granted in the fiscal year, as of the fiscal year end, RSUs and unvested and outstanding PBRSUs granted during the fiscal year and valued as of the fiscal year end, any PBRSUs earned in the fiscal year valued as of the fiscal year end, and all other compensation paid to or on behalf of the CEO.

The chart below indicates Mr. Jackson’s realizable pay compared to his pay opportunity and the corresponding year-end stock price. In evaluating this information, note that there is an inherent lag in any attempt to align pay and performance due to the fact that pay decisions for any year are based upon metrics and performance data from prior years.

Mr. Jackson’s realizable pay was above his pay opportunity in 2014, 2015, and 2016. Due to improved business results, stock appreciation, and aggressive market share growth in 2016, Mr. Jackson’s realizable pay significantly exceeded pay opportunity, tracking closely with the 30% increase in stock price when compared to 2015, which demonstrates alignment of his realizable compensation with stockholder interests.

CEO Realizable Pay for Performance Relative to Peer Group

In the course of reviewing our overall executive compensation program for 2016, Pearl Meyer reviewed the relationship between realizable total direct compensation (“TDC”) and our performance for the three fiscal years ended December 31, 2013, December 31, 2014, and December 31, 2015. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies over the corresponding period. For a discussion of our peer group companies, see “Processes and Procedures for Considering and Determining Executive Compensation — Use of Market Data” below in this CD&A.

This review was conducted to understand the degree of alignment between realizable TDC delivered to the CEO during the period and our performance relative to our peer group. For purposes of this review, Company performance is defined as TSR. Realizable TDC is defined as the sum of:

•	Actual base salaries paid over the three-year period;

•	Actual short-term incentives (bonuses) paid over the three-year period;

•	“In-the-money” value as of December 31, 2015 of any stock options granted over the three-year period;

•	The value as of December 31, 2015 of any restricted shares or RSUs granted over the three-year period; and

•	Payouts of cash-based long-term incentive plans and the value as of December 31, 2015 of any PBRSUs earned over the three-year period.

The chart below illustrates the percentile ranking of our 3-year TSR and the CEO’s realizable TDC. The CEO’s realizable TDC was within an “alignment corridor” representing a reasonable alignment in terms of TSR performance and magnitude of realizable pay. The Compensation Committee believes this demonstrates an appropriate alignment between our compensation program outcomes and Company performance.

Compensation Philosophy and Guiding Principles

Our Compensation Committee is responsible for setting our compensation philosophy and guiding principles and for monitoring their effectiveness. The principal objective of our compensation programs is to attract, retain, and motivate highly talented individuals who will deliver competitive financial returns to our stockholders while accomplishing our short-term and long-term plans and goals. We believe that this philosophy should apply to all our employees, with a more significant level of variability and compensation generally at risk as an employee’s level of responsibility increases. Our compensation philosophy is focused on the following core principles:

Market or Peer Company Comparison.  Our Compensation Committee, with the assistance of independent consultants, analyzes market compensation data in the design and implementation of our compensation programs. Our compensation programs must be competitive with those of our peer companies in order to retain our senior executives. As a general rule, we target the market median (50th percentile) for compensation and above the median for exceptional performance, although we may also deviate from the market median due to other factors. For a discussion of those other factors, see “Processes and Procedures for Considering and Determining Executive

Compensation — Other Factors” below in this CD&A. The Company considers other semiconductor and high-technology companies as its market and generally utilizes survey or peer company data in these sectors to analyze the competitiveness of compensation design.

Alignment with Stockholder Interests.  Achieving acceptable and expected corporate results and performance are a necessary condition for our executives to realize targeted levels of compensation, particularly with respect to variable pay and long-term incentives. We believe that basing a component of compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, the use of stock incentives further aligns executives’ interests with those of our stockholders.

Pay for Performance.  A portion of compensation should be tied to an individual’s performance, both to incentivize goal-oriented performance and to reward individual contributions to our performance.

Retention.     Our compensation program is designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with retentive features. For instance, we enter into employment agreements with our Named Executive Officers and other senior executives, which typically contain severance and change in control arrangements. In addition, our stock-based awards are designed to retain our officers and other employees, while also accomplishing our other compensation goals and objectives.

Purpose of Compensation

We design our compensation programs to retain valued employees and reward both individual and corporate performance. The goal of these programs is to promote shareholder value by delivering a competitive rewards package comprised of base pay, variable pay, and long-term incentives. Taking into account base pay and short and long-term incentives, but excluding other benefits described in the Summary Compensation Table below, approximately 87% of our CEO’s target TDC is determined based on the achievement of the Company’s performance. Our Named Executive Officers’ target TDC is approximately 79% based on the Company’s performance.

STI: Short-term incentive

LTI: Long-term incentive

Short-term incentives in our compensation program are cash-based. Such incentives are intended to promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Long-term incentives in our compensation program are stock-based. The aim of the long-term incentives is to motivate long-term performance while promoting key employee retention. The long-term incentive grants also afford the officer the opportunity to increase stock ownership, which aligns the officer’s interest with that of our stockholders and assists the officer in complying with our stock ownership guidelines. For a description of our stock ownership guidelines, see “Other Matters Relating to Executive Compensation — Stock Ownership Guidelines and Retention Requirements for Officers” below in this CD&A.

While our emphasis in determining the total reward package for each Named Executive Officer is on performance incentives, a competitive compensation program must also have elements that are not solely performance-based, including base-salary, time-based equity awards, and perquisites, in order to enable us to attract and retain talented executives. We consider peer group and market practices in determining the appropriate level of performance and non-performance based elements in our compensation programs.

Processes and Procedures for Considering and Determining Executive Compensation

Among other responsibilities, our Compensation Committee is primarily responsible for monitoring, annually reviewing, and approving the goals and objectives relevant to the compensation programs for our Named Executive Officers, including the CEO, and for establishing compensation for these officers.

Role of Compensation Consultants.      In determining compensation, the Compensation Committee considers information and advice provided by its independent consultants. The Compensation Committee has engaged Pearl Meyer as its consultant. The Compensation Committee believes that Pearl Meyer has the necessary skills, knowledge, industry expertise, and experience, as well as the resources available to provide a comprehensive approach to executive and director compensation planning, strategy, and governance. Pearl Meyer provides advice related to executive and non-employee director compensation as requested, including an annual analysis of executive compensation compared to peer company practice and data.

In late 2015, Pearl Meyer conducted an executive compensation study covering 16 executives and made recommendations regarding changes to compensation design for the 2016 program (the “Pearl Meyer report”). In 2016, Pearl Meyer also conducted studies and advised the Compensation Committee on matters involving change in control and severance provisions in agreements with Company executives. Pearl Meyer also participates in Compensation Committee meetings, makes proposals for compensation adjustments, advises and provides comparator group data on compensation for newly appointed officers, and provides other back-up information and analysis of compensation matters as requested.

The Compensation Committee consultant may also assist in preparing agendas for Compensation

Committee meetings and provide input on management materials and recommendations in advance of Compensation Committee meetings in order to identify and address any differences in advance of such meetings. While the Compensation Committee considers the advice and recommendations of its independent consultants, ultimately, the Compensation Committee has the decision-making authority with respect to our compensation programs, including the specific amounts paid to our executive officers.

Role of Senior Management in Determining Executive Compensation.   The Compensation Committee made all compensation decisions related to our Named Executive Officer compensation in 2016. However, our CEO and other senior officers regularly provide information and recommendations to the Compensation Committee on the compensation and performance of other officers, including, but not limited to:

•	the design, structure, and components of our compensation programs and of specific grants,

•	appropriate levels of compensation, including equity grants, and

•	the targets for corporate and business unit performance or other goals for our incentive compensation programs and stock-based awards.

The senior officers also assist the Compensation Committee in determining the level of achievement of the performance targets underlying performance-based awards and incentives and provide other information specifically requested by the Compensation Committee from time to time. The senior officers also provide information to the compensation consultants, as appropriate, at the request of the Compensation Committee or such consultants, and work with such consultants to develop relevant information and proposals for executive compensation planning and implementation. With respect to the compensation of the CEO, the independent consultant works directly with the Compensation Committee. The Compensation Committee does not seek, nor does management provide, recommendations from or decisions by management concerning the level of CEO compensation.

Use of Market Data.  In general, the Compensation Committee targets the market median based on peer group or other survey data for total compensation of our executive officers. However, the Compensation Committee recognizes that critical skill sets, performance, retention concerns, or other considerations may justify pay levels above or below the median. The Compensation Committee also considers comparison data, among other things, in determining the individual elements of our compensation programs and how to allocate between cash and non-cash compensation and between short-term and long-term incentive compensation. Although the peer company or other survey data is a starting point and a significant factor in the Compensation Committee’s compensation determinations, it is not the only factor. See “Other Factors” below in this CD&A.

The Compensation Committee used data provided in the Pearl Meyer report to assist in structuring the 2016 compensation packages for our Named Executive Officers. From time to time, we also use compensation survey data specific to the semiconductor industry obtained from third-party survey companies (e.g., AON/Radford) and not prepared specifically for us.

Based on information in a report prepared by Pearl Meyer, the Compensation Committee retained the peer group used for prior year compensation. Criteria used to screen the peer group included:

•	revenue between $1.7 billion and $6.7 billion, which was approximately 0.5 to 2 times the Company’s trailing 12-month annual revenue as of March 30, 2015;

•	market capitalization between $1.7 billion and $15 billion, which was approximately 0.33 to 3 times the Company’s market capitalization as of June 30, 2015; and

•	other semiconductor companies that are direct competitors of the Company.

After considering these criteria, the Compensation Committee determined that the peer group would consist of Advanced Micro Devices, Inc., Altera Corporation, Analog Devices, Inc., Atmel Corporation, Avago Technologies Ltd., Fairchild Semiconductor International, Inc., Freescale Semiconductor, Ltd., Marvell Technology Group Ltd., Maxim Integrated Products, Inc., Microchip Technology Inc., NVIDIA Corporation, Skyworks Solutions Inc., Vishay Intertechnology, Inc., and Xilinx, Inc. (the “2015 Peer Group”).

Information provided by Pearl Meyer comparing certain Company information to the 25th percentile, 50th percentile, 75th percentile, and average of the 2015 Peer Group follows:

	Revenue (1) ($ in millions)	Market Capitalization (2) ($ in millions)
Peer Group 25th Percentile	$2,189	$4,791
Peer Group 50th Percentile	$2,679	$10,319
Peer Group 75th Percentile	$4,348	$14,693
Peer Group Average	$3,120	$11,469
ON Semiconductor	$3,326	$5,017
ON Semiconductor Percentile Rank	66%	26%

(1)	Reflects trailing 12 months as of March 30, 2015
(2)	As of June 30, 2015

In February 2016, the Committee again considered the appropriateness of the peer group based on the Company’s projected revenue and investment capitalization in light of the then proposed acquisition of Fairchild. After discussion, the Committee determined to revise the comparator group to include the following companies (the “New Peer Group”): Advanced Micro Devices Inc., Analog Devices, Inc., Applied Materials Inc., Broadcom Limited (formerly Avago Technologies Ltd.), First Solar, Inc., Lam Research Corporation, Marvell Technology Group Ltd, Maxim Integrated Products, Inc., Microchip Technology Inc., NVIDIA Corporation, Qorvo, Inc., Skyworks Solutions Inc., Texas Instruments Inc., Vishay Intertechnology Inc., and Xilinx Inc. The 2016 compensation decisions for salary, target bonus percentage, short-term incentive, and equity awards of the Named Executive Officers were based on benchmarking against the 2015 Peer Group and not against the New Peer Group.

In evaluating the competiveness of compensation, the Pearl Meyer report compared the compensation of senior executives to that of their functional matches (e.g., CFO compensation is compared to the compensation of comparator company CFOs). The report included information on each executive’s competitive position for base salary, total cash at target (base pay and target bonus under the semi-annual incentive program), actual annual cash, equity grants, and TDC at target and actual (base pay, bonus, and equity grant value). In determining market data, Pearl Meyer utilized proxy data for the peer group, as well as data from four compensation surveys – the Radford Executive Survey, the CHiPs Technology Survey, the Pearl Meyer On-Point General Manager Global Survey and the Equilar Top 25 Compensation Survey. These surveys, which were intended to reflect trending compensation practices generally as well as current practices of companies in the semiconductor industry and broader technology segments, are widely used and were not prepared specifically for the ON Semiconductor compensation analysis.

Among other things, the Pearl Meyer report summarized the following with respect to 2015 annual cash compensation for the specified officers (negative amounts mean that compensation is below the competitive median and positive amounts reflect that compensation is above the competitive median). Data was aged 3.0% per year to January 1, 2016.

Officer	Salary (Variance from Competitive Median)	Total Target Cash (Variance from Competitive Median) (1)	Total Actual Cash (Variance from Competitive Median) (2)
Keith D. Jackson	1%	6%	8%
Bernard Gutmann	-4%	-7%	-8%
William A. Schromm	-23%	-24%	-28%
William M. Hall	-12%	-21%	-15%
Mamoon Rashid	-17%	-29%	-23%

(1)	Total target cash consists of 2015 base salary plus target bonus. Market annual incentive is based on target incentive opportunity for 2014.
(2)	Total actual cash consists of 2015 salary and actual bonus paid. Market annual incentive is based on actual incentive earned for 2014.

The Pearl Meyer report also summarized the following with respect to long-term incentive and total target and actual direct compensation for the specified officers (negative amounts mean that compensation is below the competitive median and positive amounts reflect that compensation is above the competitive median).

Officer	2015 LTI Grant Value (Variance from Competitive Median)	Total Direct Compensation at Target (Variance from Competitive Median) (1)	Total Actual Direct Compensation (Variance from Competitive Median (2)
Keith D. Jackson	-10%	2%	5%
Bernard Gutmann	-13%	-13%	-13%
William A. Schromm	-31%	-24%	-23%
William M. Hall	-21%	-18%	-15%
Mamoon Rashid	-36%	-30%	-28%

(1)

Total direct compensation at target consists of 2015 base salary, target annual bonus, and the grant date fair value of 2015 long-term incentive. Peer company long-term incentive awards reflect the three-year average grant value of awards. Market annual incentive is based on target incentive opportunity for 2014.

(2)	Total actual direct compensation consists of base salary, annual incentive and the grant date fair value of long-term incentive. Market annual incentive is based on actual incentive earned for 2014.

The Pearl Meyer report discussed the retention value of the Company’s compensation programs and certain actions that could increase such retention value and further align programs with market practices and shareholder interests, including increasing the performance measurement period for long-term incentive grants.

Other Factors. In addition to the market data provided by the independent consultant, the Compensation Committee also assesses other factors when making compensation decisions. This includes factors such as the executive’s individual responsibilities, skills, expertise, and value added through performance, as well as prior award accumulation. The performance of each officer is formally reviewed by management and shared with the Compensation Committee prior to the Compensation Committee’s annual determinations with respect to salary, target bonus adjustments, and long-term incentive awards. Our CEO presents the Compensation Committee with an individual performance overview for each executive officer, describing the officer’s accomplishments for the prior year, his or her strengths, areas of improvement, and development plans, and the officer’s potential for additional responsibility. The Compensation Committee separately reviews CEO performance based on, among other factors considered relevant, Company performance, including revenue growth, earnings growth, and earnings per share.

The Compensation Committee considers each component of executive compensation in light of total compensation. In considering awards and other adjustments to the total compensation of each Named Executive Officer, the Compensation Committee also considers the value of previous compensation, including then-outstanding equity grants. On a quarterly basis, management also provides the Compensation Committee with information concerning expectations regarding the vesting of outstanding long-term incentive awards. The Compensation Committee uses this data to evaluate whether the officer’s compensation, existing incentive opportunities from prior awards, and wealth accumulation from prior awards reflects Company operating performance and stockholder value, as well as the particular officer’s performance, the extent to which they continue to motivate the officer, and whether adjustments are required to the program or an individual officer’s compensation. The Compensation Committee will also consider other external factors that it considers relevant, such as the financial condition of the Company and other issues facing us at the time.

The Compensation Committee also considers contractual commitments in determining or recommending executive pay. Each of the Named Executive Officers has entered into an employment agreement with us. The employment agreements generally provide for an initial level of annual salary, a target percentage of annual salary that can be earned pursuant to the annual or semi-annual incentive plans, and a certain level of perquisites. However, the employment agreements also provide for periodic review by the Board or Compensation Committee of the officer’s salary and target percentage for the annual or semi-annual incentive plans. They also generally provide for certain payments in the event of termination of employment of the Named Executive Officer. The employment agreement of each Named Executive Officer is described below under the heading “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” in this proxy statement. The terms of these arrangements were approved by the Compensation Committee or the Board after considering the aggregate of these obligations in the context of the desirability of hiring or retaining the applicable officer. In each case, the initial level of salary and target percentage provided for in the employment agreements of the Named Executive Officers was less than or equal to the current salary and target percentage of the Named Executive Officers. Therefore, contractual commitments did not play a significant role in compensation decisions for 2016.

When considering equity awards to our officers, including the Named Executive Officers, the Compensation Committee considers our equity availability and usage, the potential voting power dilution to our stockholders, and the projected impact on our earnings for the relevant years. The Company believes that its share usage and potential dilution have generally been conservative compared to peer group levels.

While the Compensation Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. As previously discussed, we generally target the compensation levels among our executives to be competitive with the market. As compensation is competitively determined, the Compensation Committee believes that the differentiation between the pay of Mr. Jackson, our CEO, and the other Named Executive Officers is appropriate.

Risk Analysis. The Compensation Committee considers the potential for unacceptable risk-taking in its compensation design. We believe that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our long-term best interests. Material risk in our compensation design is mitigated in several ways, including as follows:

•	We have an appropriate mix of pay elements, with compensation not overly weighted toward any one compensation component.

•	We believe that the base salaries of our Named Executive Officers, as a component of total Named Executive Officer compensation, discourage undue risk-taking.

•	We design performance-based pay opportunities with goals that are intended to result in long-term value to the stockholders.

•	Earnings goals and opportunity in our performance-based incentive compensation programs are at levels intended to be attainable without the need to take inappropriate risks.

•	We cap bonus and incentive opportunities so that the upside potential is not so large as to encourage detrimental risk-taking.

•

Our stock-based incentives vest or are earned over a multi-year period, which provides long-term upside potential, but also requires the executive to bear the economic risk of the award over the vesting period.

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Assuming achievement of at least a minimum level of performance, payouts under certain of our performance-based plans generally result in some compensation at levels below target achievement, rather than an “all-or-nothing” approach.

•	We generally use different performance metrics in different programs and awards, which provides balance and lessens the opportunity to take undue risk in meeting a single goal.

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The stock components inherent in our long-term incentive program, combined with our stock ownership guidelines and retention requirements, align the interests of our executives with a goal of long-term preservation and appreciation of stockholder value.

•	Incentive payments and awards are subject to clawback in the event of a material restatement of our financial results.

•	The Compensation Committee considers information from comparator companies in compensation design, thereby avoiding unusually high pay opportunities relative to the Company’s peers.

•

To retain our executives, the Company maintains severance programs with reasonable terms (two years of salary for the CEO and one year for other executives) and a double trigger change in control provision.

Elements of Our Compensation Program

Our compensation programs are designed to provide a competitive total compensation package consistent with our performance in the marketplace and our desire to retain talented management. The 2016 compensation program for each of our executives includes:

•	base salary;

•	annual or semi-annual cash incentive awards tied to specific, quantifiable, and objective corporate performance measures;

•	annual equity awards, based on corporate performance;

•	severance and change in control agreements;

•	limited perquisites; and

•	other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, we believe that corporate and individual performance drive incentive compensation, and the principles that serve as the basis for executive compensation practices generally apply to the compensation plans for all employees.

Base Salary. The Compensation Committee approved base salary increases, effective July 16, 2016, as set forth below:

Officer	2015 Base Salary	2016 Base Salary	% Increase
Keith D. Jackson	$890,000	$925,000	4.0%
Bernard Gutmann	$460,227	$483,238	5.0%
William A. Schromm	$416,000	$478,400	15.0%
William M. Hall	$402,800	$430,996	7.0%
Mamoon Rashid	$350,097	$357,099	2.0%

In making determinations regarding these salary increases, the Compensation Committee considered information from and the analysis of its consultant, Pearl Meyer, where available. Differences in salary among officers are based on market median data and other factors as described in this CD&A.

The Compensation Committee also considered that following the adjustments, base salaries for the Named Executive Officers would vary from the market median in the following amounts: Mr. Jackson: +5%; Mr. Gutmann: 0%; Mr. Schromm: -11%; Mr. Hall: -6%; and Mr. Rashid: -16%.

Semi-Annual Cash Incentive Programs. Due to the highly cyclical nature of the industry, the Company maintains a semi-annual cash incentive program. The primary objectives of the program are to maximize return to shareholders and to retain our top performers. The 2016 program included the following parameters:

•	The 2016 program was a semi-annual plan providing for award opportunities based on first half and second half 2016 results.

•	As in 2015, the award opportunity for the program was based solely on Adjusted EPS.

•	The plan had various features that protected against unexpected outcomes.

¡	There would be no payout unless a threshold Adjusted EPS was achieved.

¡	The program capped the bonus at a 200% attainment factor and capped the amount that could be paid at 11% of our non-GAAP net income.

•

We granted each executive participating in the program an award opportunity based on a threshold (0%), target (100%), and stretch (200%) amount of eligible target bonus, based on earned base salary compensation paid during the bonus period.

•	The potential payment for the bonus period was based on eligible compensation for the period times the executive’s target bonus percentage times the attainment factor for the program period.

•	The Compensation Committee may exercise negative discretion and pay such lesser amount as it determines.

For purposes of calculating Adjusted EPS for our bonus program for the Named Executive Officers, our non-GAAP net income will include stock compensation expense and 2016 acquisitions and exclude the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; actuarial gains or losses on pension plans and other pension benefits; acquisition related costs; gain or loss on acquisitions; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; amortization of acquisition related intangible assets; non-cash interest expense; adjustment to reflect cash taxes; acquisition financing related cost; acquisition related break-up fees (incurred or owed); and unusual/non-recurring material items. However, an adjustment for unusual or non-recurring material items can only be made to reduce rather than increase an award that is intended to qualify for the performance-based compensation exception of Section 162(m) of the Code. See “Impact of Taxation and Accounting Considerations on Executive Compensation” below in this CD&A. Share repurchases are included in the budget. To the extent that the Company purchases shares in a materially different amount than in the budget, the Compensation Committee may exercise discretion to eliminate the impact of such repurchases on Adjusted EPS. Adjusted EPS will be determined by dividing our non-GAAP net income, as described above, by our diluted weighted-average common shares outstanding.

The Compensation Committee believed that Adjusted EPS should be used as a measure for the bonus plan rather than EPS to prevent payments under the plan from being significantly impacted (positively or negatively) by extraordinary or unusual events or non-cash items. For example, an executive should not be deterred in taking necessary actions, such as restructuring or plant closures, due to the potential impact on his compensation, nor should he be influenced by incentive compensation to take actions that may result in one-time benefits to the Company. The Compensation Committee also considered adjustments eliminating the effect of certain non-cash items to be appropriate believing that the adjusted numbers are a better indicator of current actual Company operating performance. The Compensation Committee used EPS as the sole metric in the semi-annual cash incentive plan to incentivize Named Executive Officers as well as all other participants to focus the Company on shareholder value. The Compensation Committee believes continued focus on this metric will improve the alignment of Company performance and shareholder value.

The Compensation Committee continues to evaluate whether the performance period for the bonus program should be annual instead of semi-annual. It has chosen a semi-annual period due in part to the volatility of the industry in which the Company operates and its consideration of what will most effectively incentivize management and employees.

At its meeting on February 18, 2016, the Compensation Committee considered the award opportunity for each of the Named Executive Officers and made the following changes to the target as a percentage of base salary.

Officer	2015 Target % of Base Salary	2016 Target of Base Salary
Keith D. Jackson	150%	150%
Bernard Gutmann	80%	80%
William A. Schromm	80%	80%
William M. Hall	70%	75%
Mamoon Rashid	60%	60%

In making determinations regarding these bonus opportunity levels, the Compensation Committee considered, among other factors, information from Pearl Meyer and management.

Cash Incentive Awards for the First Half of 2016.   On February 3, 2016, the Compensation Committee determined specific bonus plan parameters for our semi-annual cash incentive program for the first half of 2016 (“1H Bonus Program”).

As structured, cash bonuses under the 1H Bonus Program were to be paid only if the Company first achieved a minimum Adjusted EPS of $0.36 in the first half of 2016. Thereafter, actual bonuses under the 1H Bonus Program were to be based on the level of achievement of Adjusted EPS. Payouts were to be adjusted on a linear basis from the 0% payout level to the 100% payout level and from the 100% payout level to the 200% payout level as follows:

	0% Payout	100% Payout	200% Payout
Adjusted EPS	$0.36	$0.45	$0.55

In setting these payout metrics, the Compensation Committee considered the sensitivity of the metrics, noting that at the low end of the attainment range, there are significant percentage increases for each incremental $0.01 of Adjusted EPS. This was intended to provide additional and appropriate motivation for actions leading to higher EPS performance. Expectations regarding bonus attainment were in the 0% to 20% range. As a general rule, amounts were set after considering the potential impact on TSR. In addition, the targets were set such that budgeted performance for Adjusted EPS was slightly higher than the threshold level for the 1H Bonus Program.

For the first half of 2016, the Company exceeded the minimum Adjusted EPS goal and achieved an Adjusted EPS of approximately $0.382, resulting in a 23.9% bonus payout level. The Company paid a bonus to each of the Named Executive Officers as follows:

Officer	1H16 Bonus Program Payout
Keith D. Jackson	$159,533
Bernard Gutmann	$43,998
William A. Schromm	$39,770
William M. Hall	$32,657
Mamoon Rashid	$25,102

Cash Incentive Awards for the Second Half of 2016. On August 3, 2016, the Compensation Committee determined specific bonus plan parameters for the Company’s semi-annual cash incentive program for the second half of 2016 (“2H Bonus Program”). The 2H Bonus Program was substantially similar to the 1H Bonus Program except as described below.

As structured, cash bonuses under the 2H Bonus Program were to be paid only if the Company first achieved a minimum Adjusted EPS of $0.35 in the second half of 2016. The targets were set consistent with the methodology described with respect to the 1H Bonus Program. The 2H Bonus Program targets were the following:

	0% Payout	100% Payout	200% Payout
Adjusted EPS	$0.35	$0.49	$0.63

The targets were set such that budgeted performance for Adjusted EPS was between threshold and target.

For the second half of 2016, the Company achieved an Adjusted EPS of $0.527 resulting in a 104.9% of target bonus payout level and a bonus paid to each of the Named Executive Officers as follows:

Officer	2H16 Bonus Program Payout
Keith D. Jackson	$725,849
Bernard Gutmann	$202,086
William A. Schromm	$198,784
William M. Hall	$157,001
Mamoon Rashid	$112,244

We disclose the cash incentive awards for 2016 for the Named Executive Officers in the Summary Compensation Table and the Grant of Plan-Based Awards in 2016 Table in this proxy statement.

Long-Term Incentives. Long-term incentives for executives are entirely equity-based and are designed to reinforce the alignment of executive and stockholder interests. These rewards provide each individual with a significant incentive to manage from the perspective of an owner.

In February 2016, the Compensation Committee made annual long-term incentive awards to each Named Executive Officer consisting of 50% PBRSUs and 50% RSUs, pursuant to the Amended and Restated Plan.

The 2016 RSUs are time-based and will vest annually in one-third increments on each anniversary of the grant date. The 2016 PBRSUs have both a performance and time-based component as follows:

•	We designed the 2016 PBRSUs for the Named Executive Officers to vest in two equal amounts (tranches), subject to attainment of the threshold performance goal.

•

Vesting of one half of the PBRSUs (Tranche 1) is based upon achievement of the performance goal during the 18-month period starting on January 1, 2016 and ending at the close of the second financial quarter of 2017 (the “PBRSU Performance Period”). The Tranche 1 vesting amount will equal one-half of the total PBRSUs for the grantee multiplied by the attainment percentage.

•

If the performance measure for the 2016 PBRSUs is achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date.

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The 2016 PBRSUs have an 18-month performance measurement period and provide for payout between 0 and 200% of the target award level. Awards payable between threshold and target (the “Base Grant”) are based on Adjusted EBITDA for the PBRSU Performance Period. The Adjusted EBITDA threshold was $800 million (required for vesting to begin) and target Adjusted EBITDA was $1 billion (resulting in 100% vesting of the Base Grant), with linear interpolation from threshold to target. Shares that may be earned pursuant to the Base Grant may be referred to in this proxy statement as the “Base Grant Shares.”

•	If the $800 million threshold amount is not exceeded, the entire award is cancelled.

•

If Adjusted EBITDA is greater than the target level of $1 billion, the participant may earn an additional award amount of up to 100% of their Base Grant based on the achievement of market share growth and revenue growth targets for the PBRSU Performance Period pursuant to the Multiplier, as described below.

•	50% of the earned award, if any, will vest following completion of the 18-month performance period, and the remaining 50% will vest on the third anniversary of the grant date.

•	The Compensation Committee must approve the level of attainment of the performance goals and may exercise negative discretion with respect to the amount of shares that will vest based on such goals.

For purposes of calculating Adjusted EBITDA, non-GAAP net income will generally include stock compensation expense and 2016 acquisition activity and exclude: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; interest expense and interest income; income tax provision; acquisition related costs; net income attributable to non-controlling interests; depreciation and amortization; actuarial gains or losses on pension plans and other pension benefits; gain or loss on acquisitions; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; acquisition financing related cost; acquisition related break-up fees (incurred or owed to the Company); and unusual/non-recurring material items. However, an adjustment for unusual or non-recurring material items can only be made to reduce rather than increase an award that is intended to qualify for the performance-based compensation exception of Section 162(m) of the Code. See “Impact of Taxation and Accounting Considerations on Executive Compensation”

below in this CD&A.

The Compensation Committee believes that EBITDA is particularly relevant in our industry and in the challenging economic environment in which we operate and that it drives stockholder value. In addition, we consider Adjusted EBITDA to be an important tool in measuring our liquidity. The Compensation Committee believes that the adjustments to EBITDA are appropriate to avoid the impact (positive or negative) on achievement of the vesting parameters as a result of extraordinary or unusual items or non-cash items.

As in 2015, the Compensation Committee added a multiplier component (the “Multiplier”) to the 2016 PBRSU awards for certain key individuals, including the Named Executive Officers. The Multiplier was intended to further align the interests of participants with shareholder interests by driving exceptional business performance and focusing participants on key business indicators. The proposed Multiplier PBRSUs will have 2 tranches and an 18-month performance measurement period consistent with the PBRSU Performance Period. In order to achieve any portion of the Multiplier, the Company must first achieve the target Adjusted EBITDA measure ($1 billion) for the Tranche 1 shares. Once that threshold is achieved or exceeded, the Multiplier opens and achievement of the Multiplier metrics determines the payout.

	0% Payout	100% Payout
Market Share Growth (weight 60%)	5.845%	6.005%
Revenue Growth (weight 40%)	$5.0 billion	$5.6 billion

If the threshold is not met for either the market share growth or revenue growth portion of the Multiplier, the corresponding portion of the Multiplier will be zero. One half of the Multiplier PBRSUs will vest at the end of the Tranche 1 period based on the level of achievement of the Multiplier metrics. Tranche 2 of the Multiplier PBRSUs would then vest based on the passage of time on the third anniversary of the grant date in an amount equal to the vested Tranche 1 Multiplier PBRSUs.

The Multiplier allows participants to earn an additional 100% of the PBRSU Base Grant at 100% achievement of the Multiplier metrics. Thus, the participants’ total award opportunity is two times the annual PBRSU Base Grant amount. Shares that may be earned pursuant to the Multiplier component of the PBRSU award are referred to in this proxy statement as the “Multiplier Shares.” For the Multiplier to pay at maximum, the Company would have to fully meet both the market share and revenue growth rate stretch goals.

In deciding on the Multiplier metrics, the Compensation Committee believed that revenue growth is tightly correlated with shareholder return and that, in a slow growing market, market share growth is a good indicator of long-term business performance.

The market share growth component of the Multiplier is based on a peer group and is determined by dividing our total revenue for the performance measurement period by the sum of the semiconductor revenue of the peer group (including the Company) for the performance measurement period, subject to adjustment in certain cases. The target goals assume that the selected market share peer group and the Company will grow at 3.0%. The market share growth stretch performance goal is set at an assumed Company market share growth rate over the 18-month performance period of 6.0%, which is more than double the assumed growth rate of the peer group. The market share peer group consists of Analog Devices, Inc., Diodes Incorporated, Fairchild Semiconductor International, Inc., Freescale Semiconductor, Ltd., Infineon Technologies AG, International Rectifier Corporation, Intersil Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., NXP Semiconductors N.V., Renesas Electronics Corporation, ROHM Co., Ltd., STMicroelectronics N.V., Texas Instruments Incorporated, and Vishay Intertechnology, Inc. The market share peer group is comprised of the closest business and market share competitors of the Company, regardless of size.

As with the 2015 compensation program, the Compensation Committee elected a performance period of 18 months in order to more closely align the grant with shareholder advisory firm preferences and market practices and to further drive long-term performance. The Compensation Committee previously considered advantages and disadvantages of using a longer performance period, but concluded that an 18-month performance period provides for changing perspectives within a long-term award in a highly cyclical business. The Compensation Committee also believes that the volatility of potential payouts with a longer performance period carries retention risk or the potential to pay above the level of performance achieved after considering the relative performance of the Company. As a result, a shorter period is more manageable from a performance measurement perspective, and the additional vesting period provides ongoing retention value as well as a direct linkage to future stockholder returns. The Compensation Committee has also considered the advantages and disadvantages of using absolute versus relative performance measures. The Compensation Committee considered that absolute measures, such as those utilized for the 2016 program (except for the market share growth component of the Multiplier), are consistent with stockholder expectations, allow for greater sense of control and influence by the executive, encourage motivation, and are consistent with the Company’s cash flow and ability to pay.

In making determinations regarding target equity award levels, the Compensation Committee considered the CEO’s recommendation as well as market information showing that:

•

The annual grant value of the 2016 equity awards would vary from the market median for each of the Named Executive Officers as follows: Mr. Jackson: -1%; Mr. Gutmann: -3%; Mr. Schromm: -2%; Mr. Hall: +3%; and Mr. Rashid: -26%.

•

Following the salary increases and increase in bonus opportunity described above and taking into account the 2016 equity awards, target total direct compensation variance from the market median for each of the Named Executive Officers would be as follows: Mr. Jackson: 5%; Mr. Gutmann: -5%; Mr. Schromm: 0%; Mr. Hall: 0%; and Mr. Rashid: -24%.

Generally, award amounts for each individual officer, and compensation variance from the market median based on the applicable bench-marking data, were based on the comparative data and other factors and processes discussed above, as well as on the individual considerations described below. In setting the amount of equity awards and other compensation for 2016, the Compensation Committee also considered the following for each Named Executive Officer:

Keith D. Jackson. Mr. Jackson’s target TDC was slightly above the market 50th percentile. In determining Mr. Jackson’s 2016 total pay package, the Compensation Committee considered Mr. Jackson’s overall leadership of the corporation, execution of the Fairchild acquisition, achievement of challenging 2015 EPS and revenue growth targets, and continued gross margin improvements. The Compensation Committee recognizes Mr. Jackson’s deep understanding of the semiconductor industry, allowing him to guide the Company successfully through mergers and acquisitions in an ever changing economic environment.

Bernard Gutmann. Mr. Gutmann’s target TDC was positioned slightly below the market 50th percentile. During 2016, Mr. Gutmann led the Company in accomplishing the following: secured the $2.4 billion term loan “B” and new revolving credit facility to successfully complete the Fairchild acquisition, amended the $2.4 billion financing to lower interest, and developed and prepared the organization to meet new accounting standards. Mr. Gutmann’s breadth of understanding of the industry, his leadership across the Company that drove financial improvements, coupled with his strong analytical and accounting skills, allow him to positively contribute as the CFO.

William A. Schromm. Mr. Schromm’s target TDC was positioned at the market 50th percentile. Mr. Schromm was promoted to his position in August 2014. At that time, the Compensation Committee’s approach was to provide base pay increases that would position him closer to market by 2016. During 2016, Mr. Schromm demonstrated exemplary leadership in connection with the ongoing integration of Fairchild operations into ON Semiconductor. As a result of his efforts, Mr. Schromm and his operations team significantly improved IT platforms and quality metrics and achieved higher than expected operational savings.

William M. Hall. Mr. Hall’s target TDC was positioned slightly above the market 50th percentile. During 2016, under Mr. Hall’s leadership, we made substantial progress toward integrating the Fairchild Standard Products Group into ON Semiconductor, organically grew revenues and gained market share in a declining market, met aggressive gross margin and revenue goals, and dramatically grew the Power Integrated Modules (PIM) business through new product development.

Mamoon Rashid. Mr. Rashid’s target TDC was below the market 50th percentile. Mr. Rashid’s performance leading the System Solutions Group drove the Compensation Committee’s consideration of his 2016 pay package, including his restructuring of the business, his execution on the cost reduction plan, and his leadership in facilitating key changes in the group’s leadership structure. The Compensation Committee believes that Mr. Rashid’s pay is in line with System Solutions Group business performance. In late 2016, Mr. Rashid returned from his expatriate assignment in Japan and the Systems Solutions Group was integrated into ON Semiconductor’s three remaining core business groups (Power Solutions Group, Analog Solutions Group, and Image Sensor Group). Mr. Rashid assumed a new role leading the Strategic Business Ventures.

The Compensation Committee’s review of the individual performance of each Named Executive Officer is not formulaic. The factors outlined above were considered in conjunction with many others, including, but not limited to, the then-current business environment and business challenges, the retentive value of the total compensation package, and the cost of retention, that are taken into account in the course of making subjective judgments in determining final levels of executive compensation.

The following table sets out the 2016 target equity awards granted to each Named Executive Officer:

Officer	Approximate Value (1)	PBRSUs (1) (# of Units)	Time-Based RSUs (1) (# of Units)
Keith D. Jackson	$4.6 million	255,272	255,272
Bernard Gutmann	$1.4 million	77,692	77,692
William A. Schromm	$1.7 million	94,340	94,340
William M. Hall	$1.3 million	72,143	72,143
Mamoon Rashid	$0.8 million	44,396	44,396

(1)

The actual value of each such award is disclosed in columns (h) and (j) of the Outstanding Equity Awards at Fiscal Year End 2016 table below in this proxy statement, as described in such table. The approximate values and number of shares in the table above assume that all PBRSUs would vest at target and do not include the value and number of Multiplier Shares. The number of units granted was based on the closing stock price on the date of grant (March 7, 2016) of $9.01 per share.

Due to the 18-month performance period for the 2016 PBRSU grant, Adjusted EBITDA for the performance period will not be determined until the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter of 2017.

See “Compensation of Executive Officers — 2016, 2015, and 2014 Awards of Equity — 2016 Awards of PBRSUs” and “— 2016 Awards of Time-Based RSUs” below in this proxy statement for further description of the 2016 equity awards. We also disclose these awards in the Summary Compensation Table in this proxy statement. The Grant of Plan-Based Awards in 2016 table, the Outstanding Equity Awards at Fiscal Year-End 2016 table and the 2016 Option Exercises and Stock Vested table also contain information about our long-term incentive awards to Named Executive Officers.

Long-Term Incentive Awards for 2017. In February 2017, the Compensation Committee approved annual long-term incentive grants to our Named Executive Officers. These awards operate substantially the same as the awards made in 2016. As in 2016, the 2017 long-term incentive awards for our Named Executive Officers are entirely equity-based and consist of 50% time-based RSUs and 50% PBRSUs; adjusted non-GAAP EBITDA remains the base performance metric for the 2017 PBRSUs; and the 2017 RSUs will vest in equal annual amounts over a three-year period.

As in 2016, the performance period for the 2017 PBRSUs will be six quarters, commencing with the first quarter of 2017. Attainment of the goals will be established at the end of the six quarters and will determine how many PBRSUs may vest. If attainment meets or exceeds target for the PBRSUs, then 50% of the total award will vest following the filing of the Company’s Form 10-Q for the second quarter of 2018. The remaining 50% of the total award will vest, based only on the passage of time and continued employment, on the third anniversary of the grant date.

As in 2016, there is also a multiplier component to the 2017 grant. Certain key individuals are eligible to earn an additional amount up to 100% of their annual PBRSU grant if the target adjusted non-GAAP EBITDA performance metric is met. In the event this is achieved, the additional PBRSU shares may be earned based on attainment of market share and free cash flow goals. The Committee believes that the ability to earn upside potential on the PBRSUs is consistent with market practice and will encourage management to accelerate the growth of the Company.

Other Elements Affecting Compensation

Severance and Change in Control Agreements. Under the 2000 Stock Incentive Plan (the “2000 SIP”) and the Amended and Restated Plan, the Board of Directors has discretion to accelerate equity-based vesting upon a “change in control.” In addition, with respect to our Named Executive Officers, our outstanding option agreements, RSU agreements, and PBRSU agreements generally contain provisions causing the unvested portion of the awards to vest upon a termination of employment without cause (including, if applicable, a deemed termination for good reason) within a two-year period after a change in control. In 2016, the acceleration provisions of the PBRSU award agreements were refined. Under the new provisions, if a change in control occurs prior to the end of the performance period for the award, the units that could vest will be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the change in control. If the Company thereafter terminates the employee without cause or the employee resigns for good reason, a number of units will vest in an amount determined by a fraction, the numerator of which is the number of days the employee was employed during the performance period and the denominator of which is the total number of days in the performance period. If a change in control occurs after the end of the performance period, the units earned but not vested at that time will vest. For a description of the severance and change in control provisions of the employment agreements for our Named Executive Officers, see “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” and “Compensation of Executive Officers — Potential Payments Upon Termination of Employment or Change in Control” below in this proxy statement.

We believe that our severance benefits and change in control arrangements are consistent with the principal objectives of our compensation programs. To the extent a Named Executive Officer’s agreement contains severance benefits or a change in control provision, such benefit is predicated upon the Named Executive Officer being terminated “without cause” or resigning “for good reason,” as such terms are defined in their agreements. In addition, our severance benefits are subject to the Named Executive Officer signing a general release and waiver and complying with certain restrictive covenants, including non-solicitation, confidentiality and non-disparagement agreements, as well as non-competition or non-interference agreements, which serves the best interests of the Company and its stockholders.

We believe that our management has played a crucial role in making us a successful company and it sends an important signal to the market and potential employees that we are willing to protect our management with some guaranteed compensation in the event of a termination after a change in control. In addition, management may be less inclined to resist change in control transactions that are in the best interests of our stockholders if they have the added security that comes with such change in control arrangements.

Our change in control provisions do not include excise tax gross-ups. We examine our severance benefits and change-in-control arrangements on a regular basis.

Generally Available Benefits and Retirement Plan. We do not offer executive retirement plans, pension benefits, or non-qualified deferred compensation plans. Instead, we provide our Named Executive Officers with opportunities to accumulate retirement income primarily through appreciation of their equity awards.

Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with significant perquisites. Executives are eligible to participate in benefit programs designed for all of the Company’s full-time employees. These programs include a tax-qualified employee stock purchase plan, a 401(k) savings plan, and medical, dental, disability, and life insurance programs. We also have a relocation program, and provide a tax gross-up for certain benefits under this program, that is available to all employees who enjoy the benefits of the relocation policy. Other amounts may also be available for expatriate assignments. All employees receive mileage reimbursement if driving their own cars for Company business. An auto allowance of $800 per month is provided to outside sales and field engineering positions and $1,200 per month is provided to Senior Vice Presidents and above.

In addition to benefits that provide for broad-based employee participation, we provide our executives limited perquisites that we believe help to maintain the competitiveness of our compensation package vis-à-vis our peer companies and provide value at a reasonable cost to the Company. These include enhanced coverage for life insurance (each executive receives life insurance coverage of $1,000,000, which is $500,000 above the maximum allowed standard coverage of two-times base salary that is afforded to all employees) and financial planning services (up to $10,000 per year).

We describe the perquisites paid in 2016 to each of the Named Executive Officers in the Summary Compensation Table of this proxy statement.

Impact of Taxation and Accounting Considerations on Executive Compensation

Our Compensation Committee attempts to establish executive officer compensation programs that will allow related income tax deductions to the extent it determines that such actions are consistent with our compensation philosophy and in the best interests of our stockholders.

Section 162(m) of the Code places a $1 million limit on the amount of compensation the Company can deduct in any one year for compensation paid to our CEO and any of our three other most highly-compensated executive officers (excluding our Chief Financial Officer). This $1 million limit does not apply to compensation that qualifies for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m). While the Compensation Committee considers the deductibility of awards as a factor in determining executive compensation, the Compensation Committee reserves the right to make compensation payments and awards that do not qualify for the performance-based compensation exception to Section 162(m) when it believes such payments are appropriate and in the best interests of the Company.

The cash bonus awards made pursuant to our semi-annual cash incentive program described above are generally intended to qualify for the “performance-based compensation” exception to the limitation on deductibility imposed by Section 162(m). The full amount of compensation resulting from the exercise of options and the vesting of PBRSUs granted under our 2000 SIP and the Amended and Restated Plan (including the time-based components of our 2016 PBRSUs) is also intended to qualify for the “performance-based compensation” exception. The amount of compensation resulting from the vesting of time-based RSUs granted pursuant to our 2000 SIP and the Amended and Restated Plan does not qualify for the “performance-based compensation” exception.

As described in more detail above, for awards granted in 2016 that are intended to comply with Section 162(m), the Compensation Committee used the following performance criteria under the Amended and Restated Plan: adjusted EBITDA, adjusted EPS, revenue growth, and market share growth. The payments and awards made to our Named Executive Officers that are intended to comply with Section 162(m) as described above are disclosed in the Summary Compensation Table below in this proxy statement. As of the filing of this proxy statement, there are no unresolved administrative proceedings or litigation initiated by the Internal Revenue Service (“IRS”) that challenge the Section 162(m) compliance of the Amended and Restated Plan in general or awards made under the Amended and Restated Plan for which a Section 162(m) deduction has been claimed or any Notice of Deficiency, Notice of Proposed Adjustment, or Revenue Agent’s Report that states the IRS’s position that we improperly claimed a deduction in violation of Section 162(m) with respect to the Amended and Restated Plan in general or any awards made under the Amended and Restated Plan.

While certain awards may be intended to qualify for the “performance-based compensation” exception under Section 162(m), the determination of whether compensation actually qualifies for the exception is complex and is based on the facts and circumstances of each case, and the actual deductibility of any amount may be challenged and disallowed. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) will, in fact, so qualify.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

The Compensation Committee also takes into account other tax and accounting consequences of its total compensation program and weighs these factors when setting total compensation and determining the individual elements of an officer’s compensation package.

Other Matters Relating to Executive Compensation

Hedging / Pledging Transactions. We have a comprehensive Insider Trading Policy, which, among other things, prohibits our Named Executive Officers from engaging in hedging or monetization transactions with respect to our securities, including, but not limited to, short sales, buying or selling puts or calls, or similar derivative securities transactions, prepaid variable forwards, equity swaps, collars, and exchange funds. We believe these transactions could give rise to a conflict of interest, which could negatively impact market perceptions about the Company and its Named Executive Officers. Our Named Executive Officers are also prohibited from any pledging or margin transactions with respect to our stock, including, but not limited to, holding our securities in a margin account or otherwise pledging such securities as collateral for a loan.

Equity Award Policy. In August 2006, we adopted an equity award grant date policy statement. Under the policy, equity grants under our stock incentive plans generally become effective on the first Monday (or next following trading day if the first Monday is not a trading day) of the next month following the date of Board, Compensation Committee, or CEO approval of the grant. From time to time, the Compensation Committee may approve an exception to the grant date policy in its discretion. Options granted are priced at the closing market value on the date of grant. We generally make our annual equity awards to executives in the first quarter of each year. The Company does not have a practice of timing grants of stock-based awards to coordinate with the release of material information to the market.

Stock Ownership Guidelines and Retention Requirements for Officers. Under our Corporate Governance Guidelines, our Senior Vice Presidents and more senior executive officers are required to hold our common stock in an amount equal to one to six times the officer’s base salary. There is a transition period to achieve the required ownership. In 2014, we also added certain stock retention requirements that apply to our officers. The required holdings and transition period are described under “The Board of Directors and Corporate Governance — Corporate Governance Principles — Directors’ and Officers’ Stock Ownership and Retention Guidelines” above. None of our Named Executive Officers are currently in violation of the guidelines.

Clawback Policy. In February 2014, we adopted a clawback policy. The policy requires the Company to seek to recover any incentive-based compensation awards and payments made to any covered person in the event that: (i) the Company is required to prepare a financial restatement resulting from material noncompliance with any financial reporting requirements under the securities laws, which restatement would have resulted in payment of a lesser incentive as determined by the Board of Directors; (ii) there has occurred any intentional misconduct by the covered person that is materially injurious to the Company; or (iii) there has occurred any breach by the covered person of any material provision in his or her employment agreement with the Company or in any other agreement with the Company that contains non-solicitation, confidentiality, non-compete, non-disclosure, or non-disparagement provisions applicable to the covered person. A “covered person” is any current or former Senior Vice President, Executive Vice President, or Chief Executive Officer, or any other person as determined by the Board in its sole discretion.

The compensation to be recovered pursuant to this policy is limited to any award or payment made under any incentive-based compensation plan, including any corporate bonus plan and any RSUs, PBRSUs, stock options, or other form of equity award, made or paid by the Company during the applicable recovery period. In the case of any intentional misconduct or breach of a key agreement, the full amount of the award or payment would be recoverable. In the case of a restatement, the amount subject to recovery would be the difference between the amount granted or paid and the amount that should have been granted or paid based on the restatement as determined by the Board of Directors.

The applicable recovery period for an accounting restatement is the 3-year period preceding the date on which the Company is required to prepare an accounting restatement (determined in accordance with any applicable law, regulation, or interpretation, or otherwise by the Board of Directors), which restatement would have resulted in payment of a lesser incentive as determined by the Board of Directors. With respect to intentional misconduct or breach of a key agreement, the applicable recovery period is the 3-year period preceding the date on which the Board of Directors determines that these triggers exist. With respect to stock options that have been exercised, the Company will be entitled to recover: (i) the gross number of shares for which the option was exercised or the value thereof on the date of exercise and (ii) any profit made by the covered person upon any sale of such shares. The amount of any recoupment will be the gross amount of the award or payment without taking into account any withholdings for tax or other amounts. The form of recoupment may be from future compensation, forfeiture of outstanding equity awards, direct repayment by the affected individual(s), or any combination of the foregoing at the discretion of the Board of Directors and subject to applicable law.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A included in the proxy statement for the Annual Meeting of Stockholders. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2016 Annual Report on Form 10-K and the proxy statement for the Annual Meeting.

This report is submitted by the Compensation Committee.

Gilles Delfassy, Chair

Atsushi Abe

Curtis J. Crawford

Teresa Ressel

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth information concerning compensation earned by, or paid for services provided to us or our subsidiaries for the periods indicated to, our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Jackson,	2016	906,154	0	6,900,002	0	885,382	0	34,669	8,726,207
President and Chief	2015	924,231	0	6,300,021	0	667,089	0	34,284	7,925,625
Executive Officer	2014	874,444	0	5,250,006	0	1,322,883	0	30,940	7,478,273
Bernard Gutmann,	2016	470,848	0	2,100,015	0	246,084	0	32,406	2,849,253
Executive Vice	2015	464,086	0	1,875,024	0	177,425	0	32,330	2,548,865
President, Chief	2014	417,591	0	1,650,013	0	336,200	0	41,299	2,445,103
Financial Officer, and Treasurer
William A.	2016	444,800	0	2,550,010	0	238,554	0	42,310	3,275,674
Schromm,	2015	422,769	0	1,650,027	0	161,928	0	42,207	2,276,931
Executive Vice	2014	368,400	0	1,500,012	0	266,616	0	41,366	2,176,394
President and Chief
Operating Officer
William M. Hall,	2016	394,697	0	1,950,025	0	189,658	0	44,857	2,579,237
Executive Vice
President and
General Manager,
Power Solutions Group
Mamoon Rashid,	2016	353,329	0	1,200,024	0	137,346	0	2,121,671	3,812,370
Senior Vice	2015	357,679	200,000	1,050,010	0	102,876	0	1,036,815	2,747,380
President, Strategic	2014	334,188	0	900,012	0	202,239	0	625,825	2,062,264
Business
Ventures(6)

(1)

Amounts in this column represent the aggregate grant date fair value of awards of PBRSUs (including the Multiplier Shares) and time-based RSUs computed in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and PBRSUs is derived using the closing price on the date of grant. For PBRSUs, the grant date fair value is calculated by multiplying the probable number of units to vest as of the grant date by the closing price of a share of common stock on the grant date. The valuation is based upon the probable outcome of the performance conditions underlying the PBRSUs (including the Multiplier Shares), consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. We describe the 2016, 2015, and 2014 awards of PBRSUs and time-based RSUs below under “2016, 2015, and 2014

Awards of Equity” and, as for the 2016 awards, in the CD&A under “Elements of Our Compensation Program — Long-Term Incentives.”

The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2016. As of February 24, 2017, all of the PBRSUs awarded on March 3, 2014 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. As of February 24, 2017, approximately 67% of the PBRSUs awarded on March 2, 2015 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. As of February 24, 2017, all of the PBRSUs awarded on March 7, 2016 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. The estimated number of units which are expected to vest are evaluated and adjusted each reporting period, as necessary, in connection with the Company’s quarterly and annual financial statements.

With respect to awards of PBRSUs made in 2016 and included in the table, the chart below sets forth the maximum number of PBRSUs (including the Multiplier Shares) that could have vested if all performance conditions are or were met, as well as the aggregate grant date fair value of the award on the date of grant, assuming that the highest level of performance conditions were achieved:

Name	Grant Date	Total Number of Units	Fair Value per Share ($)	Aggregate Grant Date Fair Value ($)
Keith D. Jackson	3/7/2016	510,544	$ 9.01	$4,600,001
Bernard Gutmann	3/7/2016	155,384	$ 9.01	$1,400,010
William A. Schromm	3/7/2016	188,680	$ 9.01	$1,700,007
William M. Hall	3/7/2016	144,286	$ 9.01	$1,300,017
Mamoon Rashid	3/7/2016	88,792	$ 9.01	$800,016

(2)	The Company did not award options to our Named Executive Officers in 2014, 2015, or 2016.

(3)	The amount in this column consists of earnings by each Named Executive Officer under our semi-annual cash incentive programs in 2016, 2015, and 2014.

(4)	There are no defined benefit or actuarial pension plans with respect to our Named Executive Officers.

(5)	Amounts in this column for 2016 consist of the items in the table below:

Name	Company Contributions Under 401(k) Plan (a)	Executive Group Term Life Insurance Imputed Income* (b)	Premiums Paid by the Company for Basic Life Insurance and Accidental Death And Dismemberment Insurance (c)	Car Allowance* (d)	Financial Planning Services* (e)	Imputed Income for Post-Tax Long-Term Disability Insurance Benefit Payments (f)
Keith D. Jackson	$10,600	$7,524	$1,044	$14,400	--	$1,101
Bernard Gutmann	$10,600	$4,902	$1,044	$14,400	--	$1,460
William A. Schromm	$10,600	$4,902	$1,044	$14,400	$10,000	$1,364
William M. Hall	$10,600	$7,524	$1,044	$14,400	$10,000	$1,289
Mamoon Rashid**	$10,600	$4,902	$1,044	$7,200	$10,000	$1,078

*	The Company also pays social security tax at the rate of 6.2% and Medicare tax at the rate of 1.45% on the amounts listed in columns (b), (d), (e), and (f).

**

In addition, Mr. Rashid was provided with certain benefits totaling $2,086,847 relating to his relocation to and assignment in Japan, including: host country taxes ($1,659,175), gross ups ($119,943), tax equalization ($136,686), rent and utilities ($67,199), goods and services differential ($73,016), mail forwarding ($1,111), family home leave ($12,998), tax preparation ($500), relocation allowance ($16,000), moving expenses ($182), and gift card ($37).

(6)

As described under “Employment, Severance, and Change in Control Agreements and Arrangements,” in January 2013, Mr. Rashid was awarded a retention bonus of $200,000 which became nonrefundable upon the fulfillment of certain conditions, including that Mr. Rashid maintain continuous employment with us for two years. The conditions were satisfied as of January 7, 2015. Amounts in column (d) for 2015 reflect this bonus.

Grants of Plan-Based Awards in 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Inventive Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($) (6)
Name	Grant Date	Approval Date (1)	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Keith D. Jackson		2/3/2016	0	667,500	1,335,000
	3/7/2016	2/18/2016							255,272			2,300,001
	3/7/2016	2/18/2016				0	255,272	510,544				4,600,001
		8/3/2016	0	693,750	1,387,500
Bernard Gutmann		2/3/2016	0	184,091	368,182
	3/7/2016	2/18/2016							77,692			700,005
	3/7/2016	2/18/2016				0	77,692	155,384				1,400,010
		8/3/2016	0	193,295	386,590
William A. Schromm		2/3/2016	0	166,400	332,800
	3/7/2016	2/18/2016							94,340			850,003
	3/7/2016	2/18/2016				0	94,340	188,680				1,700,007
		8/3/2016	0	191,360	382,720
William M. Hall		2/3/2016	0	140,980	281,960
	3/7/2016	2/18/2016							72,143			650,008
	3/7/2016	2/18/2016				0	72,143	144,286				1,300,017
		8/3/2016	0	161,623	323,247
Mamoon Rashid		2/3/2016	0	105,029	210,058
	3/7/2016	2/18/2016							44,396			400,008
	3/7/2016	2/18/2016				0	44,396	88,792				800,016
		8/3/2016	0	107,130	214,260

(1)

Pursuant to the Company’s Equity Award Grant Date Policy Statement, the date of grant is the first Monday (or the next following trading day if that Monday is not a trading day) of the month following the month in which the grant was approved by either the Board or the Compensation Committee. For additional information regarding our Equity Award Grant Date Policy Statement, see “Other Matters Relating to Executive Compensation — Equity Award Policy” in the CD&A. The incentive programs for the first half of 2016 and for the second half of 2016 were established by the Compensation Committee on February 3, 2016 and August 3, 2016, respectively.

(2)

Amounts in this column represent the possible payouts under the Company’s semi-annual cash incentive programs for 2016, which are described in the CD&A under “Elements of Our Compensation Program — Semi-Annual Cash Incentive Programs.” Possible payouts were calculated based on target and maximum bonus attainment times the target bonus percentage set for each officer multiplied by the officer’s eligible earnings in effect for the annual period.

(3)

This column represents PBRSU awards made in 2016. The amounts in the “Threshold” column (f) represent the minimum number of units that would vest, if any, under the award agreements for the 2016 PBRSUs assuming that certain threshold performance measure(s) are achieved. The amounts in the “Target” column (g) represent the total number of Base Grant units assuming that all performance goals are achieved and therefore all units would vest, but without inclusion of any Multiplier Shares. The amounts in the “Maximum” column (h) represent the total number of units granted assuming that all performance goals are achieved for both the Base Grant and the

Multiplier Shares and therefore all units would vest for both the Base Grant and Multiplier Shares. The PBRSUs vest in equal amounts over two consecutive 18-month periods, subject to the attainment of the threshold performance goal. If the performance measure for the PBRSUs that is achieved exceeds the threshold level, the potential Base Grant amount would be determined based on linear interpolation from threshold to target. If the performance measure that is achieved exceeds the target level, the amount of Multiplier Shares is determined based on linear interpolation up to an additional 100% of the Base Grant based on additional performance goals. One-half of such amount would vest at the end of the first eighteen month period and an additional one-half of such amount would vest on the third anniversary of the grant date based solely on the passage of time, assuming that the officer remains employed on such date. If the performance measure that is achieved equals or is less than the threshold performance level, the entire award will be canceled. These awards are described in the CD&A under “Elements of our Compensation Program – Long-Term Incentives” and below under “2016, 2015, and 2014 Awards of Equity – 2016 Awards of PBRSUs.”

(4)

This column represents time-based RSU awards made to our Named Executive Officers in 2016. These awards are described in the CD&A under “Elements of our Compensation Program – Long-Term Incentives” and below under “2016, 2015, and 2014 Awards of Equity – 2016 Awards of Time-Based RSUs.”

(5)	There were no option awards made to the Named Executive Officers in 2016.

(6)

This amount represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and PBRSUs is derived using the closing price on the date of grant. The valuation for PBRSUs is based upon the probable outcome of the performance conditions underlying the PBRSUs (including the Multiplier Shares), consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2016.

2016, 2015, and 2014 Awards of Equity

Below is a summary of the 2016, 2015, and 2014 awards of PBRSUs and other equity awards. For additional information regarding equity awards, see the CD&A under “Elements of Our Compensation Program — Long-Term Incentives” in this proxy statement.

2016 Awards of Equity

In February 2016, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2015, the Compensation Committee granted awards to each Named Executive Officer consisting of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 255,272 PBRSUs and 255,272 RSUs; Mr. Gutmann 77,692 PBRSUs and 77,692 RSUs; Mr.

Schromm 94,340 PBRSUs and 94,340 RSUs; Mr. Hall 72,143 PBRSUs and 72,143 RSUs; and Mr. Rashid 44,396 PBRSUs and 44,396 RSUs.

2016 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The 2016 PBRSUs are designed to vest in two equal amounts (tranches), subject to attainment of the threshold performance goal. Vesting of one half of the PBRSUs (Tranche 1) is based upon achievement of the performance goal during the eighteen month period starting on January 1, 2016 and ending at the close of the second financial quarter of 2017 (the “PBRSU Performance Period”). The Tranche 1 vesting amount will equal one-half of the total PBRSUs for the grantee multiplied by the attainment percentage. If the performance measure for the 2016 PBRSUs is achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date. If the threshold performance goal is not exceeded, the entire award would be canceled.

The applicable performance measures for the 2016 PBRSUs are as follows and include straight line interpolation between threshold and target Adjusted EBITDA.

Measurement Period #	Performance Goals
Adjusted EBITDA
PBRSU Performance Period	Threshold - $800 million
Target - $1 billion

The Company added a Multiplier to the PBRSU awards for certain key individuals, including the Named Executive Officers. Once the target performance goal for Adjusted EBITDA is achieved or exceeded for the PBRSUs, the Multiplier opens and achievement of the Multiplier goals as follows determines the payout:

	0% Payout	100% Payout
Market Share Growth (Weight 60%)	5.845%	6.005%
Revenue (Weight 40%)	$5.0 billion	$5.6 billion

The Multiplier allows participants to earn an additional 100% of the Base Grant at 100% achievement of the Multiplier metrics. Thus, the participant’s total award opportunity is two times the Base Grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	255,272	255,272	510,544
Bernard Gutmann	77,692	77,692	155,384
William A. Schromm	94,340	94,340	188,680
William M. Hall	72,143	72,143	144,286
Mamoon Rashid	44,396	44,396	88,792

We describe the calculation of Adjusted EBITDA for the 2016 PBRSUs above in the CD&A under the heading “Elements of Our Compensation Program – Long-Term Incentives.”

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine adjusted non-GAAP EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested 2016 PBRSUs will be canceled and forfeited. Pursuant to the 2016 PBRSU award agreements, if a change in control occurs prior to the end of the PBRSU Performance Period, the units that could vest will be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the change in control. If the Company thereafter terminates the employee without cause or the employee resigns for good reason, a number of units will vest in an amount determined by a fraction, the numerator of which is the number of days the employee was employed during the PBRSU Performance Period and the denominator of which is the total number of days in the PBRSU Performance Period. If a change in control occurs after the end of the PBRSU Performance Period, the units earned but not vested at that time will vest.

The Company has filed a form of award agreement for the 2016 PBRSUs as an exhibit to its filings under the Exchange Act.

2016 Awards of Time-Based RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2016 awards of time-based RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 7, 2019. Compensation Committee approval is not required for vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

2015 Awards of Equity

In February 2015, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2014, the Compensation Committee granted awards to each Named Executive Officer of the Company in 2015. The awards consisted of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 159,575 PBRSUs and 159,575 RSUs; Mr. Gutmann 47,493 PBRSUs and 47,493 RSUs; Mr. Schromm 41,794 PBRSUs and 41,794 RSUs; and Mr. Rashid 26,596 PBRSUs and 26,596 RSUs. Mr. Hall was not a Named Executive Officer in 2015.

2015 Awards of PBRSUs. Each 2015 PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The 2015 PBRSUs were designed to vest in two equal amounts (tranches), subject to attainment of the threshold performance goal. Vesting of one half of the PBRSUs (Tranche 1) was based upon achievement of the performance goal during the eighteen month period starting on January 1, 2015 and ending at the close of the second financial quarter of 2016 (the “PBRSU Performance Period”). The Tranche 1 vesting amount was to equal one-half of the total base grant units for the grantee multiplied by the attainment percentage. If the performance measure for the 2015 PBRSUs was achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date. If the Tranche 1 threshold was not exceeded, the entire award would be canceled.

The applicable performance measures for the 2015 PBRSUs are as follows and include straight line interpolation between threshold and target Adjusted EBITDA.

Measurement Period #	Performance Goals
Adjusted EBITDA
PBRSU Performance Period	Threshold – $800 million
Target – $1 billion

The Company added a Multiplier to the PBRSU awards for certain key individuals, including the Named Executive Officers. Once the target performance goal for Adjusted EBITDA is achieved or exceeded for the PBRSUs, the Multiplier opens and achievement of the Multiplier goals as follows determines the payout:

	0% Payout	100% Payout
Market Share Growth (Weight 60%)	5.599%	5.900%
Revenue (Weight 40%)	$5.4 billion	$5.8 billion

The Multiplier allows participants to earn an additional 100% of the base grant at 100% achievement of the Multiplier metrics. Thus, the participant’s total award opportunity is two times the base grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	159,575	159,575	319,150
Bernard Gutmann	47,493	47,493	94,986
William A. Schromm	41,794	41,794	83,588
Mamoon Rashid	26,596	26,596	53,192

Adjusted EBITDA for the performance period was $933.0 million, resulting in achievement of an attainment level of 66.5% and the vesting of the following amounts for each of the Named Executive Officers for the first tranche of the 2015 PBRSUs: Mr. Jackson: 53,059; Mr. Gutmann: 15,791; Mr. Schromm: 13,896; Mr. Hall: 12,633; and Mr. Rashid: 8,843. An equal amount will vest on the anniversary of the grant date in 2018 if the executive remains employed on that date. Because the target goal for Adjusted EBITDA was not achieved, the Multiplier did not open, and no Multiplier shares were earned.

Under the 2015 PBRSU award agreements, Adjusted EBITDA means the Company’s consolidated earnings before interest (income or expense), taxes, depreciation and amortization for the applicable performance measurement period, adjusted to exclude the following: (i) restructuring, asset impairments and other, net; (ii) goodwill and intangible asset impairment; (iii) interest expense and interest income; (iv) income tax provision; (v) third party acquisition related costs; (vi) net income attributable to non-controlling interests; (vii) depreciation and amortization; (viii) actuarial gains or losses on pension plans and other pension benefits; (ix) gain or loss on acquisitions; (x) gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; (xi) expensing of inventory fair market value step up; (xii) extraordinary items; and (xiii) in certain cases, unusual/non-recurring material items.

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine adjusted non-GAAP EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested 2015 PBRSUs will be canceled and forfeited. If a Named Executive Officer’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan, unless otherwise defined in the officer’s employment agreement), any previously unvested 2015 PBRSUs that have been earned will become vested.

The Company has filed a form of award agreement for the 2015 PBRSUs as an exhibit to its filings under the Exchange Act.

2015 Awards of Time-Based RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2015 awards of time-based RSUs vest annually in equal amounts over a three year period on each anniversary of the grant date through March 2, 2018. Compensation Committee approval is not required for vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

2014 Awards of Equity

In February 2014, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2013, the Compensation Committee granted awards to each Named Executive Officer of the Company in 2014. The awards consisted of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 187,166 PBRSUs and 187,166 RSUs; Mr. Gutmann 58,824 PBRSUs and 58,824 RSUs; Mr. Schromm 42,781 PBRSUs and 42,781 RSUs; and Mr. Rashid 32,086 PBRSUs and 32,086 RSUs. In addition, the Compensation Committee approved a promotional grant of 30,644 time-based RSUs to Mr. Schromm in August of 2014. Mr. Hall was not a Named Executive Officer in 2014.

2014 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The performance period for the 2014 PBRSU awards began on January 1, 2014 and ended on December 31, 2014, and the awards vest in equal amounts in years 1, 2, and 3, subject to the attainment of the threshold performance goal in year 1. The amount to be earned in year 1 vested on the date the Company filed its Annual Report on Form 10-K for the 2014 fiscal year since the performance goal was achieved for the performance period at above threshold. An equal amount vested in 2016 and 2017 as each such officer continued to be employed on the anniversary of the grant date.

The applicable performance measures for the 2014 PBRSUs are as follows and include straight line interpolation between threshold and target Adjusted EBITDA.

Performance Measurement Period (based on the Company’s annual reporting period)	Measurement Period #	Portion of Units Eligible for Vesting	Performance Goals (dollars in millions)	Vesting Date
			Adjusted EBITDA
FY 2014	1	100%	Threshold – $460	Date on which the Company files its Form 10-K for FY 2014
			Target – $540

In 2014, the Company added a Multiplier to the PBRSU awards for certain key individuals, including the Named Executive Officers. Once the target performance goal for Adjusted EBITDA is achieved or exceeded for the PBRSUs, the Multiplier opens and achievement of the Multiplier metrics as follows determines the payout:

	0% Payout	100% Payout
Market Share Growth (Weight 60%)	4.680%	4.851%
Revenue (Weight 40%)	3.25%	8.25%

The Multiplier allows participants to earn an additional 100% of the base grant at 100% achievement of the Multiplier metrics. Thus, the participants total award opportunity is two times the base grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	187,166	187,166	374,332
Bernard Gutmann	58,824	58,824	117,648
William A. Schromm	42,781	42,781	85,562
Mamoon Rashid	32,086	32,086	64,172

For 2014, Adjusted EBITDA was $578.4 million, market share growth was 5.11% and revenue growth was 13.62%, resulting in the vesting of 100% of eligible shares in 2014. Of these shares, one-third vested in 2015, an equal amount vested on the anniversary of the grant date in 2016 and 2017.

Under the 2014 PBRSU award agreements, Adjusted EBITDA means the Company’s consolidated earnings before interest (income or expense), taxes, depreciation and amortization for the applicable performance measurement period, adjusted to exclude the following: (i) restructuring, asset impairments and other, net; (ii) goodwill and intangible asset impairment; (iii) interest expense and interest income; (iv) income tax provision; (v) net income attributable to non-controlling interests; (vi) depreciation and amortization; (vii) actuarial gains or losses on pension plans and other pension benefits; (viii) gain or loss on acquisitions; (ix) acquisition related expenses; (x) gain or loss on debt repurchase, debt exchange, and early extinguishment of debt; (xi) expensing of inventory fair market value step up; (xii) extraordinary items; and (xiii) in certain cases, unusual/non-recurring material items.

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine adjusted non-GAAP EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested PBRSUs will be canceled and forfeited. If a Named Executive Officer’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan, unless otherwise defined in the officer’s employment agreement), any previously unvested PBRSUs that have been earned will become vested.

The Company has filed a form of award agreement for the 2014 PBRSUs as an exhibit to its filings under the Exchange Act.

2014 Annual Awards of Time-Based RSUs and Promotion Grant of Time-Based RSUs to Mr. Schromm. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2014 awards of time-based RSUs vest annually in equal amounts over a three year period on each anniversary of the grant date through March 3, 2017 or, for Mr. Schromm’s promotion grant, through September 2, 2017. Compensation Committee approval is not required for vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

Other Material Factors – Summary Compensation Table and Grants of Plan-Based Awards Table

For additional information regarding the material terms of each Named Executive Officer’s employment agreement, see “Employment, Severance, and Change in Control Agreements and Arrangements” in this proxy statement. For additional information regarding other material factors related to the Summary Compensation Table and Grants of Plan-Based Awards in 2016

Table, including, but not limited to, an explanation of the amount of salary and bonus in proportion to total compensation, see the CD&A under “Elements of Our Compensation Program — Base Salary” and “Elements of Our Compensation Program — Semi-Annual Cash Incentive Programs” in this proxy statement

Outstanding Equity Awards At Fiscal Year-End 2016

Options							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned- Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Jackson	03/05/2012	476,191	0		8.40	03/05/2019
	03/03/2014						62,388	796,071
	03/03/2014						124,776	1,592,142
	03/02/2015						106,383	1,357,447
	03/02/2015						53,058	677,020
	03/07/2016						255,272	3,257,271
	03/07/2016								255,272	3,257,271
Bernard Gutmann	03/03/2008	20,000	0		5.93	03/03/2018
	03/05/2012	6,667	0		8.40	03/05/2019
	10/01/2012	163,266	0		6.13	10/01/2019
	03/03/2014						19,608	250,198
	03/03/2014						39,216	500,396
	03/02/2015						31,662	404,007
	03/02/2015						15,791	201,493
	03/07/2016						77,692	991,350
	03/07/2016								77,692	991,350
William A. Schromm	03/05/2012	54,366	0		8.40	03/05/2019
	03/03/2014						14,260	181,958
	03/03/2014						28,520	363,915
	09/02/2014						10,214	130,331
	03/02/2015						27,862	355,519
	03/02/2015						13,896	177,313
	03/07/2016						94,340	1,203,778
	03/07/2016								94,340	1,203,778

William M. Hall	03/05/2012	54,366	0	8.40	03/05/2019
	03/03/2014					14,260	181,958
	03/03/2014					28,520	363,915
	03/02/2015					25,329	323,198
	03/02/2015					12,633	161,197
	03/07/2016					72,143	920,545
	03/07/2016							72,143	920,545
Mamoon Rashid	03/05/2007	17,500	0	9.21	03/05/2017
	03/03/2008	18,000	0	5.93	03/03/2018
	09/02/2008	20,000	0	9.14	09/02/2018
	12/05/2011	5,000	0	8.11	12/05/2018
	03/05/2012	9,000	0	8.40	03/05/2019
	03/03/2014					10,695	136,468
	03/03/2014					21,390	272,936
	03/02/2015					17,730	226,235
	03/02/2015					8,843	112,837
	03/07/2016					44,396	566,493
	03/07/2016							44,396	566,493

(1)

In general, options vest pro rata over a four-year period beginning on the first anniversary of the date of grant, subject to the Company’s 2000 SIP, Amended and Restated Plan, or relevant acquired stock incentive plan and the respective grant agreement, with the exception of options granted on March 5, 2012. For options granted on March 5, 2012, the options vested as follows: approximately 25% on March 13, 2013 and approximately 6.25% quarterly thereafter on each June 5, September 5, December 5, and March 5, up to and including March 5, 2016, subject to the terms and conditions of the Amended and Restated Plan and the related grant agreement.

(2)

Except as described below, this column represents outstanding awards of time-based RSUs. The awards vest pro rata over a three-year period, on each anniversary of the date of grant, subject to the Amended and Restated Plan and relevant grant agreement. We describe the 2014 RSUs in more detail above under the heading “2016, 2015, and 2014 Awards of Equity — 2014 Annual Awards of Time-Based RSUs and Promotion Grant of Time-Based RSUs to Mr. Schromm.” We describe the 2015 RSUs in more detail above under the heading “2016, 2015, and 2014 Awards of Equity — 2015 Awards of Time-Based RSUs.” We describe the 2016 RSUs in more detail above under the heading “2016, 2015, and 2014 Awards of Equity – 2016 Awards of Time-Based RSUs” and in the CD&A under the heading “Elements of our Compensation Program — Long-Term Incentives.” The amounts in this column for the second listed award granted on March 3, 2014 and the second listed award granted on March 2, 2015 for each officer represent PBRSUs for which the performance condition has been satisfied and the remaining amount is to vest based solely on the passage of time. We describe these PBRSUs, including the vesting of the PBRSUs, above under “2016, 2015, and 2014 Awards of

Equity — 2014 Awards of Equity — 2014 Awards of PBRSUs” and “2015 Awards of Equity — 2015 Awards of PBRSUs.”

(3)

The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2016 ($12.76 per share as of December 30, 2016) by the number of RSUs or PBRSUs listed for the specified officer. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2016.

(4)

This column represents outstanding PBRSU awards that remain subject to a performance condition (not including the Multiplier Shares) and includes the target base number of PBRSUs that would vest assuming that all performance goals for the base shares are achieved. The number of threshold, target and maximum shares are also described in columns (f), (g), and (h) of the Grant of Plan-Based Awards table above in this proxy statement. These awards are subject to the Amended and Restated Plan and relevant grant agreements. We describe these PBRSUs, including the vesting of the PBRSUs, above under “2016, 2015, and 2014 Awards of Equity” and, as to the 2016 awards, in the CD&A under the heading “Elements of our Compensation Program — Long-Term Incentives.” The amounts in this column do not necessarily represent the number of shares used for expensing purposes or the number of awards which were expected to vest as of December 31, 2016. For the amount of awards expected to vest as of a recent date, see footnote (1) to the Summary Compensation Table above in this proxy statement. The estimated number of units which are expected to vest are evaluated and adjusted each reporting period, as necessary, in connection with the Company’s quarterly and annual financial statements.

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized On Exercise ($)(2)	Number of Shares Acquired On Vesting (#)(3)	Value Realized On Vesting ($)(4)
(a)	(b)	(c)	(d)	(e)
Keith D. Jackson	414,800	1,469,520	458,324	4,227,320
Bernard Gutmann	59,000	196,487	111,059	1,018,719
William A. Schromm	120,000	598,981	119,987	1,126,243
William M. Hall	70,000	195,440	109,304	1,008,990
Mamoon Rashid	-	-	74,001	681,744

(1)	This column represents the number of shares underlying options that were exercised by the Named Executive Officer in 2016.

(2)

If the officer executed a same-day-sale transaction, the value realized equals the difference between the per share exercise price of the option and the per share sales price upon sale, multiplied by the number of shares for which the option was exercised. If the officer executed an exercise and hold transaction, the value realized equals the difference between the per share exercise price of the option and the fair market value of a share of our common stock on such date of exercise, multiplied by the number of shares for which the option was exercised.

(3)	This column represents the total number of shares underlying RSUs that vested in 2016, including PBRSUs.

(4)

The value realized equals the number of shares of stock vested multiplied by the market value of a share of our common stock on the date of vesting or the next prior trading date if the vesting date is not a trading date.

Employment, Severance, and Change in Control Agreements and Arrangements

We currently have employment agreements with each of our Named Executive Officers. Each of the employment agreements described entitles the officer to a specified base salary and to a target percentage of base salary for purposes of our semi-annual cash incentive plans, subject to Board review from time to time or additional Board action. The employment agreements also generally provide for certain payments or benefits in the event of the termination of employment of the executive in various circumstances, including after a “Change in Control.” Unless otherwise specified in the description of the particular employment agreement, “Change in Control” has the meaning given in the 2000 SIP. Generally, the 2000 SIP defines “Change in Control” to mean the occurrence of any of the following events:

(i)      any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets or those of Semiconductor Components Industries, LLC to any person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

(ii)        the approval by the holders of our stock and the consummation of any plan or proposal for our liquidation or dissolution;

(iii)      any person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of Directors (the “Voting Stock”) of us and such person or Group has the power and authority to vote such shares;

(iv)      the actual replacement of a majority of the Board over a two-year period from the individual Directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved;

(v)      any person or Group shall have acquired shares of Voting Stock such that such person or Group has the power and authority to elect a majority of the members of our Board of Directors; or

(vi)      the consummation of a merger or consolidation of us with another entity in which holders of our stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Mr. Jackson

We entered into an employment agreement with Keith D. Jackson, our President and Chief Executive Officer, effective November 19, 2002, and amended from time to time, most recently on March 24, 2010. We agreed to employ Mr. Jackson in those capacities for three years, beginning January 1, 2003. Although the initial three year employment period has expired, the agreement is automatically extended for additional one-year periods, unless either party gives notice of non-renewal at least 60 days before the end of any such period. The agreement also requires us to cause Mr. Jackson to be elected to our Board of Directors.

The employment agreement entitles Mr. Jackson to a base salary, initially set at $500,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our bonus programs, subject to Board action and review from time to time. The employment agreement also provides Mr. Jackson with a monthly car allowance of up to $1,200.

Under the employment agreement, when he was first hired, Mr. Jackson also received options to purchase 1,000,000 shares of our common stock under our 2000 SIP and 200,000 shares of our common stock under our 1999 Founders Stock Option Plan as amended (“Founders Plan”) at an exercise price of $1.80 per share. These options vested in equal installments over a four year period beginning on the first anniversary of the date of grant. Those options were to expire at the first to occur of: (i) 90 days after termination for any other reason other than Cause, death or disability; (ii) two years after Mr. Jackson’s death, disability, or termination by us without Cause; (iii) the termination date if he is terminated for Cause; or (iv) ten years after the grant date.

The employment agreement also requires us to make specified payments to Mr. Jackson if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” “Cause” is defined to mean:

•	a material breach by Mr. Jackson of the employment agreement after notice and a reasonable period of time (not to exceed 30 days) to cure the breach;

•

the failure by Mr. Jackson to reasonably and substantially perform his duties under the employment agreement, other than as a result of physical or mental illness or injury, after notice and a reasonable period of time (not to exceed 30 days) to cure the failure;

•	willful misconduct or gross negligence which is materially injurious to us; or

•	the commission of a felony or other serious crime involving moral turpitude.

“Good Reason” means:

•	material breach of the employment agreement by us; or

•	material diminution of Mr. Jackson’s duties and responsibilities under the employment agreement;

in each case after providing us with notice and a reasonable period of time (not to exceed 30 days) to cure the breach or diminution. The employment agreement treats Mr. Jackson’s resignation for Good Reason as a termination by us without Cause.

Under the employment agreement, if Mr. Jackson’s employment is terminated without Cause or if he resigns for Good Reason, he will be entitled to receive accrued and unused vacation and base salary to the date of termination and additional payments of base salary at the rate in effect immediately prior to the termination date for a period of two years. We will pay the additional base salary in accordance with our normal payroll practices, provided that the amount of payments during the six-month period following Mr. Jackson’s date of termination does not exceed the separation pay exception amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (“409A”). Any amount subject to the separation pay exception in 409A will be paid in a lump sum on the six-month anniversary of the date of termination. If the Company determines in good faith that the separation pay exception in 409A does not apply as of Mr. Jackson’s date of termination, then this amount will be paid: (i) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the six-month anniversary of the date of termination; and (ii) thereafter in installments consistent with the Company’s normal payroll practices. To receive these payments, Mr. Jackson must execute a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in the employment agreement. The non-solicitation and non-compete covenants are effective for a period of two years following Mr. Jackson’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date. The agreement requires Mr. Jackson to seek comparable employment upon such termination, and the termination amount that we must pay will be offset by any amounts he earns from other comparable employment during the two-year payment period.

In the event of Mr. Jackson’s death or disability, the employment agreement requires us to pay him accrued but unused vacation, accrued but unpaid base salary, any bonus earned with respect to prior performance cycles under our incentive plans and an amount equal to the cash bonus he earned in the previous year times the percentage of the fiscal year that has passed prior to his termination.

If Mr. Jackson’s employment is terminated without “Cause” or he resigns for “Good Reason” within two years following a “Change in Control,” in addition to the other benefits provided in his employment agreement, we will provide continuation of medical benefits for the greater of two years after the date of termination or the remainder of Mr. Jackson’s employment period.

Mr. Gutmann

We entered into an employment agreement with Bernard Gutmann, our Executive Vice President, Chief Financial Officer, and Treasurer, effective September 26, 2012. The agreement does not have a specified termination date. The employment agreement entitles Mr. Gutmann to a base salary, initially set at $396,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our bonus programs, subject to Board action and review from time to time. In addition, the employment agreement entitles Mr. Gutmann to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Gutmann if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” “Cause” is defined to mean:

•	a material breach by Mr. Gutmann of the employment agreement;

•	the failure by Mr. Gutmann to reasonably and substantially perform his duties under the employment agreement (other than as a result of physical or mental illness or injury);

•	Mr. Gutmann’s willful misconduct or gross negligence which is materially injurious to us; and

•	the commission by Mr. Gutmann of a felony or other serious crime involving moral turpitude.

In the case of the first two events above, we must provide notice to Mr. Gutmann indicating in reasonable detail the events or circumstances that we believe constitute Cause and, if such breach or failure is reasonably susceptible to cure, provide Mr. Gutmann with a reasonable period of time (not to exceed 30 days) to cure such breach or failure.

“Good Reason” means:

•	a material breach of the employment agreement by us,

•

without Mr. Gutmann’s written consent, reducing his salary, as in effect immediately prior to such reduction, while at the same time not proportionately reducing the salaries of the other comparable officers of the Company, or

•

without Mr. Gutmann’s written consent, a material and continued diminution of his duties and responsibilities hereunder, unless he is provided with comparable duties and responsibilities in a comparable position (i.e., a position of equal or greater duties and responsibilities).

In the case of any of the events above, Mr. Gutmann must notify us within 30 days after the event or events which he believes constitute Good Reason and describe in such notice in reasonable detail such event or events and provide us a 30-day period after delivery of such notice to cure such breach or diminution.

If we terminate Mr. Gutmann’s employment without “Cause,” or he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Gutmann’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination in accordance with our normal payroll practice, subject to the restrictions set forth below; (iv) any earned but unpaid bonus for any prior performance cycle; and (v) a pro-rata portion of his bonus, if any, for the performance cycle in which the date of termination occurs based on achievement of the applicable performance criteria. The amount of payment set forth in (iii) above during the six-month period following Mr. Gutmann’s date of termination shall not exceed the severance pay exception limitation amount set forth in 409A and any amount payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a lump sum on the date that is six months after the date of termination. If the Company determines in good faith that the separation pay exception in 409A does not apply, then this amount shall be paid: (a) in an initial lump sum equal to six months’ base salary, net of applicable taxes and withholdings, on the date that is six months after Mr. Gutmann’s date of termination; and (b) thereafter in installments in accordance with ordinary payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, but in no event will payment be made for any performance cycle ending on December 31 before January 1, or after March 15, of the following year. If payment by such date is administratively impracticable, payment may be made at a later date as permitted under Treasury Regulation Section 1.409A-1(b)(4)(ii). We must also pay Mr. Gutmann’s health plan continuation premiums for up to one year following termination, and he would be entitled to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Gutmann must execute a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Gutmann’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Gutmann’s employment is terminated (without “Cause” or for “Good Reason”) within 24 months after a “Change in Control,” in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs or PBRSUs that were granted either on or before the date he signed his employment agreement or in connection with his promotion to be our Executive Vice President and Chief Financial Officer will vest and all such options (vested and unvested) will remain exercisable until the first to occur of: (i) one year after the date of termination; and (ii) either the tenth anniversary or seventh anniversary of the grant date of the options depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date. For Mr. Gutmann, the term Change in Control is defined in the Amended and Restated Plan, which is filed as Appendix A to this proxy statement.

Mr. Schromm

We entered into an employment agreement with William A. Schromm, our Executive Vice President and Chief Operating Officer, effective August 25, 2014. The agreement does not have a specified termination date. The employment agreement entitles Mr. Schromm to a base salary, initially set at $400,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Schromm to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Schromm if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Schromm’s employment agreement has the same definitions of “Cause” and “Good Reason” as in Mr. Gutmann’s employment agreement described above.

If we terminate Mr. Schromm’s employment without “Cause,” or he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Schromm’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination, subject to the restrictions set forth below, in accordance with our normal payroll practice and which shall begin on the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable; (iv) any earned but unpaid bonus for any prior performance cycle; and (v) a pro-rata portion of his bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount of payment set forth in (iii) above during the six-month period following Mr. Schromm’s date of termination shall not exceed the severance pay exception limitation amount set forth in 409A and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the date that is six months after the date of termination. If the Company determines in good faith that the separation pay exception in 409A does not apply, then this amount shall be paid: (a) in an initial lump sum equal to six months’ base salary, net of applicable taxes and withholdings, on the date that is six months after Mr. Schromm’s date of termination; and (b) thereafter in installments in accordance with ordinary payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, but in no event will payment be made for any performance period ending on December 31 before January 1, or after March 15, of the following year. If payment by such date is administratively impracticable, payment may be made at a later date as permitted under Treasury Regulation Section 1.409A-1(b)(4)(ii). We must also pay Mr. Schromm’s health plan continuation premiums for up to one year following termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Schromm must execute a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement, subject to an exception allowing him to communicate with governmental agencies regarding matters that are within the jurisdiction of such agencies. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Schromm’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Schromm’s employment is terminated (without “Cause” or for “Good Reason”) within two years after a “Change in Control,” in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs or PBRSUs that were granted on or before the date he signed his employment agreement, or in connection with Mr. Schromm’s promotion, will vest and all such options (vested and unvested) will remain exercisable until the first to occur of: (1) one year after the date of termination; and (2) either the tenth anniversary or the seventh anniversary of the grant date of such options, depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date. If we determine in good faith that the extension of the option’s exercise period results in the options being considered non-qualified deferred compensation subject to 409A, such extension shall not take effect.

Mr. Hall

We entered into an employment agreement with William M. Hall, currently our Executive Vice President and General Manager, Power Solutions Group, dated as of April 23, 2006. The agreement does not have a specified termination date. The employment agreement entitles Mr. Hall to a base salary, initially set at $270,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Hall to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Hall if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Hall’s employment agreement has substantially the same definition of “Cause” as in Mr. Gutmann’s employment agreement described above. “Good Reason” means:

•	a material breach of the employment agreement by us,

•	reducing Mr. Hall’s salary while at the same time not proportionately reducing the salaries of the other executive officers of the Company, or

•	a material and continued diminution of Mr. Hall’s duties and responsibilities under the employment agreement.

In the case of any of the events above, Mr. Hall must notify us within 30 days after the event or events which he believes constitute Good Reason and describe in such notice in reasonable detail such event or events and provide us a 30-day period after delivery of such notice to cure such breach or diminution.

If we terminate Mr. Hall’s employment without “Cause,” or he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Hall’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination, which, subject to the restrictions set forth below, shall be paid in accordance with our normal payroll practice and which shall begin on the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable; (iv) any earned but unpaid bonus for the prior performance cycle; and (v) a pro-rata portion of his bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount of payment set forth in (iii) above during the six-month period following Mr. Hall’s date of termination shall not exceed the severance pay exception limitation amount set forth in 409A and any amount that is subject to the separation pay exception limitation shall be paid in a single lump sum on the date that is six months after the date of termination. If the Company determines in good faith that the separation pay exception in 409A does not apply, then this amount shall be paid: (a) in an initial lump sum equal to six months’ base salary, net of applicable taxes and withholdings, on the date that is six months after Mr. Hall’s date of termination; and (b) thereafter in installments in accordance with ordinary payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, but in no event will payment be made for any performance period ending on December 31 before January 1, or after March 15, of the following year. If payment by such date is administratively impracticable, payment may be made at a later date as permitted under Treasury Regulation Section 1.409A-1(b)(4)(ii). We must also pay Mr. Hall’s health plan continuation premiums for up to one year following termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Hall must execute a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Hall’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Hall’s employment is terminated (without “Cause” or for “Good Reason”) within two years after a “Change in Control,” in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs or PBRSUs that were granted in connection with Mr. Hall’s original employment in 2006 will vest.

Mr. Rashid

We entered into an employment agreement with Mamoon Rashid, our Senior Vice President, Strategic Business Ventures, effective January 7, 2013. The agreement does not have a specified termination date. The employment agreement entitles Mr. Rashid to a base salary, initially set at $330,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Rashid to a monthly car allowance of $1,200 while working in the United States and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Rashid if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Rashid’s employment agreement has the same definition of “Cause” and “Good Reason” as in Mr. Gutmann’s employment agreement described above.

If we terminate Mr. Rashid’s employment without “Cause,” or he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Rashid’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination, subject to the restrictions set forth below, in accordance with our normal payroll practice and which shall begin on the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable; (iv) any earned but unpaid bonus for any prior performance cycle; and (v) a pro-rata portion of his bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount of payment set forth in (iii) above during the six-month period following Mr. Rashid’s date of termination shall not exceed the severance pay exception limitation amount set forth in 409A and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the date that is six months after the date of termination. If the Company determines in good faith that the separation pay exception in 409A does not apply, then this amount shall be paid: (a) in an initial lump sum equal to six months’ base salary, net of applicable taxes and withholdings, on the date that is six months after Mr. Rashid’s date of termination; and (b) thereafter in installments in accordance with ordinary payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, but in no event will payment be made for any performance period ending on December 31 before January 1, or after March 15, of the following year. If payment by such date is administratively impracticable, payment may be made at a later date as permitted under Treasury Regulation Section 1.409A-1(b)(4)(ii). We must also pay Mr. Rashid’s health plan continuation premiums for up to one year following termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Rashid must execute a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Rashid’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Rashid’s employment is terminated (without “Cause” or for “Good Reason”) within two years after a “Change in Control,” in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs or PBRSUs that were granted on or before the date he signed his employment agreement, or in connection with Mr. Rashid’s promotion, will vest and all such options (vested and unvested) will remain exercisable until the first to occur of (1) one year after the date of termination and (2) either the tenth anniversary or the seventh anniversary of the grant date of such options, depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date. If we determine in good faith that the extension of the option’s exercise period results in the options being considered non-qualified deferred compensation subject to 409A, such extension shall not take effect.

Pursuant to a separate Retention Bonus Agreement, Mr. Rashid was also entitled to a $200,000 retention bonus, paid up front, and to be made non-refundable upon the fulfillment of certain conditions, including that Mr. Rashid maintain continuous employment with us for two years.

Potential Payments Upon Termination of Employment or Change in Control

In the tables below, we summarize the estimated payments that will be made to each of our Named Executive Officers upon a termination of employment in the various circumstances listed. The table for each Named Executive Officer should be read together with the description of that officer’s employment agreement above. Unless we note otherwise in the individual table, the major assumptions that we used in creating the tables are set forth directly below.

Date of Termination. The tables assume that any triggering event (i.e., termination, resignation, Change in Control, death, or disability) took place on December 31, 2016, with base salaries in effect at the end of the 2016 fiscal year being used for purposes of any severance payout calculation.

Off-setting employment. For purposes of the table, we have assumed that each Named Executive Officer was not able to obtain comparable employment during the applicable period, which would off-set the Company’s severance payment obligations if such term was set forth in his employment agreement.

Price Per Share of Common Stock. Calculations requiring a per share stock price are made on the basis of the closing price of $12.76 per share of our common stock on the NASDAQ Global Select Market on December 30, 2016.

Cash Payment upon a Change in Control. No cash payment will be made solely because of a Change in Control. For each Named Executive Officer, the cash payments described under the heading “Termination Following a Change in Control” would be triggered upon a termination without Cause or resignation for Good Reason within two years following a Change in Control.

Equity Acceleration upon a Change in Control. The terms and provisions of the 2000 SIP as in effect prior to the adoption of the Amended and Restated Plan, will continue to govern prior awards until all stock awards granted prior to the adoption of the Amended and Restated Plan have been exercised, forfeited, canceled, expired, or otherwise terminated in accordance with the terms of such grants. Under both the 2000 SIP and the Amended and Restated Plan, the Board of Directors of the Company, in its discretion, can provide for acceleration of the vesting and the lapse of restrictions on all outstanding options or other awards upon a Change in Control (as defined in the 2000 SIP or the Amended and Restated Plan, as the case may be). Generally, under the award agreements for awards granted under the 2000 SIP and the Amended and Restated Plan, outstanding options, RSUs and the earned portion of any PBRSUs (including any shares earned under a multiplier component) vest automatically if the Company terminates the officer’s employment with the Company without Cause, including a deemed termination for Good Reason (as these terms are defined in the applicable award agreement), within two years following a Change in Control.

Medical and Other Benefits. The tables below do not include certain medical, disability, or outplacement services benefits that may be payable on termination as set forth in the Named Executive Officers’ employment agreements. We also do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis. As described in their employment agreements, Messrs. Gutmann, Schromm, Hall, and Rashid are generally entitled to Company-paid continuation of group health plan benefits under COBRA regulations for a period of up to one year following termination without Cause or resignation for Good Reason (including circumstances involving a Change in Control). Mr. Jackson is entitled to the continuation of group health plan benefits under COBRA for a period of up to two years upon a termination without Cause or resignation for Good Reason within two years following a Change in Control. As of December 31, 2016, the monthly cost of such benefits for such officers ranged between approximately $339 to $1,275 depending on the medical, dental, and vision elections and dependent enrollment. Finally, the tables do not include amounts (see footnote (5) to the Summary Compensation Table) payable by the Company on behalf of each Named Executive Officer to cover the cost of an additional $500,000 of life insurance, which insurance benefit is not generally available to all employees on a non-discriminatory basis and would be realized in the event of the death of the Named Executive Officer. Messrs. Gutmann, Schromm, Hall, and Rashid are also entitled to outplacement services following a termination without Cause or resignation for Good Reason in an amount not to exceed $5,000.

Retirement. A normal retirement is treated as a resignation other than for Good Reason in the tables. Upon retirement, Named Executive Officers would receive earned but unpaid salary and accrued but unused vacation time.

Cash Incentive Program. We describe our cash incentive program in the CD&A under “Elements of Our Compensation Program — Semi-Annual Cash Incentive Programs.”

The following table describes the potential payments upon termination or a change in control of the Company for Keith D. Jackson, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:
Base Salary	1,850,000 (1)	1,850,000 (1)	0	0	0	0
Cash Incentive	0	0	0	743,077 (2)	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0	10,937,221 (3)	0 (4)	0	0	0
Total:	1,850,000 (1)	12,787,221	0 (4)	743,077 (2)	0	0

(1)

Mr. Jackson’s severance payment following a termination without Cause or a resignation for Good Reason is equal to two years of annual base salary. Mr. Jackson’s base salary at the end of fiscal 2016 was $925,000.

(2)

In the event Mr. Jackson is terminated due to death or disability, Mr. Jackson or his estate is entitled to any bonus earned with respect to prior performance cycles and an amount equal to the cash bonus he earned in the previous year times the percentage of the fiscal year that has passed prior to his termination. For purposes of this column, we have assumed that Mr. Jackson’s death or disability was as of December 31, 2016 and that his cash incentive bonus for the second half of 2016 was earned but unpaid at that time. Mr. Jackson’s cash incentive bonus for the second half of 2016 was $743,077.

(3)

Assumes that the vesting of outstanding awards has occurred due to a termination of employment upon or following a Change in Control as described above under “Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2016 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)

The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a change in control of the Company for Bernard Gutmann, our Executive Vice President, Chief Financial Officer, and Treasurer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:
Base Salary	483,238 (1)	483,238 (1)	0	0	0	0
Cash Incentive	206,748 (2)	206,748 (2)	0	0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0	3,338,794 (3)	0 (4)	0	0	0
Total:	689,986	4,028,780	0 (4)	0	0	0

(1)

Mr. Gutmann’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Gutmann’s base salary at the end of fiscal 2016 was $483,238.

(2)

This amount anticipates that Mr. Gutmann is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Gutmann’s date of termination was as of December 31, 2016 and that his cash incentive bonus for the second half of 2016 was earned but unpaid at that time. Mr. Gutmann’s cash incentive bonus for the second half of 2016 was $206,748.

(3)

Assumes that the vesting of outstanding awards has occurred due to a termination of employment upon or following a Change in Control as described above under “Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2016 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)

The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a change in control of the Company for William A. Schromm, our Executive Vice President and Chief Operating Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:
Base Salary	478,400 (1)	478,400 (1)	0	0	0	0
Cash Incentive	202,240 (2)	202,240 (2)	0	0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0	3,616,592 (3)	0 (4)	0	0	0
Total:	680,640	4,297,232	0 (4)	0	0	0

(1)

Mr. Schromm’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Schromm’s base salary at the end of fiscal 2016 was $478,400.

(2)

This amount anticipates that Mr. Schromm is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Schromm’s date of termination was as of December 31, 2016 and that his cash incentive bonus for the second half of 2016 was earned but unpaid at that time. Mr. Schromm’s cash incentive bonus for the second half of 2016 was $202,240.

(3)

Assumes that the vesting of outstanding awards has occurred due to a termination of employment upon or following a Change in Control as described above under “Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2016 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)

The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a change in control of the Company for William M. Hall, our Executive Vice President and General Manager, Power Solutions Group.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:
Base Salary	430,996 (1)	430,996 (1)	0	0	0	0
Cash Incentive	161,240 (2)	161,240 (2)	0	0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0	2,871,357 (3)	0 (4)	0	0	0
Total:	592,236	3,463,593	0 (4)	0	0	0

(1)

Mr. Hall’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Hall’s base salary at the end of fiscal 2016 was $430,996.

(2)

This amount anticipates that Mr. Hall is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Hall’s date of termination was as of December 31, 2016 and that his cash incentive bonus for the second half of 2016 was earned but unpaid at that time. Mr. Hall’s cash incentive bonus for the second half of 2016 was $161,240.

(3)

Assumes that the vesting of outstanding awards has occurred due to a termination of employment upon or following a Change in Control as described above under “Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2016 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)

The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a change in control of the Company for Mamoon Rashid, our Senior Vice President, Strategic Business Ventures.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:
Base Salary	357,099 (1)	357,099 (1)	0	0	0	0
Cash Incentive	115,047 (2)	115,047 (2)	0	0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0	1,881,462 (3)	0 (4)	0	0	0
Total:	472,146	2,353,608	0 (4)	0	0	0

(1)

Mr. Rashid’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Rashid’s base salary at the end of fiscal 2016 was $357,099.

(2)

This amount anticipates that Mr. Rashid is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Rashid’s date of termination was as of December 31, 2016 and that his cash incentive bonus for the second half of 2016 was earned but unpaid at that time. Mr. Rashid’s cash incentive bonus for the second half of 2016 was $115,047.

(3)

Assumes that the vesting of outstanding awards has occurred due to a termination of employment upon or following a Change in Control as described above under “Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2016 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)

The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2016 were Gilles Delfassy (beginning on July 1, 2016), J. Daniel McCranie (until July 1, 2016), Atsushi Abe, Curtis J. Crawford, and Teresa Ressel. None of the members of the Compensation Committee during 2016 is or has been an officer or employee of the Company or any of its subsidiaries. During fiscal 2016, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2016, none of our executive officers served on the boards of directors or the compensation committees of any entities, one of whose executive officers served on our Board or Compensation Committee. None of our current or past executive officers has served on the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of disclosure controls and procedures that may have a material impact on the financial statements of the Company (including internal control over financial reporting) and the qualifications, independence, and performance of its independent registered public accounting firm. It has the sole authority and responsibility to select, oversee and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our disclosure controls and procedures (including internal control over financial reporting) and the overall quality of our financial reporting.

The Audit Committee, comprised at the time of four independent Outside Directors and operating under its written charter, has: (i) reviewed and discussed the audited financial statements with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Commission.

Based on its review and discussions listed above, as well as such other matters deemed relevant and appropriate by it, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Commission.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with GAAP or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

This report is submitted by the Audit Committee.

Alan Campbell, Chair

Atsushi Abe

Emmanuel T. Hernandez

Teresa M. Ressel

PRINCIPAL STOCKHOLDERS

Except as discussed in the footnotes below, the following table sets forth, as of March 23, 2017, certain information regarding any person who is a beneficial owner of more than five percent of our common stock. The percentages of class amounts set forth in the table below are based on 420,101,115 shares of our common stock outstanding on March 23, 2017. The information with respect to the number of shares of common stock that the persons listed below beneficially own includes sole or shared voting power or investment power and is based solely on the information most recently filed by such persons with the Commission under the Exchange Act.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	30,159,648 (1)	7.2%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	31,607,993 (2)	7.5%

Capital International Investors, a division of Capital Research and Management Company 11100 Santa Monica Boulevard, 16th Floor Los Angeles, California 90025	30,762,802 (3)	7.3%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	26,168,341 (4)	6.2%

(1)

The number of shares of common stock for Janus Capital Management LLC (“Janus”) is based solely on the information contained in the Schedule 13G (Amendment No. 7) filed with the Commission on February 13, 2017. As a result of its role as investment adviser or sub-adviser to certain managed portfolios, Janus has sole voting and dispositive power with respect to 30,138,648 shares it beneficially owns and has shared power to vote or direct the disposition of 21,000 shares it beneficially owns. The shares reported for Janus include the holdings of INTECH Investment Management, of which Janus owns 97.11%, and Perkins Investment Management LLC, of which Janus owns 100%.

(2)

The number of shares of common stock for The Vanguard Group, Inc. (“Vanguard”) is based solely on the information contained in the Schedule 13G (Amendment No. 3) filed with the Commission on February 10, 2017. Vanguard has the sole power to dispose or to direct the disposition of 31,335,524 shares it beneficially owns, has the sole power to vote or to direct the vote of 245,418 shares it beneficially owns, has shared power to vote or to direct the vote of 47,885 shares it beneficially owns, and has shared power to dispose or direct the disposition of 272,469 shares it beneficially owns. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 224,584 shares of the Company’s common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 68,719 shares of the Company’s common stock as a result of its serving as investment manager of Australian investment offerings.

(3)

The number of shares of common stock for Capital International Investors division of Capital Research and Management Company (“Capital”) is based solely on the information contained in the Schedule 13G filed with the Commission on February 13, 2017. Capital has sole power to vote or direct the vote with respect to 25,817,202 shares that it beneficially owns and no shared voting power. It has sole power to dispose or direct the disposition of 30,762,802 shares that it beneficially owns and no shared dispositive power. These numbers include the holdings of Capital and the following subsidiaries of Capital that collectively provide investment management services under the name of Capital International Investors: Capital Guardian Trust Company, Capital International Limited, Capital International Sarl, Capital International K.K., and Capital International, Inc.

(4)

Based solely on the information contained in a Schedule 13G filed with the Commission by FMR LLC (“FMR”) and Abigail P. Johnson on February 14, 2017, FMR and Ms. Johnson are the beneficial owners of 26,168,341 shares of our common stock. FMR has sole power to vote or direct the vote with respect to 736,092 shares that it beneficially owns and no shared voting power. It has sole power to dispose or direct the disposition of 26,168,341 shares that it beneficially owns and no shared dispositive power. Ms. Johnson is a director, the Chairman and the Chief Executive Officer of FMR. Ms. Johnson and other members of the Johnson family own directly or indirectly 49% of the voting power of FMR and have entered into a voting agreement with respect to the shares owned. They do not, however, have the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 23, 2017, except as otherwise noted, certain information regarding beneficial ownership of our common stock by each Director, each Named Executive Officer, and our Directors and executive officers as a group. The percentages of class amounts set forth in the table below are based on 420,101,115 shares of common stock outstanding on March 23, 2017. Beneficial ownership includes sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 23, 2017 through the exercise of any stock option or similar security, or the vesting of RSUs, excluding PBRSUs, the vesting of which is based on performance.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned	Right to Acquire (1)	Total	Percentage of Class
Named Executive Officers
Keith D. Jackson	2,342,582	476,191	2,818,773	*
Bernard Gutmann	273,325	189,933	463,258	*
William A. Schromm	313,050	54,366	367,416	*
William M. Hall	279,482	54,366	333,848	*
Mamoon Rashid	169,323	14,000	183,323	*
Directors and Director-nominees (excluding CEO)
J. Daniel McCranie	181,679	-	181,679	*
Atsushi Abe	123,384	20,000	143,384	*
Alan Campbell	36,269	-	36,269	*
Curtis J. Crawford	207,490	-	207,490	*
Gilles Delfassy	24,818	-	24,818	*
Emmanuel T. Hernandez	169,104	-	169,104	*
Paul A. Mascarenas	52,528	-	52,528	*
Daryl A. Ostrander	72,458	20,000	92,458	*
Teresa M. Ressel	208,315	20,000	228,315	*

All Directors and Executive Officers as a group (19 persons)	5,104,202	900,012	6,004,214	1.4%

* Less than 1% of the total voting power of the outstanding shares of common stock.

(1)	This number includes shares of common stock issuable upon exercise of options or vesting of RSUs, excluding PBRSUs, the vesting of which is based on performance, within 60 days of March 23, 2017.

RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board, and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ listing standards, related party transactions are submitted to the Audit Committee for review and oversight.

We have a written policy on related party transactions (“Policy”) to which all employees are required to adhere. The Policy has been revised from time to time to, among other reasons, reflect changes to the Commission’s rules governing disclosure of related party transactions. The Policy provides for review and oversight requirements and related procedures with respect to transactions in which: (i) the Company was, is, or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related party had, has, or will have a direct or indirect material interest. The Policy intentionally defines “related party” to not only include parties set forth under the definitions contained in the NASDAQ rules but also to include additional parties such as commonly controlled affiliates of the Company, certain investments in other entities, and employee trusts. The Policy directs our law department to periodically distribute a list of all known related parties to certain employees responsible for monitoring potential related party transactions. All related party transactions must be reviewed by our Corporate Controller’s Office, in conjunction with our law department, for potential conflict of interest situations and related matters on an ongoing basis. Even related party transactions which do not require review and oversight by the Audit Committee (or other independent body of the Board of Directors) and public disclosure under the Commission’s rules and NASDAQ’s listing standards must be reported to our Corporate Controller’s Office (preferably prior to consummation of such transactions) so that our Corporate Controller’s Office, in conjunction with our law department, can review the transactions for conflicts of interest and related matters.

When review and oversight by the Audit Committee (or other independent body) is required, the Audit Committee (or other independent body) must be provided the details of such transactions, including, but not limited to, the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant party. Although the Policy has not set standards for review or approval of related party transactions, our Audit Committee (or other independent body), Corporate Controller’s Office and law department seek to ensure that all related party transactions are conducted at arms-length, on terms that are fair to the Company and in the best interests of the Company and its stockholders.

Related Party Transactions

Since January 1, 2016, there have been no related party transactions that are required to be reported as such under Commission rules. For transactions between us and our Named Executive Officers, see “Compensation of Executive Officers” generally and specifically “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” above. For a discussion of certain relationships pertaining to our Directors that were analyzed in connection with the Board’s independence determinations see “Management Proposals — Proposal No. 1: Election of Directors” above.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors and officers and persons who own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any of our equity securities. To our knowledge, based solely on a review of Forms 3, 4, and 5 furnished to us during the year ended December 31, 2016, all amendments thereto, and a representation from our Directors and Section 16 officers that no other reports were required, all Directors, officers and beneficial owners of greater than ten percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act made all filings required under Section 16(a) during 2016 on a timely basis.

MISCELLANEOUS INFORMATION

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We have retained Georgeson LLC (“Georgeson”) to assist in the distribution of proxy solicitation materials and the solicitation of proxies. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement and to limit its aggregate liability for its services. The estimated cost will be $14,000 plus additional fees relating to telephone solicitation of proxies and upon the occurrence of certain other contingencies, as well as other customary costs. In addition to the solicitation of proxies by mail, we will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in so doing. We may also use several of our regular employees, who will not be specially compensated, to solicit proxies personally or by telephone, telegram, facsimile, or special delivery letter.

Annual Report/Form 10-K

Our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K (without certain exhibits which are excluded from our Annual Report to Stockholders pursuant to Rule 14a-3(b) of the Exchange Act) for the fiscal year ended December 31, 2016, is being mailed concurrently with this proxy statement to all stockholders of record as of March 28, 2017. Those exhibits that are excluded from our Annual Report to Stockholders as described above are available for the cost of photocopying. To receive a copy, please write to: Investor Relations, ON Semiconductor Corporation, 5005 East McDowell Road, M/D-C302 Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com.

Stockholders Sharing the Same Address

If you hold your shares in “street name” and share the same address as another stockholder, you may receive only one set of proxy materials, including the annual report to stockholders, unless you have provided contrary instructions. If you hold your shares in “street name” and wish to receive a separate set of proxy materials and annual report or if you share the same address as another stockholder and are receiving multiple sets of proxy materials including the annual report to stockholders, and wish to receive only one set, you will need to contact your bank or brokerage firm. Registered holders are each provided a set of proxy materials including an annual report to stockholders; however, if you are a registered holder and would like an additional copy or, alternatively, if you share the same address as another stockholder and: (i) are receiving a single set of proxy materials, including the annual report to stockholders, and wish to receive multiple sets; or (ii) are receiving multiple sets of proxy materials, including the annual report to stockholders, and wish to receive only one set, please write to: Investor Relations

Department, ON Semiconductor Corporation, 5005 East McDowell Road, M/D-C302 Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; send an email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com. We will provide a copy as requested, as promptly as possible.

Other Business

Other than the election of Directors, the advisory vote on executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation, the ratification of PricewaterhouseCoopers as our independent registered public accounting firm, the amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 27,900,000 shares and effect certain other changes to such plan, the amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan to increase the cumulative total number of shares of common stock issuable thereunder from 23,500,000 to 28,500,000, the amendment to the ON Semiconductor Corporation Certificate of Incorporation to eliminate certain restrictions on removal of directors, and the amendment to the ON Semiconductor Corporation Certificate of Incorporation to increase the cumulative total number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares, we do not intend to bring any other matters to be voted on at the meeting. We are not currently aware of any other matters that will be presented by others for action at the meeting. If, however, other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized under the Exchange Act.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal policy for stockholder communications with the Board. Nevertheless, we do have a process by which stockholders can send communications to the Board, and every effort has been made to ensure that the Board or individual Directors, as applicable, hear the views of stockholders so that appropriate responses can be provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer, and Corporate Secretary, George H. Cave, at the address of our principal offices with a request to forward the same to the intended recipient. Substantive communications will generally be forwarded to the Board.

Stockholder Nominations and Proposals

Stockholders may present, and our Corporate Governance and Nominating Committee will consider, proposals for action at a future meeting if they comply with our bylaws and Commission rules. In November 2013, we amended our bylaws to allow a special meeting of stockholders to be called upon the written request (a “Special Meeting Request”) of stockholders who hold in the aggregate at least 25% of the voting power of our outstanding capital stock that is entitled to vote on the matters to be brought before the meeting. Subject to compliance with the requirements of the bylaws, a special meeting so requested will be held at such date, time and place as may be fixed by the Board but not more than (a) 120 days after receipt by our corporate Secretary of the properly submitted Special Meeting Request, if the request relates to matters other than the election of Directors, and (b) if the request relates to the election of Directors, 180 days after receipt by our corporate Secretary of the properly submitted Special Meeting Request. The requesting stockholders are required to provide specified information as provided in the bylaws relating to the matters to be considered at the special meeting.

Subject to advance notice provisions contained in our bylaws, a stockholder of record may also propose the nomination of someone for election as a Director at our annual meeting of stockholders by timely written notice to our Secretary. Generally, a notice is timely if received by our Secretary not less than 90 or more than 120 days before the date of the annual meeting. If, however, the date of the annual meeting has not been publicly disclosed or announced at least 105 days in advance of the annual meeting, then our Secretary must have received the notice within 15 days of such initial public disclosure or announcement. The notice must set forth: (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person as would be required to be disclosed under federal securities laws in a proxy statement relating to the election of Directors (including such person’s written consent to being named in the proxy statement as a nominee); (ii) the name and address of the nominating stockholder, as they appear on our books; and (iii) the class and number of shares that are owned beneficially and of record by the nominating stockholder on the date of the notice. In addition, not more than ten days after a request from our Secretary, the nominating stockholder must furnish to the Secretary such additional information as the Secretary may reasonably require. A nomination that does not comply with the above procedure and other procedures described in our bylaws will be disregarded.

Under the Commission rules, stockholder proposals for the 2018 annual meeting must be received at our principal executive offices, 5005 East McDowell Road, Phoenix, Arizona 85008, not later than December 14, 2017 to be considered for inclusion in next year’s proxy statement. Proposals to be presented at the annual meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with applicable advance notice provisions of our bylaws. You may contact our Secretary at the principal executive offices to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Generally, our bylaws provide that a stockholder may sponsor a proposal to be considered at the annual meeting if written notice of such proposal is timely received by our Secretary. Generally, a notice is timely given if received by our Secretary not less than 90 or more than 120 days before the date of the annual meeting. If, however, the date of the annual meeting has not been publicly disclosed or announced at least 105 days in advance of the annual meeting, then our Secretary must have received the notice within 15 days after the initial public disclosure or announcement of the date of the annual meeting.

The notice must set forth: (i) as to each matter the sponsoring stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the sponsoring stockholder as they appear on our books; (iii) the class and number of shares that are owned beneficially and of record by the sponsoring stockholder on the date of the notice; and (iv) any material interest of the sponsoring stockholder in such proposal. In addition, not more than ten days after a request from our Secretary, the sponsoring stockholder must furnish to the Secretary such additional information as the Secretary may reasonably require. A proposal that does not comply with the above procedure and other procedures described in our bylaws will be disregarded.

If any such matter is brought before an annual meeting, our management will use its discretionary authority to vote the shares subject to the proxies as the Board may recommend, to the extent allowed by our bylaws and applicable law.

Stockholders are urged to vote their shares as more fully described in the proxy card and above in this proxy statement under the heading “Proxy Statement.” Your prompt response is appreciated.

GEORGE H. CAVE

Executive Vice President, General Counsel, Chief Compliance &

Ethics Officer, Chief Risk Officer and Corporate Secretary

Dated:  April [12], 2017

APPENDIX A

[Text of Amended and Restated Plan with proposed changes shown.]

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED

STOCK INCENTIVE PLAN (AS AMENDED BY THE THIRD AMENDMENT

EFFECTIVE MAY 17, 2017)

EFFECTIVE DATE: MARCH 23, 2010

APPROVED BY SHAREHOLDERS: MAY 18, 2010

EXPIRATION DATE: ~~MARCH 23, 2020~~THE DATE OF THE COMPANY’S 2022

ANNUAL MEETING

ARTICLE 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, AND EXPIRATION DATE

1.1        Establishment.    Subject to the approval of its shareholders, ON Semiconductor Corporation, a Delaware corporation (the “Company”), hereby amends, restates and extends the term of the ON Semiconductor Corporation 2000 Stock Incentive Plan by the adoption of the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”), as set forth in this document. The terms and provisions of the Plan document, as in effect prior to the adoption of this amended and restated Plan document (which will sometimes be referred to below as the “2000 Plan”), will continue to govern prior awards until all stock awards granted prior to the adoption of this amended and restated Plan document have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The Plan permits the grant of Options, Restricted Stock Units, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Appreciation Rights and Stock Grant Awards. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.

1.2        Purpose.  The purpose of the Plan is to promote the success and enhance the long-term growth of the Company by linking the personal interests of the employees, officers and Non-Employee Directors of, and Consultants to, the Company and any Affiliate to those of the Company’s shareholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for Company shareholders. The Plan is further intended to provide flexibility to the Company and any Affiliate in their ability to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s and Affiliate’s operation is largely dependent.

1.3        Effective Date.    The Plan is effective as of the date it is approved by the Company’s Board of Directors (the “Effective Date”), but is subject to approval by the Company’s shareholders at its 2010 Annual Meeting. Any Awards granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

1.4        Expiration Date.   The Plan was originally scheduled to expire on March 23, 2020. Pursuant to the Third Amendment to the Plan, which was approved by the shareholders at the 2017 Annual Meeting, the Plan will expire on, and no Award may be granted under the Plan after, the ~~tenth (10) anniversary of the Effective Date unless the shareholders of the Company approve an extension of the Plan.~~date of the Company’s 2022 Annual Meeting. Any Awards that are outstanding on the ~~tenth anniversary~~ date of the ~~Effective Date (or such later expiration date as approved by the~~ Company’s ~~shareholders)~~2022 Annual Meeting shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 2

DEFINITIONS

2.1        Definitions.   When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a)        “Affiliate” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)        “Annual Meeting” or “Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.

(c)        “Award” means any Option, Restricted Stock Unit, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Appreciation Right or Stock Grant Award granted pursuant to the Plan.

(d)        “Award Agreement” means any written agreement or other document evidencing an Award.

(e)        “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)        “Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) has failed to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) has engaged in willful misconduct or gross negligence that is materially injurious to the Company or an Affiliate; (iii) has breached his duty of loyalty to the Company or an Affiliate; (iv) has without prior authorization removed from the premises of the Company or an Affiliate a document (of any media or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company or any of its Affiliates may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or any of its Affiliates may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment or services, it is discovered that such Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(g)        “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(h)        “Change in Control” means, except as otherwise provided in any Award Agreement, any one or more of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets of the Company that have a gross fair market value of 85% or more of the total gross fair market value of all of the assets of the Company immediately prior to the transaction (or the first transaction in a series of related transactions) to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the consummation of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (the “Voting Stock”) of the Company and such Person or Group has the power and authority to vote such shares; (iv) the actual replacement of a majority of the Board over a two-year period from the individual directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved; (v) any Person or Group shall have acquired shares of Voting Stock of the Company such that such Person or Group has the power and authority to elect a majority of the members of the Board of Directors of the Company; or (vi) the consummation of a merger or consolidation of the Company with another entity in which holders of the Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction. For purposes of the above definition, the term Person shall be defined as set forth Sections 13(d) and 14(d) of the Exchange Act.

The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of the term “Change in Control” that will apply for purposes of that Award Agreement that complies with the requirements of Section 409A of the Code.

(i)        “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(j)        “Committee” means the Compensation Committee or any such committee as may be designated by the Board to administer the Plan, provided that at all times the membership of such committee shall not be less than three (3) members of the Board. Each Committee member (or member of any applicable subcommittee of the Committee) must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

(k)       “Company” means ON Semiconductor Corporation, or any successor as provided in Section 21.4.

(l)        “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided however that a Consultant may become a Participant in this Plan only if allowed under the definition of an employee benefit plan in Rule 405 promulgated under the Securities Act of 1933, as amended, or other rules provided for registration on Form S-8 from time to time.

(m)      “Covered Employee” means an Employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.

(n)       “Disability” means, except as otherwise provided in an Award Agreement, the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. Any determination of Disability pursuant to this Plan is not an admission by the Company or an Affiliate that a Participant is disabled under federal or state law.

(o)       “Effective Date” means the date on which the Board approved the Plan as described in Section 1.3.

(p)       “Employee” means a common-law employee of the Company or an Affiliate.

(q)       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(r)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)        “Fair Market Value” means the closing price of one share of Stock as reported on the NASDAQ or any exchange on which the Stock is traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the closing price on the first immediately preceding business day on which the Stock was so traded.

(t)        “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which an Award to a prospective Employee, officer, Non-Employee Director or Consultant first becomes effective pursuant to Section 3.1, or (iii) such other date as may be specified by the Committee in the Award Agreement.

(u)        “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(v)        “Non-Employee Director” means a member of the Board of Directors of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(w)       “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(x)        “Option” means the right to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(y)        “Participant” means an individual who, as an Employee, officer or Non-Employee Director of, or Consultant to, the Company or any Affiliate, has been granted an Award under the Plan.

(z)        “Performance Compensation Award” means an Award granted to select Covered Employees pursuant to Article 7, 8 or 10 that is subject to the terms and conditions set forth in Article 11. All Performance Compensation Awards are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed by Section 162(m) of the Code.

(aa)      “Performance Cash Award” means an Award evidencing the right to receive a payment in cash as determined by the Committee.

(bb)      “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:

(i)        Earnings, Revenue and Cash Flow Metrics:   Earnings before interest (income or expense), taxes, depreciation and amortization (“EBITDA”); earnings before interest (income or expense) and taxes (“EBIT”); pre- or after-tax net income; revenue (gross or net); revenue from new products (gross or net); revenue growth; operating income (gross or net); net operating income after taxes (“NOPAT”); operating margin; cash flow; net cash flow; operating cash flow; free cash flow; gross margin; return on net assets; return on shareholders’ equity; return on investment or assets; return on capital; shareholder returns; gross or net profit margin; and earnings per share (diluted and fully diluted).

(ii)        Stock Price Metrics:  Stock price; Stock price growth; movement and average selling price of Stock; shares of Stock repurchased; dividends; and total shareholder return (“TSR”).

(iii)       Debt Related Metrics:  Debt coverage ratios; total debt; principle payments on debt; total long-term debt; current liabilities; accounts payable; net current borrowings; interest expense; and credit rating.

(iv)       Equity Related Metrics:  Retained earnings; total common equity; market capitalization; enterprise value; and total equity.

(v)        Expense Metrics:  Direct material costs; direct and indirect labor costs; direct and indirect manufacturing costs; costs of goods sold; sales, general and administrative expenses; operating and non-operating expenses; cash and non-cash expenses; tax expenses; and total expenses.

(vi)       Asset Utilization Metrics:      Cash; excess cash; accounts receivable; cash conversion cycle; work in process inventory; finished goods inventory; current assets; working capital; total capital; fixed assets; total assets; and plant utilization.

(vii)      Customer Metrics:  Average selling prices; selling prices; market share; customer satisfaction; customer service and care; on time delivery; order fill rate; strategic positioning programs; warranty rates; return rates; new product releases and development; channel performance; and channel inventory.

(viii)     Manufacturing Metrics:    Unit costs; cycle time; yield; and product quality.

(ix)       New Product Introduction Metrics:  Time to market; number of new products introduced; and return on investment on new products.

(x)        Project-Related Metrics:  Completion of major projects.

The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance Compensation Award that is subject to Article 11 will be set forth in the applicable Award Agreement and will include, but are not limited to, the above-listed Performance Criteria. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use in connection with any Performance Compensation Award for such Performance Period for such Participant.

(cc)    “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(dd)    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured. Except as set forth in Sections 7.4(c) and 8.5(c), in no event will the Performance Period for any Option, Restricted Stock Unit, Restricted Stock, Performance Share, Performance Share Unit, or Stock Appreciation Rights Award that vests based on the achievement of Performance Goals be less than twelve (12) months.

(ee)    “Performance Share” means a right granted to a Participant to receive a payment in the form of Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(ff)     “Performance Share Unit” means a right granted to a Participant to receive a payment in the form of Stock, cash, or a combination thereof, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(gg)    “Plan” means the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan.

(hh)    “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions pursuant to the relevant provisions of the Plan.

(ii)     “Restricted Stock” means Stock granted to a Participant pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.

(jj)     “Restricted Stock Unit” means the right granted to a Participant pursuant to Article 7 to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(kk)    “Separation from Service”  means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such Director has ceased to be a member of the Board.

(ll)        “Specified Employee” means certain officers and highly compensated Employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any Employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(mm)    “Stock” means the common stock of the Company.

(nn)      “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the excess of the Fair Market Value of one share of Stock on the date of exercise of the SAR over the grant price of the SAR as determined pursuant to Article 9 and the applicable Award Agreement.

(oo)      “Stock Grant Award” means the grant of Stock to a Participant.

(pp)      “Termination of Employment” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service.” In the case of any other Award, “Termination of Employment” will be given its natural meaning.

2.2    Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.

(a)        General.  Awards may be made to individuals who on the Grant Date of the Award are Employees, officers, or Non-Employee Directors of or Consultants to the Company or an Affiliate. Awards also may be made to prospective Employees, officers, Non-Employee Directors of, and Consultants to, the Company or an Affiliate in connection with written offers of an employment, consulting or advisory relationship with the Company or an Affiliate. No portion of any Award granted to a prospective Employee, officer, Non-Employee Director or Consultant will vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company or any Affiliate.

(b)        Foreign Participants.    The Committee may establish additional terms, conditions, rules or procedures as the Committee deems necessary or advisable to accommodate the rules or laws of applicable non-U.S. jurisdictions, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Participants who reside outside of the U.S. Moreover, the Committee may approve such sub-plans, supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such sub-plans, supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

3.2        Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4

ADMINISTRATION

4.1        Administration by the Committee.

(a)        General.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

(b)        Delegation to CEO.    Notwithstanding the above, pursuant to specific written delegation promulgated from time to time by the Committee, which delegation shall be consistent with applicable provisions of Delaware Law, and subject to such restrictions and limitations deemed appropriate by the Committee, the CEO shall have the authority to grant Awards, subject to terms and conditions set forth in the Award Agreement, to individuals to expedite the hiring process and retain talented Employees; provided, however, that such individuals will not upon hire or as existing Employees be (i) Covered Employees, or (ii) subject to Section 16 of the Exchange Act.

4.2        Authority of the Committee.  The Committee shall have the authority, in its sole discretion, without limitation, to determine: (i) the Participants who are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to Awards; (viii) the form of each Award Agreement, which need not be the same for each Participant, (ix) the other terms and provisions of any Award (which need not be identical); and (x) the schedule for lapse of forfeiture restrictions or restrictions on exercisability of an Award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee shall have the authority to modify existing Awards, subject to Article 17 of this Plan. Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance Compensation Award other than as provided in an Award Agreement.

4.3        Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.

4.4        Decisions Binding.  The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5

STOCK SUBJECT TO THE PLAN

5.1        Number of Shares.  Subject to Section 5.2 and Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be eighty-seven million (87,000,000), ~~fifty nine million one hundred thousand (59,100,000),~~ plus the number of shares of Stock subject to Awards that were previously granted pursuant to the 2000 Plan that again become available for the grant of an Award pursuant to Section 5.2 after February 17, 2010, less the number of shares of Stock subject to outstanding Awards made under the Plan since March 23, 2010 that have not terminated, expired, lapsed or been paid in cash. Any shares of Stock that may be issued in connection with Awards other than Options and SARs shall be counted against the shares available for grant pursuant to the previous sentence as 1.58 shares for every one share that may be issued in connection with such Award. Any shares of Stock that may be issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share. The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be six million (6,000,000). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose. As of February 17, 2010, thirty million seven hundred forty thousand one hundred sixty two (30,740,162) shares of Stock were available for the granting of Awards pursuant to the 2000 Plan. The difference between such number and the basic award pool of twenty six million one hundred thousand (26,100,000) that was initially approved by the Company’s shareholders at the Company’s 2010 Annual Meeting was cancelled and never became available for grant pursuant to the Plan.

5.2        Availability of Stock for Grant.  Subject to the express provisions of the Plan, if any Option or SAR Award granted under the Plan or the 2000 Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to such Award will again be Stock available for the grant of an Award. Similarly, subject to the express provisions of the Plan, if any Award other than an Option or SAR Award granted under the Plan or the 2000 Plan terminates, expires, lapses for any reason, or is paid in cash, the number of shares of Stock equal to 1.58 times the number of shares of Stock subject to such Award will again be Stock available for grant of an

Award. To the maximum extent permitted by applicable law and any securities exchange or NASDAQ rule, shares of Stock subject to any Award made pursuant to Article 15 shall not be counted against shares of Stock available for grant pursuant to this Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Option, SAR or any other Award will not become available for grant or sale under the Plan.

5.3        Adjustment in Capitalization.   In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

5.4        Annual Limitation on Number of Shares Subject to Options or SARs to a Covered Employee.  Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted pursuant to one or more Options or SARs to any one Participant, who is a Covered Employee, during any Company fiscal year shall be two million five hundred thousand (2,500,000).

5.5        Annual Limitation on Number of Shares Subject to Non-Employee Director Awards.   Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant that is a Non-Employee Director for any one calendar year is forty thousand (40,000) shares of Stock.

ARTICLE 6

STOCK OPTIONS

6.1        Grant of Options.   Subject to the provisions of Article 5 and this Article 6, the Committee, at any time and from time to time, may grant Options to such Participants and in such amounts as it shall determine.

(a)        Exercise Price.  No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b)        Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed seven (7) years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in the Award Agreement, an Option will lapse immediately if a Participant’s employment or services is terminated for Cause.

(c)        Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d)        Evidence of Grant.   All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.

(e)        No Repricing of Options.   The Committee shall not reprice any Options previously granted under the Plan.

(f)        Vesting Period.  In no event will the vesting period for any Option be less than twelve (12) months.

6.2        Incentive Stock Options.     Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a)        Exercise Price.  Subject to Section 6.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b)        Exercise.  In no event may any Incentive Stock Option be exercisable for more than seven (7) years from the date of its grant.

(c)        Lapse of Option.  An Incentive Stock Option shall lapse in the following circumstances:

(i)        The Incentive Stock Option shall lapse seven (7) years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)        The Incentive Stock Option shall lapse upon termination for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)      If the Participant has a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled expiration date of the Option; or (b) 12 months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)        Individual Dollar Limitation.      The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as may be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)        Ten Percent Owners.  An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(f)        Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10) anniversary of the Effective Date, unless the shareholders of the Company vote to approve an extension of the Plan.

(g)       Right to Exercise.    Except as provided in Section 6.2(c)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 7

RESTRICTED STOCK UNITS AND RESTRICTED STOCK

7.1       Grant of Restricted Stock Units and Restricted Stock.  Subject to the provisions of Article 5 and this Article 7, the Committee, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2       Restricted Stock Units.

(a)        Voting Rights.    During the Restricted Period, Participants holding the Restricted Stock Units granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Units prior to the issuance of such shares pursuant to the Plan.

(b)        Form and Timing of Payment.  Payment for any vested Restricted Stock Units issued pursuant to this Article 7 shall be made in one lump sum payment of shares of Stock, cash or a combination thereof, equal to the Fair Market Value (determined as of a specified date) of the number of shares of Stock equal to the number of vested Restricted Stock Units with respect to which the payment is made. The payment shall be made to the Participant on or before March 15 of the calendar year following the calendar year in which the Restricted Stock Units vest in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

(c)        Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Restricted Stock Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Restricted Stock Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

7.3       Grant of Restricted Stock.

(a)        Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant of the Award or thereafter.

(b)        Forfeiture.   Subject to Section 7.4(b), upon Termination of Employment or the failure to satisfy one or more Performance Criteria during the applicable Restricted Period, any remaining shares under the Restricted Stock Awards that are subject to the restrictions set forth in the Award shall be forfeited.

(c)        Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.4       Restricted Period and Vesting Conditions.

(a)        Restricted Period.   Except as set forth in Sections 7.4(b) and 7.4(c), the Restricted Period for any Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse solely based on the passage of time shall not be less than three (3) years and the Restricted Period for any Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse based on the satisfaction of Performance Criteria shall not be less than one (1) year. In either case, incremental amounts of the Restricted Stock or Restricted Stock Units may be released from restriction during the Restricted Period in accordance with the provisions of the Award Agreement.

(b)        Modification of Restrictions.    The Committee, in its discretion, may provide in the Award Agreement for any Restricted Stock or Restricted Stock Unit Award that restrictions or forfeiture conditions relating to the Restricted Stock or the Restricted Stock Units

will be waived in whole or in part in the event of a Termination of Employment due to death, Disability, retirement or the occurrence of a Change in Control.

(c)        De Minimis Exception.  The sum of the shares of Stock subject to any (i) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); (ii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); and (iii) Stock Grant Award may not exceed ~~ten~~five percent (~~10%~~ 5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

ARTICLE 8

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS

8.1        Grant of Performance Shares or Performance Share Units.    Subject to the provisions of Article 5 and this Article 8, Performance Shares or Performance Share Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Share Units granted to each Participant.

8.2        Goals for Performance Shares or Performance Share Units.   The Committee shall set Performance Goals for a particular Performance Period in its discretion which, depending on the extent to which the goals are met, will determine the ultimate value of the Performance Share or Performance Share Units to the Participant.

8.3        Form and Timing of Payment.  Payment for vested Performance Shares shall be made in Stock. Payments for vested Performance Share Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Share Units shall be made in one lump sum. As a general rule, payment for Performance Shares or Performance Share Units shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Shares or Performance Share Units arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

8.4        Performance Cash Awards.    Subject to the Provisions of Article 5 and this Article 8, Performance Cash Awards may be granted to Participants at any time and from time to time as determined by the Committee. A Performance Cash Award grants a Participant the right to receive an amount of cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period, as determined by the Committee. The Committee shall have complete discretion to determine the amount of any Performance Cash Award granted to a Participant. Payment for Performance Cash Awards shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Cash Award arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

8.5        Vesting Conditions for Performance Shares and Performance Share Units.

(a)        Vesting Period.   Except as set forth in Sections 8.5(b) and 8.5(c), no Performance Shares or Performance Share Units may fully vest during the one (1) year period following the Grant Date for such Performance Shares or Performance Share Units; provided, however, that the Performance Shares or Performance Share Units may vest in increments during such one (1) year period in accordance with the provisions of the Award Agreement.

(b)        Modification of Restrictions.    The Committee, in its discretion, may provide in the Award Agreement for any Performance Share or Performance Share Unit Award that such Performance Shares or Performance Share Units will vest in whole or in part in the event of a Termination of Employment due to death, Disability, retirement or the occurrence of a Change in Control.

(c)        De Minimis Exception.  The sum of the shares of Stock subject to any (i) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Stock Grant Award may not exceed ~~ten~~five percent (~~10%)~~ 5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

(d)        Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Performance Share or Performance Share Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Performance Share or Performance Share Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1        Grant of Stock Appreciation Rights.   Subject to the provisions of Article 5 and this Article 9, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options.

9.2        Exercisability of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than seven (7) years from the Grant Date.

9.3        Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, of the Fair Market Value of a share of Stock on the date of exercise over the price of the SAR fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by (b) the number of shares with respect to which the SAR is exercised.

9.4        Form and Timing of Payment.    Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.

9.5        No Repricing of SARs.  The Committee shall not reprice any SARs previously granted under the Plan.

9.6        Vesting Period.  In no event will the vesting period for any SARs be less than twelve (12) months.

ARTICLE 10

STOCK GRANT AWARDS

Subject to the provisions of Article 5 and this Article 10, Stock Grant Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant. All Stock Grant Awards will be evidenced by a written Award Agreement. The sum of the shares of Stock subject to any (i) Stock Grant Award; (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section  8.5(a) may not exceed ~~ten~~five percent (~~10%)~~ 5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

ARTICLE 11

PERFORMANCE COMPENSATION AWARDS

11.1       Grant of Performance Compensation Awards.    Options granted to Covered Employees pursuant to Article 6 and SARs granted to Covered Employees pursuant to Article 9 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Units or Restricted Stock Awards granted to Covered Employees pursuant to Article 7 and/or some or all of the Performance Shares, Performance Share Units or Performance Cash Awards granted to Covered Employees pursuant to Article 8 and/or some or all of the Stock Grant Awards granted to Covered Employees pursuant to Article 10 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance Compensation Award to the Covered Employee and the provisions of this Article 11 shall control over any contrary provision contained in Articles 7, 8 or 10. If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Article 11 shall not apply.

11.2      Applicability.    This Article 11 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance Compensation Awards. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance Compensation Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

11.3      Committee Discretion with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance Compensation Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, or any division or business unit thereof or the Participant or any group of Participants.

11.4      Establishment of Performance Goals.      The Performance Goals for any Performance Compensation Award granted pursuant to this Article 11 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance Compensation Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.

11.5      Performance Evaluation; Adjustment of Goals.  At the time that a Performance Compensation Award is first issued, the Committee, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:

(a)        Judgments entered or settlements reached in litigation;

(b)        The write down of assets;

(c)        The impact of any reorganization or restructuring;

(d)        The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e)        ~~Extraordinary non recurring items~~Items that are unusual in nature or infrequently occurring as described in Accounting ~~Principles Board Opinion No. 30~~Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;

(f)        The impact of any mergers, acquisitions, spin-offs or other divestitures; and

(g)        Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

11.6      Adjustment of Performance Compensation Awards.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance Compensation Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance Compensation Awards downward or to otherwise reduce the amount payable with respect to any Performance Compensation Award.

11.7      Payment of Performance Compensation Awards.  Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance Compensation Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Compensation Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.

11.8      Certification by Committee.  Notwithstanding any provisions to the contrary, the payment of a Performance Compensation Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.

11.9      Maximum Award Payable.  The maximum Performance Compensation Award payable to any one Participant for a Performance Period is two million five hundred thousand (2,500,000) shares of Stock. In addition, the maximum amount of cash payable under a Performance Compensation Award to any one Participant for a Performance Period is the dollar amount determined by multiplying two million five hundred thousand (2,500,000) by the Fair Market Value of one share of Stock as of the first day of the Performance Period.

ARTICLE 12

CHANGE IN CONTROL

If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have any obligation, to provide that all or part of outstanding Options, Stock Appreciation Rights, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. The acceleration of vesting of any Performance Compensation Awards shall be done in compliance with Section 162(m) of the Code.

ARTICLE 13

NON-TRANSFERABILITY

13.1      General.  The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.

13.2      Beneficiary Designation.  Notwithstanding Section 13.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.3      Stock Certificates.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction securities or other laws, rules and regulations and the rules of any exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 14

COMPANY DISCRETION

14.1      Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

14.2      Participant.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

14.3      No Rights to Awards.  No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

ARTICLE 15

SUBSTITUTION OF AWARDS

To the maximum extent permitted by applicable law and any securities exchange or NASDAQ rule, any Award may be granted under this Plan in substitution for awards held by any individual who is an employee of another corporation who becomes an Employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may be set forth in a notice of conversion or in such other form as the Committee deems appropriate and may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an Incentive Stock Option, no variation shall adversely affect the status of any substitute Award as an Incentive Stock Option under the Code. In addition, in the event that the award for which a substitute Award is being granted is a Non-Qualified Stock Option or a Stock Appreciation Right that otherwise satisfies the requirements of the “stock rights exception” to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any rule of any exchange or automated quotation system on which shares of Stock are listed, quoted or traded. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required to cause the benefits under the Plan (i) to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder or (ii) to comply with the provisions of Section 409A of the Code). Except as provided in Section 5.3, neither the Board, the CEO nor the Committee may, without the approval of the shareholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs; ~~or~~ (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; (f) expand the class of Participants eligible to receive an Award under the Plan; or (g) expand the types of Awards available for grant under the Plan. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 19.3.

ARTICLE 17

TAX WITHHOLDING

17.1      Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, ~~an~~up to the maximum amount ~~sufficient~~necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.   To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

17.2      Form of Payment.  To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

17.3      Tax upon Disposition of Shares Subject to Section 422 Restrictions.  In the event that a Participant shall dispose of, whether by sale, exchange, gift, the use of a qualified domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award), any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

ARTICLE 18

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board or the CEO shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

ARTICLE 19

REQUIREMENTS OF LAW

19.1      Requirements of Law.  The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock issued pursuant to the Plan. If the shares of Stock issued pursuant to the Plan may, in certain circumstances, be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

19.2      Governing Law.  The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Delaware. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.

19.3      Section 409A of the Code.

(a)        General Compliance.  Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Grant Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b)        Delay for Specified Employees.    If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)        Prohibition on Acceleration or Deferral.  Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

19.4      Securities Law Compliance.   With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

19.5      Restrictions.  Subject to Sections 7.4 and 8.5, the Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of NASDAQ or any other exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Awards.

ARTICLE 20

GENERAL PROVISIONS

20.1      Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder or in an Award Agreement. The interests of each Participant hereunder are unsecured and as such Participants and their beneficiaries shall be considered to be general creditors of the Company.

20.2      No Shareholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

20.3      Titles and Headings.  The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

20.4      Successors and Assigns.  The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

20.5      Survival of Provisions.    The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 13.3, shall remain in full force and effect.

APPENDIX B

[Text of ESPP with proposed changes shown.]

ON SEMICONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED BY THE AMENDMENT EFFECTIVE MAY 17, 2017)

1.        PURPOSE.  The purpose of this ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by eligible employees of ON Semiconductor Corporation (formerly known as SCG Holding Corporation) (the “Company”) and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

2.        DEFINITIONS.  For purposes of the Plan, in addition to the terms defined in Section 1, the following terms are defined:

(a)        “Board” means the Board of Directors of the Company.

(b)        “Cash Account” means the account maintained on behalf of a Participant by the Company for the purpose of holding cash contributions withheld from payroll pending investment in Stock.

(c)        “Code” means the Internal Revenue Code of 1986, as amended.

(d)        “Custodian” means Solomon Smith Barney or any successor or replacement appointed by the Board or its delagatee under Section 3(a).

(e)        “Earnings” means a Participant’s salary or wages, including bonuses, for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

(f)        “Fair Market Value” means the closing price of the Stock on the relevant date as reported on NASDAQ (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported; provided, however, that for any Offering Period beginning on the IPO Date, the Fair Market Value of the Stock on the first day of such Offering Period shall be deemed to be the price at which the Company’s Stock is offered under its initial public offering of Stock.

(g)        “IPO Date” means the date on which the Company’s initial public offering of Stock is consummated.

(h)        “Offering Period” means the period beginning on the IPO Date and ending on the last day of the next calendar quarter, and every three-month period thereafter. For Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to Participants residing in that jurisdiction is later than the day on which the Company’s initial public offering becomes effective, the Offering Period means the period beginning on the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to such Participants and ending on the last day of the next calendar quarter, and every three-month period thereafter.

(i)        “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.

(j)        “Purchase Right” means a Participant’s option to purchase Stock that is deemed to be outstanding during an Offering Period. A Purchase Right represents an “option” under Section 423 of the Code.

(k)        “Stock” means the common stock of the Company.

(l)         “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired under the Plan.

(m)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

3.        ADMINISTRATION.

(a)        Board Administration.  The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than its authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

(b)        The Custodian.  The Custodian will act as custodian under the Plan, and will perform duties under the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain Participants Stock Accounts and any subaccounts as may be necessary or desirable to administer the Plan.

(c)        Waivers.  The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance on an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

(d)        Other Administrative Provisions.  The Company will furnish information from its records as directed by the Board, and such records, including a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period in accordance with Code Section 423(b)(5).

4.         STOCK SUBJECT TO PLAN.  Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be ~~23~~28,500,000. If, at the end of any Offering Period, the number of shares of Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Stock then available under the Plan, the Board shall make a pro rata allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares of Stock purchased on the open market. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

5.         ENROLLMENT AND CONTRIBUTIONS.

(a)        Eligibility.  An employee of the Company or any Subsidiary designated by the Board may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary authorized to participate in the Plan on the first day of the Offering Period, unless one of the following applies to the employee:

(i)        such person has been employed by the Company or a Subsidiary less than 90 days; or

(ii)        such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week; or

(iii)      such person is customarily employed by the Company or a Subsidiary for not more than five months in any calendar year;

(iv)      such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Stock of the Company or any Subsidiary.

Notwithstanding the above, solely for purposes of the first Offering Period under the Plan, an employee who is employed by the Company or a Subsidiary on the first date of such Offering Period and who is otherwise eligible to participate in the Plan shall not be required to satisfy the 90 day employment period specified in 5(a)(i) above.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary designated by the Board and who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of section 7701(b)(1)(A))) will be ineligible to participate in the Plan if the offering is prohibited under the laws of the jurisdiction or if compliance with the laws of the jurisdiction would cause the offering to violate Section 423 of the Code. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall be effective for any individual who is employed by the Company or a Subsidiary designated by the Board and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

(b)        Initial Enrollment.  An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee’s election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least two weeks (or such other period determined by the Board) preceding such Offering Period.

(c)        Automatic Re-enrollment for Subsequent Offering Periods.  A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form designating a different rate of payroll contributions and such new enrollment form is received no later than two weeks (or such other period determined by the Board) prior to the beginning of the next Offering Period.

(d)        Payroll Contributions.  A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant’s Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, a Participant’s payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased for an Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which form must be received at least two weeks (or such other period determined by the Board) prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant’s new enrollment form is received.

(e)        Crediting Payroll Contributions to Cash Accounts.    All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant’s Cash Account as soon as practicable after the contributions are withheld from the Participant’s Earnings.

(f)        No Interest on Cash Accounts. No interest will be credited or paid on cash balances in Participant’s Cash Accounts pending investment in Stock.

6.        PURCHASES OF STOCK.

(a)        Purchase Rights.  Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

(i)         The purchase price of each share of Stock purchased for each Offering Period will equal 85% of the lesser of the Fair Market Value of a share of Stock on the first day of an Offering Period, or the Fair Market Value of a share of Stock on the last day of an Offering Period.

(ii)        Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(a)(i) with the aggregate amount credited to the Participant’s Cash Account as of the last day of an Offering Period.

(iii)      The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the lesser of: (1) 500 shares of Stock, or (2) the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

(iv)      The Purchase Right will be automatically exercised on the last day of the Offering Period.

(v)       Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)      The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

(b)        Purchase of Stock. At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant’s Cash Account will be applied by the Company to purchase Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company or in the open market, as the Board determines. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. After completing purchases for each Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.

(c)        Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant’s Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. The Company will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 15 calendar days) after a dividend payment date. The purchases will be made directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date or on the open market. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Stock Account will be credited to such Account.

(d)        Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant’s Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

(e)        Excess Account Balances.  If any amounts remain in a Cash Account following the date on which the Company purchases Stock for an Offering Period as a result of the limitation set forth in Section 6(a)(iii) or for any other reason, such amounts will be returned to the Participant as promptly as practicable.

7.          TERMINATION AND DISTRIBUTIONS.

(a)        Termination of Enrollment.  A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

(b)        Distribution. As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

8.           GENERAL.

(a)        Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(d)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

(b)        Statements to Participants. The Participant’s statement will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account (computed to at least three decimal places), and such other information as agreed to by the Custodian and the Company.

(c)        Compliance with Section 423. It is the intent of the Company that this Plan complies in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.        GENERAL PROVISIONS.

(a)        Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. In addition, the Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

(b)        Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

(c)        No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

(d)        Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

(e)        Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval. However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may (i) elect to terminate all outstanding Purchase Rights at such time as the Board may designate, and all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable, or (ii) shorten the Offering Period to such period determined by the Board and use amounts credited to a Participant Cash Account to purchase Stock.

(f)        No Rights to Participate; No Shareholder Rights.  No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).

(g)        Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

(h)        Plan Year. The Plan will operate on a plan year that begins on January 1 and ends December 31 in each year.

(i)        Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)        Effective Date. The Plan will become effective on the IPO Date, subject to the Plan being approved by shareholders of the Company, at a meeting by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. If the Plan is not approved in accordance with Section 423(b)(2) of the Code, each Participant’s Purchase Right shall be void and amounts credited to the Participant’s Cash Account shall be promptly returned to the Participant.

APPENDIX C

[Redlined to Reflect Proposed Changes to Article NINTH, Section (2) of the

Certificate of Incorporation of ON Semiconductor Corporation.]

(2) Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board, may be removed from office at any time, with or without cause, ~~but only for cause and only~~ by the affirmative vote of the holders of a majority of the shares then ~~the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation~~ entitled to vote at an ~~generally in the~~ election of directors~~, considered for purposes of this sentence as a single class~~. Any vacancy in the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

C-1

APPENDIX D

[Redlined to Reflect Proposed Changes to Article FOURTH, Section (1) of the

Certificate of Incorporation of ON Semiconductor Corporation.]

FOURTH: (1) The aggregate number of shares which the Corporation shall have authority to issue is ~~750~~1,250,100,000 of which 100,000 of said shares shall be par value $0.01 and shall be designated Preferred Stock, and ~~750~~1,250,000,000 of said shares shall be par value $0.01 per share and shall be designated Common Stock.

D-1

ON IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR each of the listed director nominees, FOR Proposals 2, 4, 5, 6, 7, and 8, and a frequency of one year for Proposal 3.
1. TO ELECT NINE DIRECTORS, EACH FOR A ONE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2018 OR UNTIL HIS OR HER
SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED, OR UNTIL THE EARLIER OF HIS OR HER DEATH, RESIGNATION, OR REMOVAL;
For Against Abstain For Against Abstain For Against Abstain
01 - Atsushi Abe 04 - Gilles Delfassy 07 - Paul A. Mascarenas
02 - Alan Campbell 05 - Emmanuel T. Hernandez 08 - Daryl A. Ostrander, Ph.D.
03 - Curtis J. Crawford, Ph.D. 06 - Keith D. Jackson 09 - Teresa M. Ressel
For Against Abstain 1 Year 2 Years 3 Years Abstain
2. TO VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE
COMPENSATION;
3. TO HOLD AN ADVISORY (NON-BINDING) VOTE ON
THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION; For Against Abstain
4. TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR;
5. TO APPROVE AN AMENDMENT TO THE ON
SEMICONDUCTOR CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 27,900,000 SHARES AND TO EFFECT CERTAIN OTHER CHANGES TO SUCH PLAN;
6. TO APPROVE AN AMENDMENT TO THE ON
SEMICONDUCTOR CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE CUMULATIVE TOTAL NUMBER OF SHARES OF COMMON STOCK
ISSUABLE THEREUNDER FROM 23,500,000 TO 28,500,000;
7. TO ADOPT AND APPROVE AN AMENDMENT TO THE ON
SEMICONDUCTOR CORPORATION CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN
RESTRICTIONS ON REMOVAL OF DIRECTORS;
8. TO ADOPT AND APPROVE AN AMENDMENT TO THE ON
SEMICONDUCTOR CORPORATION CERTIFICATE OF INCORPORATION TO INCREASE THE CUMULATIVE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 SHARES TO 1,250,000,000 SHARES; AND
9. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.
1UPX 3237902 +
02K21E

Stockholders who wish to view the Company’s Proxy Statement and Annual Report on the Internet, including those stockholders who have elected to receive these materials electronically, can view the 2017 Annual Meeting materials by directing their Internet browser to www.onsemi.com/annualdocs
PLEASE FOLD ALONG THE PERFORATION, AND DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — ON SEMICONDUCTOR CORPORATION
Meeting Details
Description - 2017 Annual Meeting of Stockholders
Date & Time - May 17, 2017 at 2:00 p.m. (local time)
Location - The Company’s Principal Offices at 5005 East McDowell Road, Phoenix, AZ 85008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
I appoint Alan Campbell, Keith D. Jackson, and George H. Cave, individually and together, proxies with full power of substitution, to vote all my shares of common stock of ON Semiconductor Corporation (the “Company”) which I have the power to vote, at the Annual Meeting of Stockholders to be held at the Company’s principal offices at 5005 East McDowell Road, Phoenix, AZ 85008 on May 17, 2017, at 2:00 p.m. local time and at any adjournments or postponements of the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE INDICATED, THE SHARES WILL BE VOTED AS FOLLOWS: (1) “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE; (2) “FOR” THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION; (3) A FREQUENCY OF “ONE YEAR” FOR THE ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; (4) “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR; (5) “FOR” THE APPROVAL OF AN AMENDMENT TO THE ON SEMICONDUCTOR CORPORATION AMENDED AND RESTATED STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 27,900,000 SHARES AND TO EFFECT CERTAIN OTHER CHANGES TO SUCH PLAN; (6) “FOR” THE APPROVAL OF AN AMENDMENT TO THE ON SEMICONDUCTOR CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE CUMULATIVE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 23,500,000 TO 28,500,000; (7) “FOR” THE ADOPTION AND APPROVAL OF AN AMENDMENT TO THE ON SEMICONDUCTOR CORPORATION CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN RESTRICTIONS ON REMOVAL OF DIRECTORS; AND (8) “FOR” THE ADOPTION AND APPROVAL OF AN AMENDMENT TO THE ON SEMICONDUCTOR CORPORATION CERTIFICATE OF INCORPORATION TO INCREASE THE CUMULATIVE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 SHARES TO 1,250,000,000 SHARES.
The proxies may vote according to their discretion on any other matter which may properly come before the meeting.
YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.